                                                                   EXHIBIT 10(i)


                                GERDAU STEEL INC.
                                   as Obligor

                                       and

                           GERDAU COURTICE STEEL INC.
                              GERDAU MRM STEEL INC.
                                 GUSAP PARTNERS
                                  as Borrowers

                                       and

                              CHASE SECURITIES INC.
                            SALOMON SMITH BARNEY INC.
                            THE TORONTO-DOMINION BANK
                    as Joint Arrangers and Joint Bookrunners

                                       and

                          THE INSTITUTIONS NAMED HEREIN
                                   as Lenders

                                       and

                            THE TORONTO-DOMINION BANK
                                    as Agent



================================================================================

                       AMENDED AND RESTATED LOAN AGREEMENT
                        INITIALLY DATED NOVEMBER 8, 1996
               AS FURTHER AMENDED AND RESTATED BY AGREEMENT DATED
                                OCTOBER 22, 2002

================================================================================


                          FASKEN MARTINEAU DUMOULIN LLP
                           TORONTO DOMINION BANK TOWER
                      P.O. BOX 20, TORONTO-DOMINION CENTRE
                                TORONTO, ONTARIO
                                     M5K 2N6

                                TABLE OF CONTENTS


                                                                                                     PAGE
                                                                                                     ----
ARTICLE 1   INTERPRETATION.........................................................................    6
     1.1    Definitions............................................................................    6
     1.2    Additional References..................................................................   42
     1.3    Gender and Number......................................................................   44
     1.4    Interest Act...........................................................................   44
     1.5    Invalidity, etc........................................................................   44
     1.6    Headings, etc..........................................................................   44
     1.7    Governing Law..........................................................................   45
     1.8    Attornment.............................................................................   45
     1.9    References.............................................................................   45
     1.10   Currency...............................................................................   46
     1.11   This Agreement to Govern...............................................................   46
     1.12   Generally Accepted Accounting Principles...............................................   46
     1.13   Computation of Time Periods............................................................   46
     1.14   Actions on days Other Than Banking Days................................................   46
     1.15   Verbal Instructions....................................................................   47

ARTICLE 2   FACILITY...............................................................................   47
     2.1    Establishment of Revolver Facility.....................................................   47
     2.2    Availability and Revolving Nature of Revolver Facility.................................   48
     2.3    Interest  and Acceptance Fees on Advances under the Revolver Facility..................   48
     2.4    Repayment under Revolver Facility......................................................   48
     2.5    Mandatory Repayment....................................................................   49
     2.6    Annual Review..........................................................................   49
     2.7    Prepayment and Cancellation of Revolver Facility.......................................   50
     2.8    Minimum Advance........................................................................   50
     2.9    Swing Line Advances....................................................................   51
     2.10   Advances...............................................................................   52

ARTICLE 3   FACILITY...............................................................................   52
     3.1    Establishment of Term Facility.........................................................   52
     3.2    Availability and Non-Revolving Nature of Term Facility.................................   53
     3.3    Repayment of Term Facility.............................................................   53
     3.4    Interest and Acceptance Fees on Advances under the Term Facility.......................   56
     3.5    Prepayment of Term Facility............................................................   56
     3.6    Minimum Advance........................................................................   56
     3.7    Consolidation of Loans.................................................................   57

ARTICLE 4   FACILITIES.............................................................................   57
     4.1    Existing Hedging Facility..............................................................   57

ARTICLE 5   PAYMENT................................................................................   58

                                TABLE OF CONTENTS
                                  (continued)



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
     5.1    Place of Payment.......................................................................   58
     5.2    Application of Payments and Prepayments................................................   58
     5.3    Change in Circumstances................................................................   58
     5.4    Payments Generally.....................................................................   60
     5.5    Repayment Notice.......................................................................   60
     5.6    Netting of Payments....................................................................   60

ARTICLE 6   CONDITIONS PRECEDENT TO ADVANCES.......................................................   60
     6.1    Conditions Precedent to Advance........................................................   60
     6.2    Conditions Precedent to Effective Time.................................................   61
     6.3    Effective Time.........................................................................   64
     6.4    Effectiveness..........................................................................   64
     6.5    Provisions Taking Immediate Effect.....................................................   64
     6.6    Rights Unaffected......................................................................   65
     6.7    Date of Agreement......................................................................   65

ARTICLE 7   ADVANCES...............................................................................   65
     7.1    Advance and Interest Payment Dates.....................................................   65
     7.2    Payment of Interest....................................................................   66
     7.3    Conversions............................................................................   66
     7.4    Notice of Advances, Payments, Conversions and Rollovers................................   66
     7.5    Bankers' Acceptances...................................................................   67
     7.6    Standby Credits........................................................................   70
     7.7    LIBOR Loans - Market Disruption........................................................   74
     7.8    Illegality.............................................................................   75
     7.9    Facility Excesses by Reason of Foreign Currency Fluctuations...........................   75
     7.10   Evidence of Indebtedness...............................................................   76

ARTICLE 8   FEES AND EXPENSES......................................................................   76
     8.1    Commitment Fee.........................................................................   76
     8.2    Payment of Costs and Expenses..........................................................   77
     8.3    Indemnity..............................................................................   77
     8.4    Agency Fee.............................................................................   78

ARTICLE 9   SECURITY AND INSURANCE.................................................................   78
     9.1    Security...............................................................................   78
     9.2    Perfection.............................................................................   78
     9.3    Security Effective Notwithstanding Date of Advance.....................................   78
     9.4    No Merger..............................................................................   78
     9.5    Existing Security......................................................................   78
     9.6    Insurance..............................................................................   79
     9.7    Partial Discharges of Security.........................................................   80
     9.8    Obligations Secured....................................................................   80
     9.9    Additional Obligations Secured.........................................................   80

                                TABLE OF CONTENTS
                                  (continued)



                                                                                                     PAGE
                                                                                                     ----

     9.10   Redemption of Security.................................................................   80
     9.11   Repayment in Full......................................................................   80

ARTICLE 10  REPRESENTATIONS AND WARRANTIES.........................................................   81
     10.1   Representations and Warranties.........................................................   81
     10.2   Survival of Representations and Warranties.............................................   89
     10.3   Environmental Indemnity................................................................   89

ARTICLE 11  COVENANTS..............................................................................   89
     11.1   Affirmative Covenants..................................................................   89
     11.2   Agent Entitled to Perform Covenants....................................................   97
     11.3   Negative Covenants.....................................................................   97

ARTICLE 12  EVENTS OF DEFAULT AND REMEDIES.........................................................  105
     12.1   Events of Default......................................................................  105
     12.2   Remedies Upon Default..................................................................  109
     12.3   Payment of Bankers' Acceptances........................................................  109
     12.4   Lenders' Right of Advance..............................................................  110
     12.5   Distributions..........................................................................  110

ARTICLE 13  THE AGENT AND ADMINISTRATION OF THE CREDIT FACILITIES..................................  110
     13.1   Appointment and Authorization..........................................................  110
     13.2   Declaration of Agency..................................................................  110
     13.3   Protection of Agent....................................................................  111
     13.4   Interest Holders.......................................................................  111
     13.5   Consultation with Professionals........................................................  111
     13.6   Documents..............................................................................  111
     13.7   Agent and its Subsidiaries and Affiliates..............................................  111
     13.8   Responsibility of the Agent............................................................  111
     13.9   Action by the Agent....................................................................  112
     13.10  Notice of Events of Default............................................................  113
     13.11  Responsibility Disclaimed..............................................................  113
     13.12  Indemnification........................................................................  114
     13.13  Protection of Employees, Etc...........................................................  114
     13.14  Credit Decision........................................................................  114
     13.15  Replacement Agent and Reference Lenders................................................  114
     13.16  Delegation.............................................................................  115
     13.17  Required Lender Decisions..............................................................  115
     13.18  Waivers and Amendments.................................................................  116
     13.19  Determination by Agent.................................................................  117
     13.20  Interlender Procedure for Making Advances..............................................  117
     13.21  Remittance of Payments.................................................................  119
     13.22  Redistribution of Payments.............................................................  119

                                TABLE OF CONTENTS
                                  (continued)



                                                                                                     PAGE
                                                                                                     ----

     13.23  Prompt Notice to Lenders...............................................................  120
     13.24  Several Debts of the Lenders...........................................................  120
     13.25  Enforcement of Security................................................................  120
     13.26  Swing Line Loans.......................................................................  121

ARTICLE 14  GENERAL................................................................................  123
     14.1   Reliance and Non-Merger................................................................  123
     14.2   Amendment and Waiver...................................................................  123
     14.3   Set-Off or Compensation................................................................  123
     14.4   Notices................................................................................  124
     14.5   Binding Effect and Assignment..........................................................  124
     14.6   Confidentiality........................................................................  126
     14.7   Time...................................................................................  126
     14.8   Further Assurances.....................................................................  126
     14.9   Currency Conversion and Indemnity......................................................  127
     14.10  Taxes..................................................................................  127
     14.11  Joint Arrangers and Joint Bookrunners and Co-Syndication Agents........................  129
     14.12  Survival...............................................................................  129
     14.13  Entire Agreement.......................................................................  129
     14.14  Counterparts...........................................................................  130

SCHEDULE A  LENDERS, LENDING OFFICES AND COMMITMENTS...............................................  139

SCHEDULE B  DRAWDOWN NOTICE........................................................................  142

SCHEDULE C  FORM OF CONVERSION NOTICE..............................................................  145

SCHEDULE D  FORM OF ROLLOVER NOTICE................................................................  149

SCHEDULE E - PART I  SUBSIDIARIES BEFORE THE EFFECTIVE TIME........................................  153

SCHEDULE E - PART II  SUBSIDIARIES AFTER THE EFFECTIVE TIME........................................  154

SCHEDULE F  ADDRESSES FOR NOTICES..................................................................  155

SCHEDULE G  FORM OF BORROWING BASE REPORT..........................................................  157

SCHEDULE H  LOAN TRANSFER AGREEMENT................................................................  159

SCHEDULE I  BORROWER'S COMPLIANCE CERTIFICATE......................................................  165

                                TABLE OF CONTENTS
                                  (continued)



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                                                                                                     ----
SCHEDULE J  LEGAL DESCRIPTION......................................................................  167

SCHEDULE K  THE REAL PROPERTY......................................................................  172

SCHEDULE L  SECURITY SCHEDULE......................................................................  181

SCHEDULE M  FORM OF REPAYMENT/CANCELLATION NOTICE..................................................  187

SCHEDULE N  ENVIRONMENTAL DISCLOSURE SCHEDULE......................................................  188

SCHEDULE O  INTELLECTUAL PROPERTY RIGHTS...........................................................  189

SCHEDULE P  CHIEF EXECUTIVE OFFICES................................................................  190

                       AMENDED AND RESTATED LOAN AGREEMENT

          THIS AGREEMENT initially dated as of November 8, 1996 as further amended and restated by agreement dated October 22, 2002 is made

A M O N G :

          GERDAU STEEL INC., a corporation incorporated pursuant to the laws of Canada

          - and -

          GERDAU COURTICE STEEL INC., a corporation continued pursuant to the laws of the Province of Saskatchewan

          - and -

          GERDAU MRM STEEL INC., a corporation continued pursuant to the laws of the Province of Saskatchewan

          - and -

          GUSAP PARTNERS, a partnership formed under the laws of the State of Delaware

          - and -

          THE INSTITUTIONS NAMED HEREIN AS LENDERS

          - and -

          THE TORONTO-DOMINION BANK, as Agent

RECITALS:

A. By Letter of Offer and Term Sheet (collectively, the "1989 TERM SHEET") dated October 31, 1989, The Toronto-Dominion Bank ("TD") established certain term and operating facilities in favour of Courtice on and subject to the terms and conditions set out in the 1989 Term Sheet;

B. Each of Courtice and MRM subsequently requested TD to provide Courtice and MRM with certain additional financing relating to the purchase by Courtice of preference shares in the capital of MRM Holdings and in connection with the acquisition by MRM of the MRM Steel and the Mandak Metal divisions of The Canam Manac Group Inc.;

C. TD agreed to provide such financing on and subject to the terms and conditions set out in a Letter of Offer and Term Sheet (the "1995 TERM SHEET") dated June 19, 1995 between TD and Courtice;

D. Courtice, MRM, MRM Holdings, Gerdau Steel and TD amended the terms and conditions of the Original Facilities referred to and defined in the 1989 Term Sheet and incorporated them, as amended, into an amended and restated loan agreement dated June 23, 1995 (the "ORIGINAL AMENDED AND RESTATED LOAN AGREEMENT" which expression includes the first amending agreement thereto dated as of September 26, 1995) which also sets out the terms and conditions relating to the Revolver Facility (as it then was) and the term facility established under the 1995 Term Sheet;

E. On or about September 27, 1995 MRM arranged for Tellib to lend to MRM U.S.$38,000,000 (the "TELLIB ADVANCE") on the basis that the repayment of such Tellib Advance and payment of interest thereon would be postponed in favour of TD in form and substance satisfactory to TD;

F. Each Gerdau Canada Group Member at that time subsequently requested TD to provide or arrange for additional credit facilities in the aggregate amount of Cdn.$35,000,000, reconstitute the Revolver Facility and the 1995 Term Facility, allow MRM to borrow U.S.$38,000,000 under such reconstituted facilities and permit MRM to repay the Tellib Advance (partly or wholly funded) from the proceeds of that borrowing;

G. By letter of offer (the "SYNDICATION OFFER") dated September 25, 1996 TD agreed to arrange the credit facilities requested by the Gerdau Canada Group at that time referred to above;

H. The parties thereto amended the terms and conditions of the Original Amended and Restated Loan Agreement and incorporated them, as amended, into an agreement dated as of November 8, 1996 (the "FIRST SYNDICATED AMENDED AND RESTATED LOAN AGREEMENT") which also set out the terms and conditions relating to the reconstituted facilities established pursuant to the Syndication Offer;

I. The Borrowers at that time (the "PRIOR BORROWERS") and Guarantors at that time requested the Lenders at that time (the "PRIOR LENDERS"), and the Prior Lenders agreed, to amend and restate the terms and conditions of the First Syndicated Amended and Restated Loan Agreement and in that regard the parties to the First Syndicated Amended and Restated Loan Agreement entered into an agreement dated as of December 18, 1998 (the "SECOND SYNDICATED AMENDED AND RESTATED LOAN AGREEMENT").

J. Pursuant to the Second Syndicated Amended and Restated Loan Agreement the Prior Lenders agreed to make loans and other credit available to the Prior Borrowers in the aggregate amount of up to Cdn.$85,000,000 under the Revolver Facility (as defined therein) and up to Cdn.$65,000,000 under the Term Facility (as defined therein).

K. Pursuant to a loan transfer agreement dated September 27, 1999, the Lenders party thereto as transferees became the only Lenders under the Second Syndicated

          Amended and Restated Loan Agreement entitled to be paid the entirety of the Advances (as defined in the Second Syndicated Amended and Restated Loan Agreement) payable under the Second Syndicated Amended and Restated Loan Agreement.

L. The Prior Borrowers requested those Lenders to reallocate the amounts available under the then existing Revolver Facility and Term Facility (each as defined in the Second Syndicated Amended and Restated Loan Agreement) by reducing the Revolver Facility to Cdn.$75,000,000 and increasing the Term Facility to Cdn.$200,000,000 and allow Gerdau Steel to become a Borrower. The increase in the existing Credit Facilities (as defined in the Second Syndicated Amended and Restated Loan Agreement) was requested by the Prior Borrowers and Gerdau Steel to permit them to finance the acquisition of 176 issued and outstanding shares of common stock in FLS Holdings, Inc. (representing, at that time, 88% of all such issued and outstanding common stock), which in turn owned 9,000,000 issued and outstanding shares of common stock in AmeriSteel Corporation (representing, at that time, approximately 84% of all such issued and outstanding common stock).

M. In response to the request from the Prior Borrowers and Gerdau Steel, the Lenders amended and restated the terms and conditions of the Second Syndicated Amended and Restated Loan Agreement to provide the Credit Facilities outlined in more detail in the Amended and Restated Loan Agreement dated as of September 27, 1999, as amended by agreement dated as of November 4, 1999, (together, the "THIRD SYNDICATED AMENDED AND RESTATED LOAN AGREEMENT").

N. Gerdau Steel, MRM and Courtice (the "PRE-1999 BORROWERS") requested the Lenders to permit USP to become a party to the Third Syndicated Amended and Restated Loan Agreement as a Borrower and assume the obligations of MRM thereunder with respect to a U.S.$50,000,000 portion of the U.S.$91,743,119.26 Base Rate Loan then owing by MRM to the Lenders.

O. USP requested the Lenders to permit each of MRM and Courtice to transfer the shares in Gerdau USA owned by each of them (having an aggregate value of U.S.$20,000,000) to USP. These shares were subject to a share pledge made in favour of the Lenders and such transfer could not be made without the consent of the Lenders.

P. USP also requested the Lenders to permit MRM to assign the existing U.S.$50,000,000 loan owing by Gerdau USA to MRM in consideration of its assumption referred to in Recital N above. This loan was subject to a security interest in favour of the Lenders and could not be assigned to USP without the consent of the Lenders.

Q. The Lenders agreed to permit the transfer and assignment referred to in Recitals O and P above, in exchange for which USP agreed to become a Borrower under the

          Third Syndicated Amended and Restated Loan Agreement to the extent referred to in Recital N above.

R. The amendments described in Recitals N to Q above were incorporated into an amendment and restatement of the Third Syndicated Amended and Restated Loan Agreement entered into among the Pre-1999 Borrowers and USP (the "EXISTING BORROWERS"), the Lenders, the Agent and others dated as of December 23, 1999 (the "FOURTH SYNDICATED AMENDED AND RESTATED LOAN AGREEMENT").

S. The Existing Borrowers subsequently requested the Lenders to extend the term of the Revolver Facility.

T. The Existing Borrowers also requested the Lenders to amend certain definitions and covenants in the Fourth Syndicated Amended and Restated Loan Agreement, to permit the repayment by the Pre-1999 Borrowers of certain advances that may be made to them from time to time by Gerdau S.A. and its subsidiaries, and to make certain other amendments to the Fourth Syndicated Amended and Restated Loan Agreement.

U. The Existing Borrowers also requested the Lenders' consent to borrow in a maximum amount equal to the principal amount of the Kyoei Steel Balance of Sale Notes by means of one or more subordinated loans.

V. Accordingly the parties to the Fourth Syndicated Amended and Restated Loan Agreement entered into an amendment and restatement of the Fourth Syndicated Amended and Restated Loan Agreement among the Existing Borrowers, the Lenders, the Agent and others dated as of April 20, 2001 (the "EXISTING LOAN AGREEMENT").

W. The Existing Borrowers have now requested the Lenders to consent to the indirect transfer by Gerdau Steel to Co-Steel of all of the issued Capital Stock in each of Courtice, MRM Holdings and Gerdau USA (collectively, the "GERDAU CANADA SUBGROUP SHARES").

X. The indirect transfer of the Gerdau Canada Subgroup Shares by Gerdau Steel to Co-Steel would take place in accordance with the general terms outlined in the Information Circular and the following transactions (the "CO-STEEL COMBINATION TRANSACTIONS") in the following time sequence:

          (i) Gerdau Steel incorporates a new Wholly-Owned Subsidiary (herein referred to as the Gerdau Canada Subgroup Interim Holding Company);

          (ii) the Gerdau Canada Subgroup Interim Holding Company incorporates a new Wholly-Owned Subsidiary (herein referred to as the Gerdau Canada Subgroup Holding Company);

          (iii) Gerdau Steel transfers the Gerdau Canada Subgroup Shares to the Gerdau Canada Subgroup Interim Holding Company, subject to the Security, for a consideration consisting entirely of shares in Gerdau Canada Subgroup Interim Holding Company;

          (iv) contemporaneously with the acquisition of the Gerdau Canada Subgroup Shares the Gerdau Canada Subgroup Interim Holding Company issues a guarantee of the Loan Obligations to the Syndicate;

          (v) immediately following the receipt of the transfer of the Gerdau Canada Subgroup Shares from Gerdau Steel, the Gerdau Canada Subgroup Interim Holding Company transfers the Gerdau Canada Subgroup Shares to the Gerdau Canada Subgroup Holding Company, subject to the Security, for a consideration consisting entirely of shares in Gerdau Canada Subgroup Holding Company; and

          (vi) the Gerdau Canada Subgroup Interim Holding Company transfers all of the issued Capital Stock of the Gerdau Canada Subgroup Holding Company (the "GERDAU CANADA SUBGROUP HOLDING COMPANY SHARES") to Co-Steel, in exchange for such number of issued common shares in Co-Steel as will entitle Gerdau Steel to vote not less than 64.8% (assuming the AmeriSteel Merger Transactions take place) of the voting rights attributable to all of the Voting Capital Stock of Co-Steel on a fully diluted basis (the "EXCHANGED CO-STEEL SHARES").

Y. Before the Co-Steel Combination Transactions could take place, Gerdau Steel agreed with Co-Steel to eliminate or combine various inter-corporate debts amongst MRM, USP, Gerdau Steel, Courtice, NSULC, Gerdau USA, Finco, GTL Netherlands and GTL Spain with the result that none of the Gerdau Canada Subgroup and their respective subsidiaries have any inter-corporate debt owing to GTL Spain, GTL Netherlands or Gerdau Steel, save for the remaining intercorporate debt contemplated by the Debt Reorganization Transactions (as defined below). The Security did not permit the Debt Reorganization Transactions and accordingly the Existing Borrowers requested the Lenders to consent to the transactions contemplated by the Debt Reorganization Transactions.

Z. Gerdau Steel has also agreed with Co-Steel to cease to be a Borrower under the Existing Credit Agreement and accordingly, Gerdau Steel has requested the Lenders to amend the Existing Loan Agreement and delete Gerdau Steel as a Borrower thereunder.

AA. Gerdau Steel has also agreed with Co-Steel to use commercially reasonable efforts to cause Gerdau USA and its Subsidiaries to approve a plan of merger with the effect that AmeriSteel will be the surviving corporation, the Capital Stock of AmeriSteel, other than the Capital Stock of AmeriSteel held by Gerdau USA, will be converted into Co-Steel shares based on the exchange ratio set out in the Information Circular and the Capital Stock of AmeriSteel owned by Gerdau USA will remain as the only issued Capital Stock of the surviving corporation (referred to herein as the AmeriSteel Merger Transactions). Following the AmeriSteel Merger Transactions, Gerdau USA will own 100% of the Capital Stock of AmeriSteel and Gerdau Steel will own approximately 64.8% of the common shares of Co-Steel on a fully diluted basis. The Existing Borrowers have requested the Lenders to consent to the transactions contemplated by the AmeriSteel Merger Transactions because the Existing Loan Agreement does not permit such transactions.

BB. The Lenders have agreed to amend the Existing Loan Agreement to delete Gerdau Steel as a Borrower thereunder and to consent to the Reorganization Transactions on the conditions, amongst others, that
          (i) the Co-Steel Combination Transactions take place on the Effective Date in the order set forth in Recital X of this Agreement, (ii) the Debt Reorganization Transactions takes place before the Effective Date in a manner satisfactory to the Agent, (iii) the AmeriSteel Merger Transactions take place before March 31, 2003 in a manner satisfactory to the Agent and (iv) the Gerdau Canada Subgroup Interim Holding Company amalgamates vertically with Gerdau Steel effective January 1, 2003.

          Accordingly, subject to the terms and conditions set out below, the parties have agreed to amend the Existing Loan Agreement so that it reads in its entirety in the form of this Agreement.

          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree to amend and restate the terms of the Credit Facilities as referred to and defined in the Existing Loan Agreement with effect as of and from the Effective Time in the manner set out in this amended and restated loan agreement, subject to the following terms and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

1.1       DEFINITIONS

          For the purposes of this Agreement:

          "ACCEPTANCE DATE" means, with respect to any Bankers' Acceptance, the date upon which the Bankers' Acceptance is issued, being the first day of the relevant term for such Bankers' Acceptance;

          "ACCEPTANCE FEE" means the acceptance fee payable on the amount of each Bankers' Acceptance, calculated and payable in the manner provided for in Section 7.5.8;

          "ACCEPTANCE PROCEEDS" for any Lender means the net cash proceeds realized on the purchase by the Lender of its participation in an issue of Bankers' Acceptances pursuant to this Agreement after deduction of the applicable Acceptance Fee payable thereon;

          "ADVANCE" means any amount of credit advanced or to be advanced (as the context requires) by the Lenders to a Borrower pursuant to this Agreement, whether by way of cash advance, acceptance of drafts or issue of a Standby Credit, or any relevant portion thereof (as the context requires);

          "AFFECTED LENDER" has the defined meaning assigned to it in Section 5.3, 7.7, 7.8 or 14.10.1, as applicable;

          "AFFILIATE" means any Person which is not a Gerdau Canada Group Member and (i) which, directly or indirectly, Controls, is Controlled by or is under common Control with, any Gerdau Canada Group Member, (ii) which beneficially owns or Controls 10% or more of the Voting Capital Stock, on a fully diluted basis, of any Gerdau Canada Group Member,
          (iii) of which 10% or more of the Voting Capital Stock, on a fully diluted basis, is beneficially owned or Controlled by any Gerdau Canada Group Member or (iv) any Senior Officer or director of any Person referred to in any of clauses (i), (ii) and (iii) of this definition and any Person that does not deal at arm's length with any such Senior Officer or director;

          "AGENCY FEE AGREEMENT" means the agency fee agreement between Gerdau Steel and the Agent dated as of September 27, 1999 providing for the payment of certain agency fees to the Agent;

          "AGENT" means TD acting for its own benefit and in its capacity as administration agent for the rateable benefit of the Lenders, or (as the context requires) any replacement administration agent that is a Lender and is appointed pursuant to the provisions of Section 13.15.1;

          "AGREEMENT" means this amended and restated loan agreement, or (as the context requires) the Existing Loan Agreement, as amended and restated by this amended and restated loan agreement; the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement as a whole and not to any particular article, section, schedule or other portion hereof, and the expression "ARTICLE" and "SECTION" followed by a number or by a number and letter, and "SCHEDULE" followed by a letter, mean and refer to the specified article or Section of or schedule to this Agreement, except as otherwise specifically provided herein;

          "AMENDING AGREEMENT NO. 1" means the agreement dated June 27, 1995 between Courtice and TD amending the Courtice Debenture;

          "AMENDING AGREEMENT NO. 2" means the agreement dated June 27, 1995 between Courtice and TD amending the Courtice Supplemental Debenture;

          "AMENDING AGREEMENT NO. 3" means the agreement dated November 8, 1996 between Courtice and TD amending the Courtice Debenture as amended by Amending Agreement No. 1;

          "AMENDING AGREEMENT NO. 4" means the agreement dated November 8, 1996 between MRM and TD amending the MRM Debenture;

          "AMERISTEEL" means AmeriSteel Corporation, a corporation incorporated pursuant to the laws of the State of Florida as at the date hereof, and its successors, as the context requires;

          "AMERISTEEL BRIGHT BAR" means AmeriSteel Bright Bar, Inc., a corporation incorporated under the laws of the State of Ohio as at the date hereof, and its successors, as the context requires;

          "AMERISTEEL MERGER TRANSACTIONS" means the following transactions in the following order:

               (i) Gerdau USA will incorporate a new subsidiary under the laws of the State of Florida wholly-owned by Gerdau USA which will be nominally capitalized and have only nominal assets ("FLORIDACO");

               (ii) Co-Steel will, immediately following the Co-Steel Combination Transactions, file a registration statement (the "REGISTRATION STATEMENT") with the United States Securities and Exchange Commission containing a preliminary version of the prospectus to be sent to minority shareholders of AmeriSteel in connection with a plan of merger which must be in form and substance not unacceptable to the Agent acting reasonably (the "PLAN OF MERGER") pursuant to which AmeriSteel and FloridaCo will merge;

               (iii) once the Registration Statement is effective (approximately one to three months after filing), Gerdau USA will adopt the Plan of Merger and Gerdau USA and Co-Steel will give 35 days' notice of the Plan of Merger to shareholders of AmeriSteel and FloridaCo;

               (iv) FloridaCo and AmeriSteel will merge, with AmeriSteel surviving (the "SURVIVING CORPORATION"), pursuant to which
                     (A) the Capital Stock of the FloridaCo will be cancelled without payment or other consideration, (B) the Capital Stock of AmeriSteel held by shareholders other than Gerdau USA will be exchanged for common shares in the capital stock of Co-Steel based on the exchange ratio set out in the Plan of Merger (which shall not result in Gerdau Steel owning less than 64.8% of the issued and outstanding common shares in the capital stock of Co-Steel on a fully diluted basis) and (C) the Capital Stock of AmeriSteel held by Gerdau USA shall be deemed to be and constitute all of the issued Capital Stock of the Surviving Corporation;

               "APPLICABLE LAW" means, in respect of any Person, property, transaction or event, all applicable treaties, laws, statutes, codes, rules, by-laws and regulations, and all applicable official directives, orders, guidelines, policies, Permits, judgments and decrees of Governmental Bodies;

               "APPLICABLE MARGIN" means, at any time, the rate per annum (expressed as a percentage per annum on the basis of a 360 day year, in the case of LIBOR Loans, on the basis of a 365 day year, in the case of Bankers' Acceptances, and on the basis of a 365 or 366 day year, as applicable, in each other case) determined in accordance with the table set forth below with reference to the Total Debt/EBITDA Ratio most recently certified to the Lenders pursuant to Section 6.2.3.12 or 11.1.1.10:



                                             LIBOR LOAN,
                   PRIME RATE & BASE       STANDBY CREDIT &
TOTAL DEBT/            RATE LOAN         BANKERS' ACCEPTANCE        COMMITMENT FEE
EBITDA RATIO       APPLICABLE MARGIN      APPLICABLE MARGIN        APPLICABLE MARGIN
------------       -----------------     -------------------       -----------------
<1.50:1                  1.25%                   2.25%                   0.50%
-

> 1.50:1 < 2.50:1        1.75%                   2.75%                   0.75%
         -

> 2.50:1                 2.25%                   3.25%                  0.875%


               The Total Debt/EBITDA Ratio as at the Effective Time shall be deemed to be 2.44:1 and the Applicable Margin as from the Effective Time shall be determined accordingly. Changes in the Applicable Margin shall take effect as of the third Banking Day following the date Gerdau Steel delivers a Compliance Certificate to the Lenders pursuant to Section 11.1.1.10 which, when delivered, discloses a Total Debt/EBITDA Ratio giving rise to such changes. If Gerdau Steel fails to deliver a Compliance Certificate by the date required to do so under Section 11.1.1.10, the Total Debt/EBITDA Ratio shall be deemed to be greater than 2.50:1 until such failure is cured;

               "AUDITORS" means Ernst & Young or such other firm of chartered accountants not unacceptable to the Agent, acting reasonably, as the Borrowers may designate to the Agent in writing from time to time;

               "AVAILABILITY PERIOD" means the period from and including the Term Drawdown Date to, but excluding the Revolver Facility Due Date;

               "AWARD" means any judgment, decree, injunction, rule, award or order of any Governmental Body or arbitrator;

               "BANKERS' ACCEPTANCE" means a draft (either a bill of exchange or depository bill) in Canadian dollars (in such form as a Lender may require) drawn by a

               Borrower and accepted by a Lender for delivery in accordance with this Agreement;

               "BANKING DAY" means a day on which banks are generally open for business and on which dealings in foreign currency and exchange between banks may be carried on in Toronto, Ontario and New York, New York and, in respect of LIBOR Loans, in London, England;

               "BA REFERENCE RATE" means (i) for each Lender that is a Schedule I Canadian chartered bank, the CDOR BA Rate and (ii) for each Lender that is not a Schedule I Canadian chartered bank, the CDOR BA Rate plus one-tenth percent (0.10%) per annum;

               "BASE RATE" means the rate determined by the Agent to be the greater of (i) the annual rate of interest (expressed as a percentage per annum on the basis of a 365 or 366 day year, as applicable) established by the Swing Line Lender as the reference rate of interest for the determination of interest rates that the Swing Line Lender charges to customers of varying degrees of creditworthiness for U.S. Dollar loans made by it in Canada and
               (ii) the sum of (A) the Federal Funds Rate plus (B) 1.00%. On request, the Agent shall determine and give notice to a Borrower of the Base Rate from time to time and such notice shall be conclusive and binding on the parties hereto for all purposes, absent manifest error;

               "BASE RATE LOAN" means an Advance made by way of loan in U.S. Dollars bearing interest based on the Base Rate;

               "BORROWERS" means Courtice, MRM and USP;

               "BORROWER'S COUNSEL" means (i) in the Province of Ontario, Torys,
               (ii) in the State of New York, Greenberg Traurig, (iii) in each other relevant jurisdiction, such firm of solicitors of recognized local standing as Gerdau Steel may select and (iv) each additional or replacement firm of solicitors of recognized local standing as Gerdau Steel may select from time to time;

               "BORROWING" means a Conversion, Drawdown or Rollover as the context requires;

               "BORROWING BASE" at any time means an amount equal to the sum of the Receivables Borrowing Base and the Inventories Borrowing Base, as determined from the most current Borrowing Base Report;

               "BORROWING BASE REPORT" at any time means a report of Gerdau Steel substantially in the form of Schedule G signed by a Senior Officer of Gerdau Steel setting out a statement as at such time of (i) the Receivables Borrowing Base, (ii) the Inventories Borrowing Base and (iii) the calculation of the Borrowing Base;

               "BORROWING DATE" means a Conversion Date, Drawdown Date or Rollover Date, as the context requires;

               "BORROWING NOTICE" means a Conversion Notice, Drawdown Notice or Rollover Notice, as the context requires;

               "BRANCH OF ACCOUNT" means (i) with respect to the Agent, such branch or office as the Agent shall designate in writing to Gerdau Steel and the other Lenders to be the Agent's Branch of Account for the purposes of this Agreement and (ii) with respect to the Issuing Bank, the Swing Line Lender or a Hedging Lender, such branch or office as such Lender shall designate in writing to Gerdau Steel and the Agent to be such Lender's Branch of Account for the purposes of this Agreement;

               "BUSINESS" means (i) in relation to Courtice or any Subsidiary of Courtice, the principal business carried on by it and its Subsidiaries which is comprised of the steel products manufacturing and fabricating business, (ii) in relation to MRM or any Subsidiary of MRM, the principal business carried on by it and its Subsidiaries which is comprised of the steel products manufacturing and fabricating business and the scrap metal recycling business, (iii) in relation to Gerdau Steel, the only business carried on by it which is the holding of Capital Stock in its Subsidiaries, (iv) in relation to USP, the only business carried on by it which is acting as a financial intermediary for the Gerdau Canada Group, NSULC, Finco and Gerdau USA, (v) in relation to Gerdau Canada Subgroup Interim Holding Company, the only business carried on by it which initially is the holding of the Gerdau Canada Subgroup Shares and the Gerdau Canada Subgroup Holding Company Shares and, following their disposition, the holding of the Exchanged Co-Steel Shares, (vi) in relation to the Gerdau Canada Subgroup Holding Company, the only business carried on by it which is the holding of the Gerdau Canada Subgroup Shares, (vii) in relation to the Intermediate Holding Company, the only business that may be carried on by it which will be the acquisition and holding of the issued Capital Stock of the Gerdau Canada Subgroup Holding Company, and (viii) in relation to any Subsidiary of Gerdau Steel (other than the Co-Steel Group) or any of the Gerdau Canada Subgroup, the applicable businesses identified in (i), (ii), (iii) or (v);

               "BUSINESS AFFAIRS" means the Business Assets, affairs, liabilities, financial condition, prospects and results of operations of a specified Person;

               "BUSINESS ASSETS" means the business, operations, undertaking, property and assets of a specified Person;

               "CANADIAN DOLLARS", "CDN.$", "DOLLARS" or "$" means lawful currency of Canada;

               "CANADIAN DOLLAR VALUE" means, in relation to any amount of money or any particular Advance at any time, the value thereof at such time in Canadian dollars, determined as follows:

               (b) for an amount or Advance which is denominated in Canadian dollars, the Canadian dollar amount thereof; and

               (c) for an amount or Advance which is denominated in foreign currency, the Equivalent Amount thereof in Canadian dollars;

               "CAPITAL EXPENDITURE LIMIT" means (i) for the 1999 Fiscal Year, Cdn.$45,000,000, (ii) for the 2000 Fiscal Year, the sum of (A) Cdn.$25,000,000 plus (B) the lesser of (1) Cdn.$10,000,000 or (2)
               the amount, if any, by which (x) Cdn.$45,000,000 exceeds (y) the actual aggregate amount of all Capital Expenditures made by the Gerdau Canada Group during the 1999 Fiscal Year or, if (x) does not exceed (y), nil and (iii) for any Fiscal Year subsequent to the 2000 Fiscal Year, the sum of (A) Cdn.$25,000,000 plus (B) the lesser of (1) Cdn.$10,000,000 or (2) the amount, if any, by which
               (x) Cdn.$25,000,000 exceeds (y) the actual aggregate amount of all Capital Expenditures made by the Gerdau Canada Group during the immediately prior Fiscal Year or, if (x) does not exceed (y), nil;

               "CAPITAL EXPENDITURES" means (without duplication) any expenditure (whether payable in cash or other property or accrued as a liability) that, in conformity with GAAP, would be required to be classified as a capital expenditure. For certainty, Capital Expenditures includes (i) the cost of assets acquired under capital leases and (ii) expenditures for equipment which is purchased simultaneously with the trade-in of existing equipment owned by any Gerdau Canada Group Member, to the extent the gross purchase price of the purchased equipment exceeds the book value of the equipment being traded in at such time. Capital Expenditures, however, excludes expenditures made in connection with the replacement or restoration of buildings, fixtures or equipment to the extent reimbursed or financed from insurance or expropriation proceeds;

               "CAPITAL STOCK" means common shares, preferred shares or other equivalent equity interests (howsoever designated) of capital stock of a body corporate, equity preferred or common interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest;

               "CASH COLLATERAL ACCOUNT" has the defined meaning assigned to it in Section 7.6.10;

               "CASH EQUIVALENT INVESTMENTS" means (i) short-term obligations of, or fully guaranteed by, the government of the United States of America or Canada, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $1,000,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest;

               "CASH INTEREST EXPENSE" for any Fiscal Quarter or period of successive Fiscal Quarters means the sum (without duplication) of
               (i) total interest expense of Gerdau Steel determined on a Combined Basis (including the total interest expense payable by USP on its Loan Obligations) plus (ii) all dividends payable on Preferred Shares of any Gerdau Canada Group Member to any Person that is not a Gerdau Canada Group Member, in each case, actually paid in respect of such Fiscal Quarter or period of consecutive Fiscal Quarters;

               "CDOR BA RATE" means the yearly rate of interest determined by the Agent to be equivalent to the average of the discount rates (rounded up to two decimal places) applicable to banker's acceptances denominated in Canadian Dollars for any specified maturity quoted on the Reuters Money Market CDOR page on the day of determination (or on the preceding day, if such day is not a Banking Day). If the Agent is unable to determine such an average rate, the CDOR BA Rate will be determined by the Agent with reference to such rate or the average of such rates (rounded up to two decimal places) quoted by such financial reporting service or Reference Lender or Reference Lenders as the Agent may select;

               "CERTIFICATE" from any Person means a written certificate of the Person signed by a Senior Officer;

               "CHANGE IN LAW" means the introduction of, any change in, or the coming into effect of, any Applicable Law (whether or not having the force of law), or any change in the interpretation, administration or application thereof by any Governmental Body, or compliance by any Lender (or any Holding Body Corporate of any Lender) with any Applicable Law or the request or direction of any Governmental Body (whether or not having the force of law);

               "CLEAN-UP" means the remediation, containment, removal, treatment, neutralization or inactivation of any Contaminant;

               "COMBINED BASIS" when used in relation to any computation of financial terms, tests or ratios relative to Gerdau Steel, means such computation determined on a consolidated basis and assuming that the Co-Steel Combination Transactions had not taken place and the corporate structure depicted in Schedule E - Part I remained true, accurate and complete in all material respects, and ignoring the Investments of the Gerdau Canada Group in all Non-Qualifying Subsidiaries and Non-Qualifying Investments, but including USP solely with respect to its Loan Obligations;

               "COMMITMENT" of any Lender means the Lenders' Revolver Commitment or Term Commitment, or both of them, as applicable;

               "COMMITMENT FEE" means the commitment fee payable pursuant to
               Section 8.1;

               "COMMITMENT LETTER" means the commitment letter dated September 21, 1999 between the Joint Arrangers and Joint Bookrunners, the Agent, the Lenders and the Pre-1999 Borrowers pursuant to which the Third Syndicated Amended and Restated Loan Agreement was entered into;

               "COMPLIANCE CERTIFICATE" in respect of any Fiscal Quarter or period of successive Fiscal Quarters means a Certificate of Gerdau Steel substantially in the form attached as Schedule I setting out, among other things, a statement for such Fiscal Quarter or period of successive Fiscal Quarters of the calculations of the financial tests set out in Section 11.1.1.13;

               "CONFIRMED LOAN DOCUMENTS" means the Loan Documents (as defined in the Existing Loan Agreement);

               "CONTAMINANT" means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of any of them that may (i) impair the quality of the environment for any use that can be made of it, (ii) injure or damage property or plant or animal life, (iii) harm or materially discomfort any Person, (iv) adversely affect the health of any individual, (v) impair the safety of any individual, (vi) render any property or plant or animal life unfit for use by man, (vii) cause loss of enjoyment of normal use of property, or (viii) interfere with the normal course of business, and includes any "Contaminant" within the meaning assigned to such term in any Environmental Law;

               "CONTROL", "CONTROLS" and "CONTROLLED" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Capital Stock, by contract or otherwise;

               "CONVERSION" means the conversion of the method for calculating interest or fees on an Advance from one Type to another, and includes a conversion to or from an issue of Bankers' Acceptances;

               "CONVERSION DATE" means, in respect of any Advance, the Banking Day on which a Conversion thereof is made;

               "CONVERSION NOTICE" means a notice substantially in the form of Schedule C given to the Agent in accordance with the terms hereof;

               "CORE RELATED BUSINESS" means an active business activity which in the opinion of the Majority Lenders acting reasonably, is of the same nature as a principal active business activity carried on by any of the Gerdau Canada Group, excluding the animal hide business of Porter, as of September 27, 1999 as part of their respective Businesses. For certainty, acting as a holding company is not a Core Related Business;

               "CORPORATE BORROWERS" means Courtice and MRM;

               "CO-STEEL" means Co-Steel Inc., a corporation incorporated pursuant to the laws of the Province of Ontario as at the date hereof, and any successor of it, as the context requires;

               "CO-STEEL COMBINATION TRANSACTIONS" has the defined meaning assigned to it in Recital X of this Agreement;

               "CO-STEEL GROUP CREDIT AGREEMENTS" means (i) the Credit Agreement dated as of April 30, 2002 between Co-Steel Inc. as Borrower, the companies therein named as Guarantors, the Lenders therein named, The Toronto-Dominion Bank as Administration Agent and The Bank of Nova Scotia as Syndication Agent, (ii) the Second Amended and Restated Credit Agreement dated as of April 30, 2002 between Co-Steel Sayreville, Inc. as Borrower and PNC Bank, National Association as Lender, (iii) the Second Amended and Restated Credit Agreement dated as of April 30, 2002 between Co-Steel Raritan, Inc. as Borrower and PNC Bank, National Association as Lender, (iv) the Second Amended and Restated Note Agreement dated as of April 30, 2002 between Co-Steel Inc. as Issuer and The Prudential Insurance Company of America and U.S. Private Placement Fund as Purchasers, (v) the Trust Indenture dated as of April 23, 1997 between Co-Steel Inc. as Issuer and The R-M Trust Company as Trustee, (vi) the Financing and Security Agreement dated as of March 31, 1999 among Gallatin Steel Company as Borrower, Bankamerica Business Credit, Inc. as Agent and Bankamerica Business Credit, Inc. and others as Lenders and (vii) the Intercreditor Agreement dated as of April 30, 2002 among State Street Bank and Trust Company and Computershare Trust Company of Canada as Security Agents, The Toronto-Dominion Bank as Administration Agent under the TD Credit Agreement (as therein defined), The Prudential Insurance Company of America and U.S. Private Placement Fund and PNC Bank, National Association;

               "CO-STEEL GROUP MEMBER" means any one of Co-Steel and its consolidated Subsidiaries, excluding the Gerdau Canada Subgroup Holding Company, the Intermediate Holding Company and the Gerdau Canada Subgroup and their respective Subsidiaries; and "CO-STEEL GROUP" means all of the Co-Steel Group Members;

               "CO-STEEL LENDERS" has the defined meaning assigned to it in the Status Quo Agreement;

               "CO-SYNDICATION AGENTS" means The Chase Manhattan Bank, NA, Canada Branch and Citibank Canada, and any of their respective successors;

               "COURTICE" means Gerdau Courtice Steel Inc., a corporation continued pursuant to the laws of the Province of Saskatchewan as at the date hereof, such corporation when it was a Canada corporation, and any successor of it, as the context requires;

               "COURTICE AMENDED AND RESTATED DEBENTURE DELIVERY AGREEMENT" means the agreement dated as of November 8, 1996 made between Courtice and the Agent confirming the delivery to the Agent of the Courtice Debenture, as amended by Amending Agreement No. 1 and Amending Agreement No. 3, and the Courtice Supplemental Debenture, as amended by Amending Agreement No. 2, as amended and restated as of September 27, 1999;

               "COURTICE DEBENTURE" means the Cdn.$50,000,000 secured demand debenture dated October 31, 1989 granted by Courtice to TD;

               "COURTICE DEBENTURE PLEDGE AGREEMENT" means the pledge agreement relating to the Courtice Debenture dated October 31, 1989 made between Courtice and TD;

               "COURTICE/GERDAU STEEL GUARANTEE" means Courtice's guarantee of the obligations of Gerdau Steel to each Lender under or in respect of this Agreement, including under the Gerdau Steel Guarantees, initially given by Courtice to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between Courtice and the Agent;

               "COURTICE GUARANTEES" means the Courtice/Gerdau Steel Guarantee and the Courtice/MRM Guarantee, and "COURTICE GUARANTEE" means one of them;

               "COURTICE/MRM GUARANTEE" means Courtice's guarantee of MRM's Loan Obligations to each Lender initially given by Courtice to TD pursuant to a guarantee dated July 20, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between Courtice and the Agent;

               "COURTICE SUPPLEMENTAL DEBENTURE" means the Cdn.$50,000,000 secured demand debenture dated June 21, 1990 granted by Courtice to TD;

               "CREDIT FACILITIES" means the Revolver Facility and the Term Facility;

               "CURRENCY" means Canadian dollars, U.S. Dollars or other foreign currency;

               "DEBENTURES" means the Courtice Debenture, the Courtice Supplemental Debenture and the MRM Debenture, and "DEBENTURE" means any of them;

               "DEBENTURE DELIVERY AGREEMENTS" means the Courtice Amended and Restated Debenture Delivery Agreement and the MRM Amended and Restated Debenture Delivery Agreement, collectively, and "DEBENTURE DELIVERY AGREEMENT" means one of them;

               "DEBT" of any Person at any time means liabilities of such Person and its Subsidiaries which, in accordance with GAAP, would be classified upon the consolidated balance sheet of such Person (or, in the case of Gerdau Steel, its balance sheet prepared on a Combined Basis) prepared as at such time as indebtedness for borrowed money, including bank indebtedness, long-term debt, capital lease obligations and indebtedness to affiliates or other financial indebtedness;

               "DEBT REORGANIZATION TRANSACTIONS" means the transactions described in the letter dated October 11, 2002 from Gerdau Steel to the Agent requesting the consent of the Lenders to the reorganization of certain intercorporate Gerdau S.A. Group Debt;

               "DEBT SERVICE COST" for any Fiscal Quarter or period of successive Fiscal Quarters means (i) the sum (without duplication) of the amounts for such Fiscal Quarter or period of successive Fiscal Quarters of (A) Cash Interest Expense, plus (B) all scheduled repayments of USP's Loan Obligations in respect of the Term Facility which USP is required to pay during such Fiscal Quarter or period of successive Fiscal Quarters plus (C) all scheduled repayments of other Indebtedness (except for repayments of Indebtedness owing to a bank which is repayable on demand or within one year from the date of borrowing, which for greater certainty includes repayments in respect of the Revolver Facility made during the relevant Fiscal Quarter or period of successive Fiscal Quarters) which any Gerdau Canada Group Member is required to make during such Fiscal Quarter or period of successive Fiscal Quarters plus (D) repayments of Gerdau S.A. Advances made during the relevant Fiscal Quarter or period of successive Fiscal Quarters minus (ii) the sum of (A) the aggregate amount of any sums actually received during such accounting period by any of the Borrowers, whether directly or indirectly (but without double counting), on account of a refund of or rebate in Taxes or any other benefit relating to Taxes received by AmeriSteel or FLS, or any of their respective Subsidiaries, and (B) the aggregate outstanding principal amount of Gerdau S.A. Advances made during or within 20 Banking Days after the end of the relevant Fiscal Quarter or period of successive Fiscal Quarters;

               "DEBT SERVICE COVERAGE RATIO" for any Fiscal Quarter or period of successive Fiscal Quarters means the ratio for such Fiscal Quarter or period of successive Fiscal Quarters of (i) the sum of
               (A) EBITDA minus (B) the aggregate amount of all Capital Expenditures incurred by Gerdau Steel minus (C) Income Taxes incurred and actually paid by Gerdau Steel, in each case determined on a Combined Basis, divided by (ii) Debt Service Cost;

               "DEFAULT" means any event which with the lapse of time, giving of notice, making of a determination, or any combination thereof, would constitute an Event of Default;

               "DERIVATIVE" means any transaction referred to in clause (a) or
               (b) of the definition of "Specified Transaction" contained in
               Section 14 of the Master ISDA Agreement;

               "DERIVATIVE EXPOSURE" for any Person at any time means the amount, if any, which would be payable by such Person to its counterparty (determined in accordance with customary market practices) pursuant to Section 6(e) of the Master ISDA Agreement governing such Derivatives in respect of all Derivatives entered into between such Person and such counterparty if an Early Termination Date (as defined in Section 14 of the Master ISDA Agreement) were to occur at such time as a result of that Person being a Defaulting Party (as defined in said Section 14) and such Derivatives were governed by a Master ISDA Agreement;

               "DESIGNATED ACCOUNT" means the Canadian dollar or U.S. Dollar current account maintained by the Relevant Borrower at the Branch of Account of the Swing Line Lender and designated by the Swing Line Lender as such for the purposes of this Agreement;

               "DRAWDOWN" means a fresh Advance which is not derived from a Conversion or Rollover;

               "DRAWDOWN DATE" means any Banking Day on which a Drawdown is made;

               "DRAWDOWN NOTICE" means a notice substantially in the form of Schedule B given to the Agent in accordance with the terms hereof;

               "DUE DATES" means the Final Term Facility Due Date and the Revolver Facility Due Date, and "DUE DATE" means the applicable one of them;

               "EBITDA" for any Fiscal Quarter or period of successive Fiscal Quarters means the sum (without duplication) for such Fiscal Quarter or period of successive Fiscal Quarters of (i) the net income of Gerdau Steel for such Fiscal Quarter or period of successive Fiscal Quarters before interest, income taxes, depreciation, amortization, and any non-cash gains or losses in the books of Gerdau Steel (or any other Gerdau Canada Group Member where such gains or losses would form part of the net income of Gerdau Steel determined on a Combined Basis) to the extent that such gains or losses result only from exchange rate fluctuations, excluding (for the avoidance of doubt) any gains or losses resulting from actual sales or purchases of one currency with another, whether upon a spot sale, a forward purchase or sale, the completion of a forward sale transaction or otherwise, and before extraordinary and unusual items, in each case, determined on a Combined Basis;

               "EFFECTIVE TIME" means the time the amendment and restatement of the Existing Credit Agreement contemplated by this Agreement becomes effective in accordance with Section 6.4 by delivery of the Implementation Notice by the Agent to the Borrowers;

               "ELIGIBLE HEDGING INSTRUMENT" has the defined meaning assigned to it in Section 4.1.3;

               "ELIGIBLE INVENTORY" of any Gerdau Canada Group Member means, at any time, that portion of that Gerdau Canada Group Member's inventories determined from the most recent balance sheet of Gerdau Steel prepared on a Combined Basis comprised of all raw materials, consumables, finished goods and billets; provided that any inventory that is not subject to the Security or is subject to a Lien in favour of any other Person, other than the Syndicate, shall not be taken into account in determining Eligible Inventory;

               "ELIGIBLE RECEIVABLES" of any Gerdau Canada Group Member means, at any time, the aggregate outstanding balances, net of allowance for credit losses, of all receivables owned by that Gerdau Canada Group Member representing unconditional obligations to pay, arising from sales, leases or rentals by that Gerdau Canada Group Member to any other Persons in the ordinary course of its business, existing at that time, and as determined from the most recent balance sheet of Gerdau Steel prepared on a Combined Basis; provided, however, that the outstanding balance of any receivable shall not be taken into account in determining Eligible Receivables if (i) at that time any amount owing in respect of the relevant receivable has been outstanding for more than 90 days, (ii) the relevant receivable is from an Affiliate, a Non-Qualifying Subsidiary or another Gerdau S.A. Group Member,
               (iii) the relevant receivable is subject to claims of off-set, set-off, counterclaim or cross-claim, in which event it shall not be taken into account to the extent of the amount so claimed,
               (iv) the relevant receivable is owed by a Person in receivership or bankruptcy or subject to insolvency proceedings, or (v) the relevant receivable is not subject to the Security or is subject to a Lien in favour of any other Person, other than the Syndicate;

               "ENVIRONMENTAL LAW" means, in relation to any Person, property, transaction or event, all treaties, federal, provincial or local laws, statutes, regulations, municipal by-laws, ordinances, rules, orders, requirements, guidelines or policies which apply to such Person, property, transaction or event and which relate to or otherwise impose liability or standards of conduct concerning health or safety, mining or reclamation of mined lands, discharges, emissions, releases or threatened releases of noises, odours, pollutants, Contaminants or Hazardous Substances whether as matter or energy, into ambient air, water or land, or otherwise relates to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, Clean-Up, transport or handling of pollutants, Contaminants, or hazardous, toxic or other wastes, substances or materials, or other environmental matters, including The Canadian Environmental Protection Act (Canada), the Fisheries Act (Canada), The Transportation of Dangerous Goods Handling and Transportation Act (Canada), The Dangerous Goods Transportation Act (Ontario), The Environmental Protection Act (Ontario), the Ontario Water Resources Act, The Environment Act (Manitoba), The Dangerous Goods Handling and Transportation Act (Manitoba), The Ground Water & Water Well Act (Manitoba), The High-Level Radioactive Waste Act (Manitoba), The Ozone Depleting Substances Act (Manitoba), The Public Health Act (Manitoba), The Waste Reduction and Prevention Act (Manitoba), The Workplace Safety and Health Act (Manitoba), The United States Comprehensive Environmental

               Response, Compensation and Liability Act of 1980 and any similar law which applies to such Person, property, transaction or event in any jurisdiction in which any of the Business Assets of the Gerdau S.A. Group are situated or any of the Business of the Gerdau S.A. Group is conducted;

               "EQUIVALENT AMOUNT" on any date means the amount in a specified currency which would result from the conversion of a specified amount in another currency at the Spot Rate;

               "EXCHANGED CO-STEEL SHARES" has the defined meaning assigned to it in Recital X of this Agreement, and (where the context so admits) includes any Capital Stock in Co-Steel derived in the future therefrom;

               "EXISTING BORROWERS" has the defined meaning assigned to it in Recital R of this Agreement;

               "EXISTING LOAN AGREEMENT" has the defined meaning assigned to it in Recital V of this Agreement;

               "EXISTING SECURITY" means the Courtice Debenture, as amended by Amending Agreement No. 1 and Amending Agreement No. 3, the Courtice Supplemental Debenture, as amended by Amending Agreement No. 2, the MRM Debenture, as amended by Amending Agreement No. 4 and the MRM Working Capital General Security Agreement and the other Security constituted by the other Confirmed Loan Documents;

               "EVENT OF DEFAULT" has the defined meaning assigned to it in
               Section 12.1;

               "FEDERAL FUNDS RATE" for any period means a fluctuating annual rate of interest (expressed as a percentage per annum on the basis of a 360 day year) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a business day in New York, New York, for the next preceding such business day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a business day in New York, New York, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent;

               "FINAL TERM FACILITY DUE DATE" means (i) January 15, 2004 provided that, if such date is not a Banking Day, the Final Term Facility Due Date shall be the preceding Banking Day, or (ii) such earlier date as the entire balance of the Advances under the Term Facility may become due whether by acceleration or otherwise, whichever is first to occur;

               "FINCO" means PASUG LLC (formerly PASUG Inc.), a limited liability company organized pursuant to the laws of the State of Delaware as at the date hereof, and any successor of it, as the context requires;

               "FIRST SYNDICATED AMENDED AND RESTATED LOAN AGREEMENT" has the defined meaning assigned to it in Recital H of this Agreement;

               "FISCAL QUARTER" means one of Gerdau Steel's four three-month accounting periods comprising a Fiscal Year;

               "FISCAL YEAR" means the 12 month accounting period of Gerdau Steel ending December 31st of each calendar year;

               "FLS" means (i) before the FLS/Gerdau USA Merger took effect, FLS Holdings, Inc., a corporation incorporated pursuant to the laws of the State of Delaware and (ii) upon and after the FLS/Gerdau USA Merger took effect, Gerdau USA Inc., a corporation incorporated pursuant to the laws of the State of Delaware, the surviving corporation from the FLS/Gerdau USA Merger, and any successor of it, as the context requires;

               "FLS/GERDAU USA MERGER" means the merger of Gerdau USA Inc. with FLS Holdings, Inc. with FLS Holdings, Inc. (renamed Gerdau USA Inc.) as the surviving corporation which took place with effect immediately before the date hereof;

               "FOURTH SYNDICATED AMENDED AND RESTATED LOAN AGREEMENT" has the defined meaning assigned to it in Recital R of this Agreement;

               "FREE CASH FLOW" for any Fiscal Quarter or period of successive Fiscal Quarters means the sum determined as (i) EBITDA less (ii) Debt Service Cost less (iii) the Income Taxes incurred and actually paid by Gerdau Steel, less (iv) Capital Expenditures incurred, in each case, in respect of such Fiscal Quarter or period of successive Fiscal Quarters and determined on a Combined Basis;

               "GAAP" means generally accepted accounting principles determined in accordance with Section 1.11;

               "GERDAU CANADA GROUP FACILITIES" means all plants, mills and other facilities (including all real property on which such facilities are situated), containment ponds, containers, vehicles, pipelines, rail transportation systems, rail cars, motor vessels, trailers, storage or holding tanks, caverns and other machinery and equipment owned, leased, managed, controlled or operated by any Gerdau Canada Group Member;

               "GERDAU CANADA GROUP MEMBER" at any time means Gerdau Steel and its consolidated Subsidiaries, including any Gerdau Canada Subgroup Member, but excluding each Co-Steel Group Member and each Non-Qualifying Subsidiary; and "GERDAU CANADA GROUP" means all Gerdau Canada Group Members;

               "GERDAU CANADA SUBGROUP HOLDING COMPANY" means Gerdau Nova Scotia Holding Company, an unlimited liability company formed pursuant to the laws of the Province of Nova Scotia as at the date hereof, and any successor of it, as the context requires;

               "GERDAU CANADA SUBGROUP HOLDING COMPANY SHARES" has the defined meaning assigned to it in Recital X of this Agreement, and (where the context so admits) including any future Capital Stock in Gerdau Canada Subgroup Holding Company;

               "GERDAU CANADA SUBGROUP INTERIM HOLDING COMPANY" means 4104315 Canada Limited, a corporation incorporated pursuant to the laws of Canada as at the date hereof, and any successor of it, as the context requires;

               "GERDAU CANADA SUBGROUP MEMBER" at any time means any one of Courtice, MRM Holdings, MRM and Gerdau USA and their respective consolidated Subsidiaries, but excluding each Non-Qualifying Subsidiary; and "GERDAU CANADA SUBGROUP" means all of the Gerdau Canada Subgroup Members;

               "GERDAU CANADA SUBGROUP SHARES" has the defined meaning assigned to it in Recital W of this Agreement, and (where the context so admits) includes any future Capital Stock in any Gerdau Canada Subgroup Member;

               "GERDAU S.A." means Gerdau S.A., a Brazilian corporation at the date hereof, and any successor of it, as the context requires;

               "GERDAU S.A. ADVANCE" means the advances made by Gerdau S.A. to Gerdau Steel on September 29, 2000, December 27, 2000 and March 30, 2001 in the principal amounts of Cdn.$5,400,000, Cdn.$5,000,000 and Cdn.$7,500,000 respectively, and the principal amount of any other advance made by Gerdau S.A. to a Pre-1999 Borrower pursuant to and in accordance with the terms of Section
               12.1.4 on not less than two Banking Days' prior notice by the relevant Pre-1999 Borrower to the Agent, specifying the amount and date of the advance;

               "GERDAU S.A. GROUP MEMBER" at any time means each Gerdau Canada Group Member, the Gerdau Canada Subgroup Holding Company, the Intermediate Holding Company, the Gerdau Canada Subgroup Interim Holding Company, each Gerdau USA Group Member and their respective Subsidiaries, but excluding each Co-Steel Group Member;

               "GERDAU S.A. GUARANTEE" means the guarantee of Gerdau S.A. listed in Schedule L;

               "GERDAU S.A. TRUST DEED" means the Indenture dated as of May 22, 1996 (as amended and supplemented) among Metalurgica Gerdau S.A., as issuer, Gerdau S.A., as the sole remaining guarantor, The Chase Manhattan Bank, New York, as trustee, registrar transfer agent, Chase Manhattan Bank Luxembourg S.A., as paying agent and transfer agent, and Chase Trust Bank (Japan) as principal paying agent, providing for the issue of U.S.$130,000,000 11.25% Notes due 2004;

               "GERDAU STEEL" means Gerdau Steel Inc., formerly known as Gerdau Canada Inc., a corporation incorporated pursuant to the laws of Canada as at the date hereof, and any successor of it, as the context requires;

               "GERDAU STEEL GUARANTEES" means the Gerdau Steel/Courtice Guarantee and the Gerdau Steel/MRM Guarantee, and "GERDAU STEEL GUARANTEE" means any one of them;

               "GERDAU STEEL/COURTICE GUARANTEE" means Gerdau Steel's guarantee of Courtice's Loan Obligations to each Lender initially given by Gerdau Steel to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between Gerdau Steel and the Agent;

               "GERDAU STEEL/MRM GUARANTEE" means Gerdau Steel's guarantee of MRM's Loan Obligations to each Lender initially given by Gerdau Steel to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between Gerdau Steel and the Agent;

               "GERDAU USA" means (i) before the FLS/Gerdau USA Merger took effect, Gerdau USA Inc., a corporation incorporated pursuant to the laws of the State of Delaware and (ii) upon and after the FLS/Gerdau USA Merger took effect, FLS;

               "GERDAU USA GROUP" means USP, NSULC, Finco, Gerdau USA, AmeriSteel and AmeriSteel Bright Bar and their respective Subsidiaries;

               "GOVERNMENTAL BODY" means any international tribunal, body or authority, government, parliament, legislature or local authority, or any regulatory authority, ministry, agency, commission, tribunal or board of any government, parliament, legislature or local authority, or any court or administrative tribunal or (without limitation to the foregoing) any other law, regulation or rulemaking entity (including any world, regional or central bank, fiscal or monetary authority or authority regulating banks), having or purporting to have jurisdiction in the relevant circumstances, or any Person acting or purporting to act under the authority of any of the foregoing;

               "GTL NETHERLANDS" means GTL Financial Corp. B.V., a corporation incorporated pursuant to the laws of the Netherlands as at the date hereof, and any successor of it, as the context requires;

               "GTL SPAIN" means Gerdau GTL Spain, S.L. (formerly GTL-Trade Corp., a corporation incorporated pursuant to the laws of the British Virgin Islands), a corporation continued under the laws of Spain as at the date hereof, and any successor of it, as the context requires;

               "HAZARDOUS SUBSTANCE" means any material, substance or matter which (i) constitutes a hazardous substance, hazardous waste, toxic substance, Contaminant, dangerous good, ozone depleting substance or pollutant within the meaning of any applicable Environmental Law or (ii) is regulated or controlled as a hazardous substance, hazardous waste, toxic substance, pollutant, Contaminant, dangerous good or other regulated or controlled material, substance or matter pursuant to any Environmental Law;

               "HEDGING LENDERS" means TD and each other Lender as may have agreed with any of the Borrowers to make Derivatives available to a Borrower in accordance with the provisions of Article 4, and "HEDGING LENDER" means any of them;

               "HOLDING BODY CORPORATE" means, in respect of any body corporate, any Person which, directly or indirectly, Controls such body corporate;

               "IMPLEMENTATION NOTICE" has the defined meaning assigned to it in
               Section 6.2;

               "INCOME TAXES" means taxes based on or measured by income or profit of any nature or kind, including Canadian federal and provincial income taxes and income taxes of any foreign jurisdiction;

               "INDEBTEDNESS" means, with respect to any Person at any particular time, (without duplication) obligations of such Person or any of its Subsidiaries (or in the case of Gerdau Steel, any Gerdau Canada Group Member) to pay (in whole or in part) any of the following amounts at such time:

               (a)  Debt;

               (b) indebtedness, actual or contingent, arising under or in respect of any note purchase, purchase of accounts, factoring, securitization or discounting arrangement;

               (c) the principal amount of, and premiums and capitalized interest payable in respect of, indebtedness for the deferred purchase price of property or services;

               (d) the principal amount of, and premiums and capitalized interest payable in respect of, indebtedness payable under or in respect of any Lien upon any property acquired (whether or not assumed);

               (e)  Derivative Exposure;

               (f)  the redemption or retraction price of any Preferred Shares;

               (g) the capital portion of any other transaction that is not Debt having the commercial effect of borrowing; or

               (h) any amount payable under any direct or indirect guarantee of any amount of the nature described in any of clauses (a) to
                    (g) above,

               and for greater certainty, trade payables, expenses (other than capital lease payments) accrued in the ordinary course of business and customer advance payments and deposits received in the ordinary course of business shall not constitute Indebtedness;

               "INFORMATION CIRCULAR" means the management information circular of Co-Steel dated August 26, 2002;

               "INITIAL TARGET SHARES" means the 88% of the 9,000,000 issued and outstanding shares in the capital stock of AmeriSteel owned by FLS as at September 27, 1999;

               "INTELLECTUAL PROPERTY RIGHTS" means any rights under any contract or Applicable Law, including the Patent Act (Canada), Copyright Act (Canada) and Trade-Mark Act (Canada), which provides a right to any Gerdau Canada Group Member in either (i) ideas, formulae, algorithms, concepts, inventions or know-how generally, including trade secret law, or (ii) the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how;

               "INTEREST PAYMENT DATE" means:

               (a) with respect to each Prime Rate Loan and Base Rate Loan and any period of time elapsed in any calendar month, each day on which a principal payment of such Loan is due hereunder and, in addition thereto, the first Banking Day of the immediately following calendar month; and

               (b) with respect to each LIBOR Loan, the last day of each Interest Period applicable thereto and, with respect to each LIBOR Loan with an Interest Period longer than three months, the day which falls three months after the relevant Borrowing Date of the LIBOR Loan and each day which falls every three months thereafter (or the next following Banking Day if any such day is not a Banking Day);

               "INTEREST PERIOD" means with respect to each LIBOR Loan, (i) each of the periods for which a LIBOR Loan is outstanding, being, subject to availability, one, two, three or six months, as selected by the Relevant Borrower, the first of which Interest Periods will start on and include the relevant Borrowing Date of the LIBOR Loan, and the remainder of which will start on and include the last day of the preceding Interest Period, (ii) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended until the next Banking Day unless such Banking Day falls in another calendar month, in which case it will end on the preceding Banking Day and (iii) the Agent may extend or shorten Interest Periods in accordance with its prevailing market practice for LIBOR Loans or to ensure that any scheduled repayment or mandatory prepayment of LIBOR Loans takes place on the last day of an Interest Period; provided that in any case the last day of each Interest Period shall also be the first day of the next

               Interest Period; and further provided that the last day of each Interest Period hereunder shall be on or prior to the applicable Due Date of such Loan;

               "INTERMEDIATE HOLDING COMPANY" has the defined meaning assigned to it in the Status Quo Agreement;

               "INVENTORIES BORROWING BASE" as at any time means the lesser of
               (i) Cdn.$40,000,000 or (ii) the amount equal to 50% of the Canadian Dollar Value (determined at the lower of cost on a first-in, first-out basis or market value) of Eligible Inventory, subject to adjustment in accordance with Section 2.1.4;

               "INVESTMENT" means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business) or contribution of capital to any other Person or any acquisition of Capital Stock, deposit accounts, certificates of deposit, mutual funds, bonds, notes, debentures or other securities of any other Person or any structured notes or Derivatives;

               "ISSUING BANK" means TD or (as the context requires) any replacement of such issuing bank that is the Swing Line Lender appointed pursuant to the provisions of Section 13.15.3;

               "JOINT ARRANGERS AND JOINT BOOKRUNNERS" means Chase Securities Inc., Salomon Smith Barney Inc. and The Toronto-Dominion Bank, and any of their respective successors;

               "KYOEI STEEL BALANCE OF SALE NOTES" means (i) the promissory note dated December 23, 1999 in the principal amount of U.S.$3,484,536.85 maturing March 19, 2001, issued by USP to Kyoei Steel, Ltd., (ii) the three promissory notes dated December 23, 1999 each in the principal amount of U.S.$43,786,666.66 and maturing March 17, 2000, September 18, 2000 and March 19, 2001, respectively, issued by USP to Kyoei Steel, Ltd., (iii) the promissory note dated December 23, 1999 in the principal amount of U.S.$523,397 maturing March 17, 2000 issued by USP to Kyoei Steel, Ltd. and (iv) the promissory note dated December 23, 1999 in the principal amount of U.S.$2,171,088.89 maturing September 18, 2000 issued by USP to Kyoei Steel, Ltd.;

               "KYOEI STEEL BALANCE OF SALE NOTES REFINANCING LOAN" means the principal amount of any loan made after the date hereof to a Pre-1999 Borrower on not less than ten Banking Days' notice to the Agent, provided that (i) no such loan shall be made prior to the repayment and discharge in full of the Kyoei Steel Balance of Sale Notes or at a time when a Default or Event of Default has occurred that is continuing, (ii) every such loan is fully postponed and subordinated to the Loan Obligations on terms satisfactory to the Agent (acting reasonably), except that interest on and fees and charges in respect of any such loan may be paid with the prior written consent of the Agent (acting on the instructions of the Majority Lenders), and (iii) the aggregate principal amount of such loans (not including any capitalized interest, fees and charges) does not exceed the aggregate principal amount of the Kyoei Steel Balance of Sale Notes as of the date of their issue;

               "LENDERS" means any one or more or all (as the context requires) of the financial institutions listed as such in Schedule A (as amended and replaced from time to time in accordance with Section 14.5.5), and "LENDER" means any of them;

               "LENDERS' BRAZILIAN COUNSEL" means Veirano e Advogados Associados of Rio de Janeiro, Brazil or such other counsel as the Agent may designate;

               "LENDERS' COUNSEL" means Lenders' Brazilian Counsel, Lenders' Manitoba Counsel, Lenders' Ontario Counsel, Lenders' Quebec Counsel, Lenders' Saskatchewan Counsel, Lenders' U.S. Counsel and such other counsel in such other jurisdictions as the Agent may designate;

               "LENDER'S OWN TAXES" means Income Taxes or capital or franchise taxes imposed on a Lender by a Governmental Body of a jurisdiction in which the Lender is subject to taxation because the Lender is incorporated, has a permanent establishment or a fixed place of business in such jurisdiction or is resident or engaged in a trade or business in such jurisdiction for reasons other than it has executed, delivered, performed its obligations under, has received or is entitled to receive payments under, or has enforced any Loan Document;

               "LENDERS' MANITOBA COUNSEL" means Thompson Dorfman Sweatman or such other counsel as the Agent may designate;

               "LENDERS' ONTARIO COUNSEL" means Fasken Martineau DuMoulin LLP of Toronto, Ontario or such other counsel as the Agent may designate;

               "LENDERS' QUEBEC COUNSEL" means Fasken Martineau DuMoulin LLP of Montreal, Quebec or such other counsel as the Agent may designate;

               "LENDERS' SASKATCHEWAN COUNSEL" means McKercher, McKercher & Whitmore or such other counsel as the Agent may designate;

               "LENDERS' U.S. COUNSEL" means Winston & Strawn or such other counsel as the Agent may designate;

               "LENDING OFFICE" of a Lender means the office of the Lenders set out in Schedule A (as amended and replaced from time to time in accordance with Section 14.5.5);

               "LIBO RATE" means, for any Interest Period and LIBOR Loan, the rate of interest (expressed as a percentage per annum on the basis of a 360 day year) as determined by the Agent to be the average of the rates of interest (rounded up to the next higher multiple of one-sixteenth percent (0.0625%)) for deposits in U.S.

               Dollars in a representative amount which appears on the Page 3750 of the Dow Jones Telerate Service (or any similar such reference service selected by the Agent) as of 11:00 a.m. (London time) on the second London Banking Day prior to the first day of such Interest Period and for a period similar to such Interest Period. If the Agent is unable to determine such an average rate, LIBO Rate will be determined by the Agent with reference to the rate or the average of the rates of interest (rounded up to the next higher multiple of one-sixteenth percent (0.0625%)) at which the Reference Lender or Reference Lenders selected by the Agent are offering U.S. Dollar deposits in a representative amount to prime banks in the London interbank market for such Interest Period;

               "LIBOR LOAN" means an Advance made by way of loan in U.S. Dollars bearing interest based on the LIBO Rate;

               "LIEN" means any mortgage, lien, pledge, assignment, charge, security interest, lease, trust or other arrangement intended as security, title retention agreement, conditional sale, rights reserved in any Governmental Body, registered lease of real property, hypothec, levy, execution, seizure, attachment, garnishment or other similar encumbrance and includes any contractual restriction which, if contravened, may give rise to an encumbrance;

               "LITIGATION" means any grievance, investigation, litigation, legal action, lawsuit or other proceeding (whether civil, administrative, quasi-criminal or criminal) by or before any Governmental Body or arbitrator;

               "LOAN" means a Prime Rate Loan, LIBOR Loan or Base Rate Loan, as the context requires;

               "LOAN DOCUMENTS" means the Existing Security, the Confirmed Loan Documents, the New Loan Documents, and each other agreement, document or instrument executed and delivered to any of the Lenders under or pursuant to any thereof, and "LOAN DOCUMENT" means any one of the Loan Documents;

               "LOAN OBLIGATIONS" means the Indebtedness and other obligations of each Borrower owing to the Syndicate incurred under or pursuant to this Agreement or any other Loan Document, and any item or part of any thereof;

               "LOAN TRANSFER AGREEMENT" has the defined meaning assigned in
               Section 14.5.4;

               "LONG TERM DEBT" means all Indebtedness of Gerdau Steel determined on a Combined Basis, other than (i) Indebtedness payable on demand or maturing within 12 months after the date as of which determination is made, but includes Indebtedness which is not payable on demand and which may at the option of the debtor be extended or renewed so as to mature 12 months or more from the date of determination and (ii) Subordinated Debt. Notwithstanding the foregoing, the current portion of Long Term Debt will not be included in Long Term Debt;

               "LONDON BANKING DAY" means a day on which dealings in U.S. Dollar deposits may be transacted in the London interbank market;

               "MAJORITY LENDERS" means Lenders whose Commitments amount to at least 66-2/3% of the Total Commitment, unless an Event of Default has occurred which has not been waived by the Required Lenders, in which event "MAJORITY LENDERS" means Lenders whose Rateable Shares in outstanding Advances under the Credit Facilities amounts to at least 66-2/3% of the total Outstanding Amount of such Advances;

               "MATERIAL ADVERSE CHANGE" means any change, effect, event, occurrence or change in the state of facts that has or could reasonably be expected to have a Material Adverse Effect;

               "MATERIAL ADVERSE EFFECT" means an effect which, in the judgment of the Majority Lenders, (i) impairs, in a material adverse way, any Gerdau S.A. Group Member's or any other Person's ability to perform its obligations under any Loan Document to which it is a party, (ii) prejudices, restricts or renders unenforceable or ineffective, in a material adverse way, any Security or any of the rights intended or purported to be granted under or pursuant to any Loan Document to or for the benefit of the Syndicate, or
               (iii) results in a material adverse change in any of the Business Affairs of Gerdau S.A. or the Gerdau Canada Group taken as a whole or (iv) results in a material loss, diminution or destruction of the Business or any substantial part of the Business Assets (either physically or in value) of Gerdau S.A. or the Gerdau Canada Group taken as a whole which is not substantially compensated for by insurance or expropriation proceeds;

               "MASTER ISDA AGREEMENT" has the defined meaning assigned to it in
               Section 4.1.4;

               "MATURITY DATE" means the last day of an Interest Period applicable to a LIBOR Loan or of the term of any Banker's Acceptance or the expiry date of a Standby Credit (as applicable);

               "MAXIMUM AMOUNT" in the case of the Revolver Facility, means the Revolver Amount and in the case of the Term Facility, means the Maximum Term Amount;

               "MAXIMUM TERM AMOUNT" means Cdn.$200,000,000, as such amount may be modified or reduced from time to time pursuant to the provisions of this Agreement;

               "MFT" means MFT Acquisition, Corp., a corporation incorporated under the laws of the State of Delaware as at the date hereof, and any successor of it, as the context requires;

               "MOODY'S" means Moody's Investors Service, Inc.;

               "MORTGAGED PROPERTY" means all of the property, assets and undertaking of each Gerdau S.A. Group Member of every nature and kind, both present and future, real and personal, tangible and intangible, including all proceeds of any such property, assets or undertaking to the extent the same is intended to be subject to the Liens constituted by the Security by the express terms of the Security or this Agreement, and any item or part thereof;

               "MRM" means Gerdau MRM Steel Inc., a corporation continued pursuant to the laws of the Province of Saskatchewan as at the date hereof, such corporation when it was a Canada corporation, and any successor of it, as the context requires;

               "MRM AMERICA" means Gerdau MRM America Holding Corp., a corporation incorporated under the laws of the State of Delaware as at the date hereof, and any successor of it, as the context requires;

               "MRM DEBENTURE" means the Cdn.$80,000,000 secured demand debenture dated June 27, 1995 granted by MRM to TD;

               "MRM DEBENTURE DELIVERY AGREEMENT" means the agreement dated as of November 8, 1996 made between MRM and the Agent confirming the delivery to the Agent of the MRM Debenture, as amended by Amending Agreement No. 4, as amended and restated as of September 27, 1999;

               "MRM/COURTICE GUARANTEE" means MRM's guarantee of Courtice's Loan Obligations to each Lender initially given by MRM to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between MRM and the Agent;

               "MRM/GERDAU STEEL GUARANTEE" means MRM's guarantee of the obligations of Gerdau Steel to each Lender under or in respect of this Agreement, including under the Gerdau Steel Guarantees, initially given by MRM to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between MRM and the Agent;

               "MRM GUARANTEES" means the MRM/Courtice Guarantee and the MRM/Gerdau Steel Guarantee, and "MRM GUARANTEE" means any one of them;

               "MRM HOLDINGS" means Gerdau MRM Holdings Inc., a corporation incorporated pursuant to the laws of Canada as at the date hereof, and any successor of it, as the context requires;

               "MRM HOLDINGS/GERDAU STEEL GUARANTEE" means MRM Holdings' guarantee of the obligations of Gerdau Steel to each Lender under or in respect of this Agreement, including under the Gerdau Steel Guarantees, initially given by MRM Holdings to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated November 8, 1996 between MRM Holdings and the Agent;

               "MRM HOLDINGS/MRM GUARANTEE" means MRM Holdings' guarantee of MRM's Loan Obligations to each Lender initially given by MRM Holdings to TD pursuant to a guarantee dated June 27, 1995, as amended and confirmed September 26, 1995, as further amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between MRM Holdings and the Agent;

               "MRM HOLDINGS GUARANTEES" means the MRM Holdings/Gerdau Steel Guarantee and the MRM Holdings/MRM Guarantee, and "MRM HOLDINGS GUARANTEE" means any one of them;

               "MRM WORKING CAPITAL GENERAL SECURITY AGREEMENT" means the general security agreement dated November 8, 1996 granted by MRM in favour of the Agent creating a security interest in the working capital of MRM securing MRM's Loan Obligations, but limited to the amount of the Canadian Dollar equivalent of U.S.$20,000,000;

               "NET ASSET DISPOSAL PROCEEDS" means with respect to any asset disposal, the sum of cash or Cash Equivalent Investments received from such asset disposal, net of (i) all costs and expenses incurred in effecting such disposal, including legal expenses and commissions payable to any Person that is not a Gerdau Canada Group Member, Gerdau S.A. Group Member or an Affiliate, (ii) all payments made on any Indebtedness which is secured by such asset pursuant to a Permitted Lien upon or with respect to such asset or which must, by the terms of such Lien, in order to obtain the necessary consent to such asset disposal, or by Applicable Law, be repaid out of the proceeds from such asset disposal and (iii) cash or Cash Equivalent Investments derived from such asset disposal that is reinvested in capital assets within 30 days of such disposal. Notwithstanding the foregoing, if any asset disposal is made to an Affiliate or if not made at arm's length, Net Asset Disposal Proceeds shall be the greater of (x) the fair market value of such asset disposed (net of disposal costs as determined above) as certified by Gerdau Steel's Auditors or (y) the amount determined in the preceding sentence of this definition;

               "NEW LOAN DOCUMENTS" means this Agreement and each agreement, document and instrument executed and delivered to the Agent pursuant to Article 6;

               "NON-QUALIFYING INVESTMENT" means (i) any Investment (whether by way of loan, investment in Capital Stock or otherwise) made by any Gerdau Canada Group Member in any Person that is not a Gerdau Canada Group Member and that is not principally engaged in a Core Related Business or more than 10% of its assets is not located in Canada or the United States (such as Siderurgica AZA S.A., a Chilean company as at the date hereof) or (ii) any purchase of
               (A) assets which are not used principally in a Core Related Business or 10% or more of which are not located in Canada or the United States or (B) a business that is not a Core Related Business or 10% or more of the assets of which are not located in Canada or the United States;

               "NON-QUALIFYING SUBSIDIARY" means any of (i) any Subsidiary of any of Gerdau Steel, MRM Holdings, Courtice or Gerdau USA that is a Non-Qualifying Investment, (ii) any of the Gerdau USA Group and
               (iii) Gerdau Canada Subgroup Interim Holding Company, the Intermediate Holding Company and Gerdau Canada Subgroup Holding Company;

               "NSULC" means 3038482 Nova Scotia Company, a Nova Scotia unlimited liability company as at the date hereof, or any successor of it, as the context requires;

               "1989 TERM SHEET" has the defined meaning assigned to it in Recital A of this Agreement;

               "1995 TERM SHEET" has the defined meaning assigned to it in Recital C of this Agreement;

               "OBLIGORS" means Gerdau Steel, the Borrowers, MRM Holdings, NSULC, Finco, Gerdau S.A., Gerdau USA, Porter, the Gerdau Canada Subgroup Interim Holding Company, the Intermediate Holding Company, the Gerdau Canada Subgroup Holding Company and any other Person that guarantees payment of the Loan Obligations, and "OBLIGOR" means any of them;

               "ORIGINAL AMENDED AND RESTATED LOAN AGREEMENT" has the defined meaning assigned to it in Recital D of this Agreement;

               "OUTSTANDING AMOUNT" when used in relation to any outstanding Advance at any time means (i) its aggregate face amount if it is an issue of Bankers' Acceptances, (ii) the maximum amount remaining available to be drawn under it if it is a Standby Credit denominated in Canadian dollars, (iii) the Canadian Dollar Value in Canadian dollars of the maximum amount remaining available to be drawn under it if it is a Standby Credit denominated in any Currency other than Canadian dollars, (iv) its outstanding principal balance if it is a Prime Rate Loan and (v) the Canadian Dollar Value in Canadian dollars of its outstanding principal balance if it is a LIBOR Loan or a Base Rate Loan; and when used in relation to a Lender's share in any outstanding Advance at any time it means such Lender's Rateable Share of the Outstanding Amount of such Advance;

               "PARTICIPANT" has the defined meaning assigned to it in Section 14.5.3;

               "PERMITS" means authorizations, exemptions, permits, licences, approvals, franchises, no-action letters, rulings, filings and registrations;

               "PERMITTED LIENS" means, in relation to any Gerdau S.A. Group Member, the following:

               (a) liens in respect of vacation pay, worker's compensation, unemployment insurance, source deductions, unremitted sales or goods and services taxes or similar statutory obligations, but only if the obligations secured by such liens are not overdue;

               (b) liens for assessments or governmental charges or levies not at the time overdue or, if overdue, the validity or amount of which is being contested in good faith by appropriate proceedings and in respect of which adequate steps have been taken in the opinion of the Majority Lenders (which may include cash being paid to or pledged with the relevant Governmental Body) to prevent penalties, interest and enforcement proceedings and adequate reserves in accordance with GAAP have been recorded on the consolidated balance sheet of Gerdau Steel;

               (c) rights reserved to or vested in any governmental body by the terms of any lease, licence, franchise, grant or permit, or by any statutory provision, to terminate the same, to take action which results in an expropriation, to designate a purchaser of any property or to require annual or other payments as a condition to the continuance thereof;

               (d) construction, mechanics', carriers', warehousemen's and materialmen's liens and liens in respect of vacation pay, workers' compensation, unemployment insurance or similar statutory obligations, provided the obligations secured by such liens are not yet due and payable and, in the case of construction liens, which have not yet been filed or for which such Gerdau S.A. Group Member has not received written notice of a lien;

               (e) liens arising from court or arbitral proceedings, provided that the claims secured thereby are being contested in good faith by such Gerdau S.A. Group Member, execution thereon has been stayed and continues to be stayed and such liens do not, in the aggregate, materially detract from the value of such Gerdau S.A. Group Member's property in the aggregate or materially impair the use thereof in its Business;

               (f) good faith deposits made in the ordinary course of business to secure the performance of bids, tenders, contracts (other than contracts of Indebtedness), leases, surety, customs, performance bonds (relating to obligations that do not constitute Indebtedness) and other similar obligations;

               (g) deposits to secure public or statutory obligations or in connection with any matter giving rise to a lien described in (d) above;

               (h) deposits of cash securities in connection with any appeal, review or contestation of any security or lien, or any matter giving rise to any security or lien, described in (c) or (e) above;

               (i) zoning restrictions, easements, rights of way, leases or other similar encumbrances or privileges in respect of real property which in the aggregate do not materially impair the use of such property by such Gerdau S.A. Group Member in the operation of its Business;

               (j) Purchase Money Mortgages securing up to Cdn.$10,000,000, or the Equivalent Amount in foreign currency, of Indebtedness in the aggregate for the entire Gerdau Canada Group outstanding at any time;

               (k) security given by such Gerdau S.A. Group Member to a public utility or any governmental body, when required by such utility or governmental body in connection with the operations of such Gerdau S.A. Group Member in the ordinary course of its Business;

               (l) the reservation in any original grants from the Crown or other Governmental Body of any land or interest therein and statutory exceptions to title;

               (m) defects or irregularities of title to real property which are of a minor nature and which will not in the aggregate materially impair the value of the real property of such Gerdau S.A. Group Member or interfere in any material respect with the use of such real property for the purposes for which it is held;

               (n) the reversionary interests of landlords under leases of real property that are not capital leases with a Gerdau S.A. Group Member as tenant;

               (o) the tenancy rights of tenants under leases of real property with a Gerdau S.A. Group Member as landlord;

               (p) the interests (including security interests in the personal property leased, any proceeds thereof and any insurance proceeds in respect thereof) of lessors under operating leases of personal property which do not constitute Indebtedness of a Gerdau S.A. Group Member;

               (q) any security or lien, other than a construction lien, payment of which has been provided for by deposit with the Agent of an amount in cash, or the obtaining of a surety bond or standby credit satisfactory to the Agent, sufficient in either case to pay or discharge such security or lien or upon other terms satisfactory to the Agent;

               (r) any Lien granted to TD or the Agent in connection with the Security;

               (s) any other lien which the Agent approves in writing as a Permitted Lien; and

               (t) any Lien granted by a Gerdau S.A. Group Member to an Obligor in respect of Indebtedness owing by such Gerdau S.A. Group Member to such Obligor provided that such Indebtedness and Lien is subject to a first ranking perfected Lien in favour of the Lenders pursuant to such documentation as the Agent may require;

               "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, limited or unlimited liability company, corporation or other body corporate with or without share capital, unincorporated association, trust, estate, trustee, executor, administrator or other legal personal representative or Governmental Body;

               "PORTER" means Porter Bros. Corporation, a corporation incorporated pursuant to the laws of North Dakota as at the date hereof, and any successor of it, as the context requires;

               "PORTER GUARANTEE" means the guarantee of MRM's Loan Obligations to each Lender initially given by Porter in favour of the Agent, dated June 27, 1995, as amended September 26, 1995, as amended and confirmed by amendment and confirmation of guarantee dated as of November 8, 1996 between Porter and the Agent;

               "PREFERRED SHARES" means Capital Stock of a specified Person that may be redeemed on or before the Due Date of either Credit Facility or that are retractable at the option of the holder at any time on or before either such Due Date;

               "PRE-1999 BORROWERS" has the defined meaning assigned in Recital N of this Agreement;

               "PRIME RATE" means the rate determined by the Agent (rounded up to two decimal places) to be the greater of (i) the annual rate of interest (expressed as a percentage per annum on the basis of a 365 or 366 day year, as applicable) established by the Swing Line Lender from time to time as the reference rate of interest for determination of interest rates that the Swing Line Lender charges to customers of varying degrees of creditworthiness in Canada for Canadian dollar loans made by it in Canada and (ii) the sum of (A) the yearly rate of interest to which the one month CDOR Rate is equivalent plus (B) 1.00%. On request, the Agent shall give notice to the Borrowers of the Prime Rate from time to time and such notice shall be conclusive and binding on the parties hereto for all purposes absent manifest error;

               "PRIME RATE LOAN" means an Advance made by way of loan which bears interest based upon the Prime Rate;

               "PRIOR BORROWER" has the defined meaning assigned to it in Recital I of this Agreement;

               "PRIOR LENDERS" has the defined meaning assigned to it in the Recital I of this Agreement;

               "PURCHASE MONEY MORTGAGE" means any Lien created, issued or assumed by any Gerdau Canada Group Member to secure Indebtedness assumed by such Gerdau Canada Group Member as part of or issued or incurred to provide funds to pay the purchase price (including installation cost) of, any real or personal property that is limited to the property so acquired and is created, issued or assumed substantially concurrently with the acquisition of such property (or in connection with the refinancing of an existing Purchase Money Mortgage, if the amount secured has not increased and the Lien continues to be limited to such property);

               "RATEABLE SHARE" of any Lender means:

               (a) in relation to any outstanding Advance, the proportion borne by such Lender's share of the Advance to the full amount of such Advance;

               (b) in relation to the Revolver Facility, the proportion of such Lender's Revolver Commitment to the Total Revolver Commitment;

               (c) in relation to the Term Facility, the proportion of such Lender's Term Commitment to the Total Term Commitment; and

               (d) in relation to any other matter, the proportion borne by (A) the sum of (1) such Lender's Term Commitment plus (2) such Lender's Revolver Commitment divided by (B) the sum of (1) the Total Term Commitment plus (2) the Total Revolver Commitment;

               "REAL ESTATE" means, in relation to any Person, all real property at any time owned, leased, managed, controlled or operated by the Person, including the Gerdau Canada Group Facilities and Third Party Facilities and appurtenances comprising or used in connection therewith, and any item or part thereof. For greater certainty, Real Estate does not include any Real Estate of any Co-Steel Group Member;

               "REAL PROPERTY" means the real property owned by Courtice more particularly described in Schedule J and the real property owned by MRM and more particularly described in Schedule K;

               "RECEIVABLES BORROWING BASE" at any time means an amount equal to 80% of the face amount of all Eligible Receivables. In determining the Receivables Borrowing Base, receivables denominated in foreign currency will be calculated at their Equivalent Amount in Canadian Dollars at the date of determination and any receivable may be excluded in accordance with Section 2.1.4;

               "REFERENCE LENDER" means TD acting in its capacity as reference lender under this Agreement, or (as the context requires) any replacement of such reference lender appointed pursuant to the provisions of Section 13.15.2;

               "REGISTRATION" means any notice to or filing, recording or registration with any Governmental Body having jurisdiction with respect to any specified Person, transaction or event, or any of such Person's Business Affairs;

               "REGULATION D" means Regulation D of the Board of Governors of the U.S. Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the U.S. Federal Reserve System;

               "REGULATION U" means Regulation U of the Board of Governors of the U.S. Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the U.S. Federal Reserve System;

               "RELEVANT BORROWER" (i) in relation to any Borrowing, other than the portion of the Borrowing referred to in (ii) below, means the Borrower that delivered the Borrowing Notice for such Borrowing to the Agent and to whom such Borrowing has been or is to be made (as the context requires) by the Lenders pursuant to this Agreement and (ii) and in relation to the U.S.$50,000,000 portion of the U.S.$91,743,119.26 Base Rate Loan owing by MRM which was assumed by USP, means each of USP and MRM;

               "REORGANIZATION TRANSACTIONS" means the Co-Steel Combination Transactions, the Debt Reorganization Transactions and the AmeriSteel Merger Transactions;

               "REPAYMENT NOTICE" means a notice in the form of or to substantially similar effect as Schedule M, given to the Agent by the Relevant Borrower pursuant to any relevant provision of this Agreement;

               "REQUIRED LENDERS" means the Majority Lenders or all Lenders (as the context requires);

               "REVOLVER AMOUNT" means Cdn.$75,000,000, as such amount may be reduced from time to time pursuant to the provisions of this Agreement;

               "REVOLVER COMMITMENT" of any Lender means the proportion of the Revolver Facility set forth opposite the Lenders' name in Schedule A (as amended and replaced from time to time in accordance with Section 14.5.5) which such Lender has severally agreed to make available to the Borrowers pursuant to this Agreement, and "TOTAL REVOLVER COMMITMENTS" of Lenders means the total sum of them for such Lenders;

               "REVOLVER FACILITY" means the revolving credit facility made available to the Corporate Borrowers pursuant to Article 2;

               "REVOLVER FACILITY DUE DATE" in respect of any Lender means September 22, 2003 or any extension of such date made pursuant to
               Section 2.6 provided that, if any such day is not a Banking Day, the Revolver Facility Due Date shall be the preceding Banking Day;

               "ROLLOVER" means the continuation of a LIBOR Loan (or any portion thereof) for a succeeding Interest Period, or a new issue of Bankers' Acceptances on the Maturity Date of a maturing issue of Bankers' Acceptances, in accordance with the provisions hereof;

               "ROLLOVER DATE" means a Banking Day on which a Rollover of all or a portion of an Advance is made;

               "ROLLOVER NOTICE" means a notice substantially in the form of Schedule D given to the Agent in accordance with the terms hereof;

               "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.;

               "SALES TAXES" means sales, transfer, turnover or value added taxes of any nature or kind, including Canadian goods and services taxes and state and provincial sales taxes;

               "SECOND SYNDICATED AMENDED AND RESTATED LOAN AGREEMENT" has the defined meaning assigned to it in Recital I of this Agreement;

               "SECURITY" means the Liens and guarantees held from time to time by the Syndicate securing or intended to secure the payment or performance of the Loan Obligations (including any guarantee thereof) pursuant to the Security Documents, including the security constituted by the Existing Security;

               "SECURITY CO-ORDINATION AGREEMENT" means the amended and restated security co-ordination agreement initially made as of December 23, 1999 among Gerdau Steel, Courtice, MRM and USP as borrowers and Gerdau Steel, Courtice, MRM, USP, MRM Holdings, Porter, Gerdau USA, Gerdau S.A., FLS, NSULC and Finco as guarantors and The Toronto-Dominion Bank as administration agent;

               "SECURITY DOCUMENTS" at any time means the agreements, documents and instruments listed in Schedule L and each additional agreement, document and instrument delivered to or for the benefit of the Syndicate at or before such time to secure or guarantee, directly or indirectly, the payment or performance of any of the Loan Obligations;

               "SENIOR OFFICER" of any Person means the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, the Treasurer, a Senior Vice President, a Vice President, the Secretary or the Controller of such Person, or any other Person who performs the function normally expected of an individual holding any of the aforesaid offices;

               "SOLVENT" means, when used with respect to a Person, that (i) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (ii) such Person is able to pay its debts or obligations in the ordinary course as they mature and (iii) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted; and "SOLVENCY" shall have a correlative meaning;

               "SPOT RATE" as at any date with respect to the conversion of an amount in one currency (the "original currency") to another currency (the "other currency") means the Bank of Canada noon rate of exchange on the immediately preceding date for the purchase of such original currency with such other currency (and if neither currency is Canadian Dollars, purchasing Canadian Dollars first with such other currency and using the Canadian Dollars purchased to purchase the original currency);

               "STANDBY CREDIT" means a documentary credit, letter of guarantee or standby letter of credit, as the context requires;

               "STANDBY CREDIT DISBURSEMENT" means any amount paid by the Issuing Bank under or otherwise in respect of any Standby Credit, including all amounts which the Relevant Borrower is obligated to indemnify the Issuing Bank against pursuant to Section 7.6.4.2;

               "STATUS QUO AGREEMENT" means the status quo agreement of even date herewith among, inter alia, Gerdau Steel, Courtice, MRM Holdings, Gerdau USA, Gerdau Canada Subgroup Holding Company, Co-Steel, the Co-Steel Security Agents, the Agent and the Intermediate Holding Company;

               "SUBORDINATED DEBT" means Debt of any Gerdau S.A. Group Member (including the Kyoei Steel Balance of Sale Notes, any Kyoei Steel Balance of Sale Notes Refinancing Loans, any Gerdau S.A. Advances and any loans made pursuant to Section 11.3.1.5.6), the payment and performance of which have been postponed and subordinated to the payment of the Loan Obligations pursuant to a postponement and subordination agreement with the Syndicate in form and substance satisfactory to the Agent (acting on instructions of the Majority Lenders acting reasonably), save only as expressly otherwise provided in this Agreement;

               "SUBSIDIARY" of any Person means any Person (i) which is Controlled by such first Person or (ii) a majority of whose Voting Capital Stock, on a fully diluted basis, is owned beneficially or Controlled by such first Person;

               "SUBSTANTIAL PORTION" means, with respect to the assets of any Gerdau S.A. Group Member, assets which (i) represents more than 10% of the consolidated assets of the Gerdau S.A. Group Member as would be shown in the consolidated financial statements of the Gerdau S.A. Group Member (or, in the case of Gerdau Steel, the financial statements of Gerdau Steel prepared on a Combined Basis) as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) are responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Gerdau S.A. Group Member (or, in the case of Gerdau Steel, the financial statements of Gerdau Steel prepared on a Combined Basis) as reflected in the financial statements referred to in clause (i) above;

               "SUPPLEMENTAL DEBENTURE PLEDGE AGREEMENT" means the pledge agreement relating to the Courtice Supplemental Debenture dated June 21, 1990 between Courtice and TD;

               "SWING LINE" means the portion of the Revolver Facility made available to the Corporate Borrowers pursuant to Section 2.9;

               "SWING LINE ADVANCE" means an Advance made pursuant to the Swing Line;

               "SWING LINE AMOUNT" means Cdn.$10,000,000 as such amount may be reduced from time to time pursuant to the provisions of this Agreement;

               "SWING LINE COMMITMENT" means the portion of the Swing Line Lender's Revolver Commitment which the Swing Line Lender has agreed to make available to the Corporate Borrowers pursuant to the Swing Line in the Swing Line Amount;

               "SWING LINE LENDER" means TD acting in its capacity as the swing line lender or (as the context requires) any replacement of such swing line lender that is a Lender and is appointed pursuant to
               Section 13.15.3;

               "SWING LINE LOAN" means a Loan owing to the Swing Line Lender pursuant to Section 2.9 under the Swing Line;

               "SYNDICATE" means the Agent and the Lenders, or (as the context so admits) each and any of them;

               "SYNDICATION OFFER" has the defined meaning assigned to it in Recital G of this Agreement;

               "TANGIBLE NET WORTH" means the sum of (1) the paid up share capital of Gerdau Steel plus (2) the retained earnings of Gerdau Steel plus (3) the amount of any deferred translation gain of Gerdau Steel plus (4) the principal amount of all Subordinated Debt of Gerdau Steel minus (5) any retained earnings deficit of Gerdau Steel minus (6) the amount of any deferred translation loss of Gerdau Steel minus (7) the amount of all intangibles of Gerdau Steel minus (8) the amount of all deferred charges (including deferred income taxes) of Gerdau Steel minus (9) the amount of all Indebtedness owing to any Gerdau Canada Group

               Member by an Affiliate minus (10) all Non-Qualifying Investments; as each such amount (to the extent applicable) would be expressed on a balance sheet of Gerdau Steel prepared on a Combined Basis;

               "TAXES" means all taxes of any kind or nature whatsoever including federal large corporation taxes, provincial capital taxes, realty taxes (including utility charges which are collectible like realty taxes), business taxes, property transfer taxes, Income Taxes, Sales Taxes, levies, stamp taxes, royalties, duties, and all fees, deductions, compulsory loans and withholdings imposed, levied, collected, withheld or assessed as of September 27, 1999 or at any time thereafter, by any Governmental Body of or within Canada, or any other jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon;

               "TD" means The Toronto-Dominion Bank, or any successor of it, as the context requires;

               "TELLIB" means Tellib Trade Corp. Ltd., a company incorporated under the laws of the British Virgin Islands as at the date hereof, and any successor of it, as the context requires;

               "TELLIB ADVANCE" has the defined meaning assigned to it in Recital E of this Agreement;

               "TERM COMMITMENT" of any Lender means the proportion of the Term Facility set forth opposite the Lender's name in Schedule A (as amended and replaced from time to time pursuant to Section 14.5.5) which such Lender has severally agreed to make available to the Borrowers pursuant to this Agreement, and "TOTAL TERM COMMITMENTS" of Lenders means the total sum of them for such Lenders;

               "TERM DRAWDOWN DATE" means September 27, 1999;

               "TERM FACILITY" means the term credit facility made available to the Borrowers pursuant to Article 3;

               "THIRD PARTY FACILITIES" means all plants, mills and other facilities (including all real property on which such facilities are situated), containers, vehicles, rail cars, motor vessels, trailers, storage or holding tanks and other machinery and equipment owned, leased, managed, controlled or operated by any agent of any Gerdau Canada Group Member or any third party contracting with any Gerdau Canada Group Member in which inventory, Hazardous Materials or Waste owned, managed or controlled by any Gerdau Canada Group Member is manufactured, processed, generated, received, stored, treated, transported, otherwise handled or disposed of;

               "THIRD SYNDICATED AMENDED AND RESTATED LOAN AGREEMENT" has the defined meaning assigned to it in Recital M of this Agreement;

               "TOTAL COMMITMENT" means the sum of the Total Term Commitment and the Total Revolver Commitment;

               "TOTAL DEBT/EBITDA RATIO" for any Fiscal Quarter or period of successive Fiscal Quarters ending after September 27, 1999 means the ratio of (i) the sum of (A) the total amount of all Debt of Gerdau Steel as at the end of such Fiscal Quarter or period of successive Fiscal Quarters less (B) all Subordinated Debt of Gerdau Steel as at the end of such Fiscal Quarter or period of successive Fiscal Quarters divided by (ii) EBITDA for such Fiscal Quarter or period of successive Fiscal Quarters determined on a Combined Basis;

               "TRANSFEREE" has the defined meaning assigned in Section 14.5.4;

               "TYPE" means, with respect to any Advance, other than a Standby Credit, its nature as a Prime Rate Loan, LIBOR Loan, Base Rate Loan or an issue of Bankers' Acceptances;

               "UNITED STATES" means the continental United States of America, Alaska and Hawaii;

               "U.S. DOLLAR EQUIVALENT" means, in relation to any particular amount of money in Canadian dollars at any particular time, the value thereof at such time in U.S. Dollars determined at the Spot Rate;

               "U.S. DOLLARS" or "U.S. $" means lawful money of the United States of America;

               "USP" means GUSAP Partners, a Delaware general partnership as at the date hereof, or any successor of it, as the context requires;

               "VOTING CAPITAL STOCK" means Capital Stock of a Person which carries voting rights or the right to Control such Person under any circumstances, provided that Capital Stock which carries the right to vote or Control conditionally upon the happening of an event shall not be considered Voting Capital Stock until the occurrence of such event and then only during the continuance of such event;

               "WASTE" means ashes, garbage and refuse and includes domestic waste, industrial waste, municipal refuse or such other wastes as are designated as such under any Environmental Law;

               "WHOLLY-OWNED SUBSIDIARY" of a Person means any Subsidiary, all of the outstanding Capital Stock of which, shall at the time be owned or Controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person; and

               "$" means Cdn.$ or U.S.$, as the context requires.

1.2            ADDITIONAL REFERENCES

               To the extent the context so admits, any reference in this Agreement to:

               "AFFILIATE" shall be construed in the same manner it is used in the Business Corporations Act (Ontario);

               "ARM'S LENGTH" shall be construed in the same manner it is used in the Income Tax Act (Canada);

               "DISPOSE" shall be construed as lease, sell, transfer, license or otherwise dispose of any property, or the commercial benefits of use or ownership of (including the right to profit or gain from) any property, whether in a single transaction or in a series of related transactions (other than the payment of money), and "DISPOSED", "DISPOSITION" and "DISPOSAL" shall be construed in like manner;

               "FAIR MARKET VALUE" shall be construed as the highest price, expressed in terms of money and moneys worth, available in an open and unrestricted market between informed and prudent parties, each acting at arm's length, where neither party is under any compulsion to act;

               "GUARANTEE" shall be construed as any guarantee, indemnity, letter of comfort or other assurance made in respect of any Indebtedness, other obligation or financial condition of another, including (i) any purchase or repurchase agreement, (ii) any obligation to supply funds or services or invest in such other, or (iii) any keep-well, take-or-pay, through-put or other arrangement having the effect of assuring or holding harmless another against loss, or maintaining another's solvency or financial viability; but excluding endorsements on notes, bills and cheques presented to financial institutions for collection or deposit in the ordinary course of business, and "GUARANTEED" and "GUARANTEES" shall be construed in like manner;

               "INCLUDE", "INCLUDES" and "INCLUDING" shall be construed to be followed by the statement "without limitation" and none of such terms shall be construed to limit any word or statement which it follows to the specific or similar items or matters immediately following it;

               "LOSSES AND EXPENSES" shall be construed as losses, costs, expenses, damages, penalties, causes of action, actions, judgments, suits, proceedings, claims, claims over, demands and liabilities, including any applicable court costs and legal fees and disbursements on a substantial indemnity scale, and "LOSS AND EXPENSE" shall be construed in like manner;

               "OBLIGATIONS" shall be construed as indebtedness, obligations, responsibilities, duties and liabilities (actual or contingent, direct or indirect, matured or not, now existing or arising hereafter), whether arising by contract or statute, at law, in equity or otherwise, and "obliged", "OBLIGATION" and "OBLIGATED" shall be construed in like manner; and

               "RATE OF EXCHANGE" shall be construed so as to include any premiums or costs payable in connection with any currency conversion being effected;

               "RIGHTS" shall be construed as rights, title, benefits, interests, powers, authorities, discretions, privileges, immunities and remedies (actual or contingent, direct or indirect, matured or not, now existing or arising hereafter), whether arising by contract or statute, at law, in equity or otherwise, and "RIGHT" shall be construed in like manner;

               "SUCCESSOR" of any Person (the "RELEVANT PARTY") shall be construed so as to include (i) any amalgamated or other corporation of which the relevant party or any of its successors is one of the amalgamating or merging corporations, (ii) any Person to whom all or substantially all of the Business Assets of the relevant party are transferred, (iii) any corporation resulting from any court approved arrangement of which the relevant party or any of its successors is party, (iv) any corporation resulting from the continuance of the relevant party or any successor of it under the laws of another jurisdiction of incorporation and (v) any successor (determined as aforesaid or in any similar or comparable procedure under the laws of any other jurisdiction) of any Person referred to in clause (i),
               (ii), (iii) or (iv).

1.3            GENDER AND NUMBER

               In this Agreement, words importing the singular (including defined terms) include the plural and vice versa (the necessary changes being made to fit the context) and words importing gender include all genders.

1.4            INTEREST ACT

               For purposes of the Interest Act (Canada): (i) where in any Loan Document a rate of interest is calculated on a basis other than a full calendar year, the yearly rate of interest to which that rate is equivalent may be determined by multiplying such rate by a fraction, the numerator of which is the actual number of days in the relevant year and the denominator of which is the number of days comprising such other basis; (ii) the annual rate of interest to which each Acceptance Fee, CDOR BA Rate or BA Reference Rate or other rate of interest calculated with reference to bankers' acceptances referred to in this Agreement is equivalent is such Acceptance Fee, CDOR BA Rate or BA Reference Rate or other rate multiplied by a fraction, the numerator of which is the actual number of days in the relevant year and the denominator of which is 365 and (iii) the annual rate of interest to which each LIBO Rate or Federal Funds Rate referred to in this Agreement is equivalent, is such LIBO Rate or Federal Funds Rate multiplied by a fraction, the numerator of which is the actual number of days in the relevant year and the denominator of which is 360.

1.5            INVALIDITY, ETC.

               Each of the provisions contained in any Loan Document is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of such Loan Document or of any other Loan Document.

1.6            HEADINGS, ETC.

               The division of this Agreement into articles and sections, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.7            GOVERNING LAW

               This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.8            ATTORNMENT

               Each of Gerdau Steel and the Borrowers irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of the Provinces of Ontario, Manitoba and Saskatchewan for all matters arising out of or in connection with any of this Agreement and the other Loan Documents. Each of Gerdau Steel and the Borrowers irrevocably waives (i) any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document brought in any such court ("LOCAL PROCEEDING"), (ii) any claim that any Local Proceeding has been brought in an inconvenient forum and (iii) the right to object, with respect to any Local Proceeding that such court does not have jurisdiction over such party. Nothing in any Loan Document will be interpreted or applied to preclude any Lender from bringing a suit, action or proceeding in respect of any Loan Document in any other jurisdiction. Each of Gerdau Steel and the Borrowers irrevocably designates and appoints each of Courtice and MRM as its agent ("PROCESS AGENT") to accept and acknowledge on its behalf any and all process which may be served in connection any Local Proceeding, such service being conclusively acknowledged by it to be effective and binding service on it in every respect whether or not it shall be doing or shall have at any time done business in Ontario, Manitoba or Saskatchewan. Each of Gerdau Steel and the Borrowers conclusively acknowledges and agrees that service of process in any Local Proceeding by leaving a copy of such process with an officer, director or agent of the Process Agent or with any person who appears to be in control or management of any place of business of the Process Agent shall be good and sufficient personal service of such process on it. Each of Gerdau Steel and the Borrowers further irrevocably consents to the service of process out of the Ontario, Manitoba or Saskatchewan courts by mailing a copy thereof, by registered mail, postage prepaid to it at the address, or by sending a telecopy thereof to it at the telecopier number, for the time being prescribed by Section
14.4. Each of Gerdau Steel and the Borrowers confirms to the Syndicate that it has accepted its appointment to act as process agent on behalf of each other Gerdau S.A. Group Member contained in any Loan Document to which each such other Gerdau S.A. Group Member is party which may be served in connection with any Local Proceeding arising out of or relating to any such other Loan Document. So long as any Loan Obligations remain payable or any Borrower may be or become entitled to any Drawdown, each of Gerdau Steel and the Borrowers covenants and agrees to maintain each such appointment as such process agent.

1.9            REFERENCES

               Except as otherwise specifically provided, reference in this Agreement to any contract, agreement or any other instrument shall be deemed to include references to the same as amended, supplemented, restated, amended and restated or novated from time to time provided that, in the case of any Loan Document, the Agent or Required Lenders party thereto have given their written consent to each such amendment, supplement, restatement, amendment and restatement or novation. Reference in this Agreement to any enactment, including any statute, law, by-law, regulation, ordinance, code or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

1.10           CURRENCY

               Except as otherwise specifically provided herein, all monetary amounts in this Agreement are stated in Canadian dollars.

1.11           THIS AGREEMENT TO GOVERN

               If there is any inconsistency between the terms of this Agreement and the terms of any other Loan Document, the provisions hereof shall govern and apply to the extent of the inconsistency. Notwithstanding the foregoing, this
Section 1.11 shall not apply to limit, restrict, prejudice or otherwise affect or impair in any way the rights of any of the Syndicate under the terms of any of the Security after the Liens thereby constituted shall have become enforceable in accordance with the terms thereof. For greater certainty, notwithstanding that any other Loan Document may provide for payment on demand, the Loan Obligations shall only be payable as stipulated herein.

1.12           GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

               Except as otherwise specifically provided herein, all accounting terms shall be applied and construed in accordance with generally accepted accounting principles consistently applied. References herein to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" and "GAAP" mean, for all principles stated from time to time in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated; save and except that, for the purposes of all computations required to be made pursuant to this Agreement to determine each of the financial terms, tests or ratios relative to Gerdau Steel, including those contained in Section 11.1.1.13 including each defined term and component item taken into account in determining such financial terms, tests or ratios, shall be computed on a Combined Basis.

1.13           COMPUTATION OF TIME PERIODS

               Except as otherwise specifically provided herein, in the computation of a period of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING".

1.14           ACTIONS ON DAYS OTHER THAN BANKING DAYS

               Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Banking Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that such payment shall be made or such action shall be taken on the first Banking Day after such day; provided that if such deferral would cause such payment to be made or such action to be taken during the following calendar month, such payment shall be made or such action shall be taken on the next preceding Banking Day. If the payment of any amount is deferred for any period under this Section 1.14, then such period shall, unless otherwise provided herein, be included for purposes of the computation of any interest or fees payable hereunder.

1.15           VERBAL INSTRUCTIONS

               Notwithstanding any other provision herein regarding the delivery of notices by a Borrower, the Agent shall in its sole discretion be entitled to act upon the verbal instructions of the Relevant Borrower, or any Person reasonably believed by the Agent to be a Person authorized by the Relevant Borrower to give instructions, regarding any request for a Drawdown, Conversion or Rollover. All such verbal instructions shall be at the risk of the Relevant Borrower and must be confirmed in writing by the Relevant Borrower forthwith after the verbal instruction is given. The Agent shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence or willful misconduct by the Agent.

                                    ARTICLE 2
                                    FACILITY

2.1            ESTABLISHMENT OF REVOLVER FACILITY

2.1.1 The Lenders severally confirm, on the terms and conditions set out herein, the establishment of a revolving credit facility (the "REVOLVER FACILITY") in favour of the Corporate Borrowers in the amount equal to the lesser of (a) the Borrowing Base or (b) the Revolver Amount, to be used by each Corporate Borrower to finance in part the indirect acquisition of the Initial Target Shares, as well as for other general corporate purposes of the Gerdau Canada Group. Each Lender agrees to participate in each Drawdown, Conversion and Rollover under the Revolver Facility in accordance with its Rateable Share. However, except for temporary excesses arising from the Agent's allocation of Bankers' Acceptances comprised in any issue of Bankers' Acceptances made in accordance with Section 13.20.1, the aggregate Outstanding Amount of a Lender's participation in all Advances under the Revolver Facility shall not exceed its Revolver Commitment.

2.1.2 The Revolver Facility is available, at the option of a Corporate Borrower, by way of: (i) Prime Rate Loans in Canadian dollars;
               (ii) Bankers' Acceptances in Canadian dollars; (iii) Base Rate Loans in U.S. Dollars; (iv) LIBOR Loans in U.S.

               Dollars; and (v) subject to the provisions of Section 7.5.10, Standby Credits in Canadian dollars or U.S. Dollars.

2.1.3 At the Effective Time, (i) the Revolver Facility will be treated as having been drawn by the Relevant Borrower by way of all "Advances" outstanding under the "Revolver Facility" (as each such expression is referred to and defined in the Existing Loan Agreement) and (ii) each such "Advance" shall be treated as an Advance made by the Lenders to the Relevant Borrower under this Agreement, of the same Type and tenor, under the Revolver Facility. Gerdau Steel shall repay in full to the Lenders all "Advances" outstanding to it under the "Revolver Facility" (as each such expression is referred to and defined in the Existing Loan Agreement) before the Effective Time and shall ensure that it has no such "Advances" outstanding at the Effective Time.

2.1.4 Following receipt of a Borrowing Base Report, the Majority Lenders may disallow any particular receivable or inventory included in the calculation of the Borrowing Base, which in the credit judgment of the Majority Lenders, does not qualify as an Eligible Receivable or Eligible Inventory and the Borrowing Base shall be adjusted accordingly. If the Borrowing Base (whether by reason of any such adjustment or otherwise) is less than the Outstanding Amount of all Advances under the Revolver Facility, the Corporate Borrowers shall immediately pay to the Lenders an amount (or the Equivalent Amount in Canadian Dollars) which is greater than or equal to such excess to be applied by the Lenders in the order stipulated in Section 2.5.2.

2.2            AVAILABILITY AND REVOLVING NATURE OF REVOLVER FACILITY

               During the Availability Period, a Corporate Borrower may borrow, repay and reborrow Advances under the Revolver Facility on a revolving basis, subject to the terms and conditions set out herein; provided that Gerdau Steel shall ensure that the aggregate Outstanding Amount of all Advances under the Revolver Facility does not exceed the Revolver Amount at any time and the aggregate Outstanding Amount of all outstanding Standby Credits does not exceed Cdn.$4,000,000.

2.3            INTEREST AND ACCEPTANCE FEES ON ADVANCES UNDER THE REVOLVER
               FACILITY

               Interest on Prime Rate Loans shall be payable in Canadian dollars on each Interest Payment Date applicable thereto on the outstanding principal amount of all Prime Rate Loans made under the Revolver Facility at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin. Acceptance Fees shall be payable in Canadian dollars on the relevant Borrowing Date based on the face amount of the Bankers' Acceptance issued under the Revolver Facility at a rate per annum equal to the Applicable Margin. Interest on Base Rate Loans shall be payable in U.S. Dollars on each Interest Payment Date applicable thereto on the outstanding principal amount of all Base Rate Loans made under the Revolver Facility at a rate per annum equal to the Base Rate plus the Applicable Margin. Interest on LIBOR Loans shall be payable in U.S. Dollars on each Interest Payment Date applicable thereto on each LIBOR Loan made under the Revolver Facility at a rate per annum equal to the LIBO Rate for each applicable Interest Period plus the Applicable Margin.

2.4            REPAYMENT UNDER REVOLVER FACILITY

               Subject to Section 12.2, all Advances remaining outstanding under the Revolver Facility are due and payable on the Due Date of the Revolver Facility, together with all interest and other amounts accrued and unpaid thereon.

2.5            MANDATORY REPAYMENT

2.5.1 In the event the Outstanding Amount of all Advances outstanding under the Revolver Facility at any time exceeds the lesser of (i) the Revolver Amount or (ii) the Borrowing Base, (the "FACILITY LIMIT"), the Corporate Borrowers, without the Agent being required to make demand therefor, shall forthwith make the necessary payments or repayments to the Lenders to reduce the Outstanding Amount of the Advances outstanding under the Revolver Facility to an amount equal to or less than the Facility Limit.

2.5.2 On the date of each reduction of each Lender's Revolver Commitment pursuant to Section 2.8, each Corporate Borrower shall repay to such Lender such amount on account of such Lender's Rateable Share of Advances made to such Corporate Borrower under the Revolver Facility as may be required to ensure that the Outstanding Amount of such Lender's Rateable Share of all Advances under the Revolver Facility does not exceed its Revolver Commitment at that time after giving effect to that reduction. Such Lender shall apply any such amount so repaid as follows:

               (a) first, to repay its Rateable Share of Loans under the Revolver Facility;

               (b) second, to prepay to the Lender the obligations of each Relevant Borrower under Section 7.5.9 in respect of Bankers' Acceptances issued for such Relevant Borrower's account under the Revolver Facility; and

               (c) third, to be credited to the Cash Collateral Account and held as cash collateral by the Agent to secure the payment and performance of the Relevant Borrower's obligations under
                    Section 7.6 in respect of outstanding Standby Credits until such Standby Credits expire or are drawn upon, whereupon the amounts so credited will be applied by the Agent to pay such obligations in respect of such drawing or (if not so required by the Majority Lenders), subject to Section 12.2, returned to the Relevant Borrower.

2.6            ANNUAL REVIEW

               Provided that no Event of Default shall have occurred and be continuing, Gerdau Steel may, by notice in writing to the Agent given no more than 60 days but no less than 30 days before the then effective Due Date for the Revolver Facility (the "CURRENT MATURITY DATE"), request an extension of the Current Maturity Date by a period of up to 364 days. Promptly upon receipt of an Extension Request the Agent shall notify each Lender and shall request each Lender to approve the Extension Request within 30 days. Each Lender may, within 30 days from the date of receipt of such notice from the Agent, notify the Agent in writing of its election to extend or not extend the Current Maturity Date as requested by Gerdau Steel, which election shall be in the sole and absolute discretion of each Lender. If a Lender agrees to an extension of the Current Maturity Date requested by Gerdau Steel, the Revolver Facility Due Date for that Lender shall automatically and without any further action by any Person be extended as of and from the Current Maturity Date by the period of extension so requested by Gerdau Steel, except in the circumstances described below. If, within such 30 days a Lender does not approve in writing the extension of the Current Maturity Date (a "NON-EXTENDING LENDER"), the Revolver Facility Due Date shall not be so extended for that Lender, but shall remain as the Current Maturity Date then in effect for that Lender. Any other Lender or new Lender selected by the Corporate Borrowers (in consultation with the Agent) may, subject to Section 14.5, take up the Revolver Commitment of a Non-Extending Lender effective from the Current Maturity Date. Notwithstanding the foregoing, if in relation to any extension request less than the Majority Lenders agree to extend the Revolver Facility Due Date, then the then Current Maturity Date for all Lenders shall not be extended, but shall remain as the Revolver Facility Due Date then in effect.

2.7            PREPAYMENT AND CANCELLATION OF REVOLVER FACILITY

2.7.1 Prepayment. Subject to the terms and conditions of this Agreement, each Corporate Borrower may from time to time by giving not less than three Banking Days express written notice to the Agent, prepay Advances (other than Bankers' Acceptances and Standby Credits) outstanding under the Revolver Facility, without penalty, except that LIBOR Loans may not be prepaid prior to the end of their applicable Interest Periods unless that Corporate Borrower compensates the Lenders in accordance with Section 8.3.

2.7.2 Cancellation. Gerdau Steel shall have the right at any time and from time to time to cancel all or any portion of the Revolver Commitment. Such right may only be exercised by Gerdau Steel delivering a notice to the Agent specifying the proposed effective date of such cancellation (which must be no less than 30 days thereafter) and the amount of the Total Revolver Commitment to be cancelled (which must be in a principal amount of Cdn.$5,000,000 or a multiple of Cdn.$1,000,000 in excess thereof). The Revolver Commitment shall be permanently reduced on the effective date of each such cancellation in the amount so cancelled.

2.8            MINIMUM ADVANCE

               Unless the Agent otherwise agrees, an Advance (or any portion thereof) by way of Prime Rate Loan under the Revolver Facility (other than any Swing Line Advance) shall be for a minimum principal amount of Cdn.$5,000,000 or a higher principal amount which is a whole number multiple of Cdn.$1,000,000. An Advance (or any portion thereof) by way of an issue of Bankers' Acceptances under the Revolver Facility shall be in a minimum aggregate face amount (subject to availability) of Cdn.$5,000,000 and in whole number multiples of Cdn.$1,000,000.

An Advance (or any portion thereof) by way of Base Rate Loan (other than any Swing Line Advance) or LIBOR Loan shall be in a minimum principal amount (subject to availability) of U.S.$5,000,000. Each Advance under the Revolver Facility (other than any Swing Line Advance) will be made pursuant to a notice received from a Corporate Borrower complying with the provisions of Section 7.4.

2.9            SWING LINE ADVANCES

2.9.1 Commitment. The Swing Line Lender establishes a committed revolving operating credit facility in favour of the Corporate Borrowers to finance the day-to-day working capital requirements for the Corporate Borrowers and other Gerdau Canada Group Members arising in the ordinary course of their operations, as well as for other general corporate purposes of the Gerdau Canada Group. Each Corporate Borrower shall so apply all amounts borrowed by it under the Swing Line Facility.

2.9.2 Overdrafts. Each Advance (other than a Standby Credit) under the Swing Line shall be made by the Swing Line Lender on an overdraft basis by debiting the Canadian dollar or U.S. Dollar Designated Account of the Relevant Borrower. The amount of such overdraft from time to time shall be deemed to be a Prime Rate Loan (to the extent of the debit balance in the Canadian dollar Designated Account) and a Base Rate Loan (to the extent of the debit balance in the U.S. Dollar Designated Account). The Corporate Borrowers shall ensure that the aggregate Outstanding Amount of all outstanding Advances made by the Swing Line Lender under this
               Section 2.9.2 does not exceed the Swing Line Amount at any time.

2.9.3 Standby Credit Disbursements. Upon making any Standby Credit Disbursement, the Swing Line Lender will promptly notify the Agent and the Relevant Borrower of the Swing Line Loan resulting from that payment pursuant to Section 7.6.6.

2.9.4 Relationship to Revolver Commitment. Except as otherwise provided in Section 13.26, for the purposes of each other Section of this Agreement, the amount of the Revolver Commitment of the Swing Line Lender and the Total Revolver Commitment shall be reduced by the Swing Line Amount and the Rateable Shares of the Lenders in each Borrowing made under the Revolver Facility (excluding the Swing Line) shall be adjusted proportionately.

2.9.5 Reduction of Swing Line Amount. If the Revolver Commitment of the Swing Line Lender determined in accordance with Section 2.9.4 is reduced to nil, each further reduction of the Revolver Commitment of the Swing Line Lender determined without regard for Section
               2.9.4 will reduce the Swing Line Amount by the amount of such reduction.

2.9.6 Transitional Provision: At the Effective Time, (i) the Swing Line will be treated as having been drawn by the Relevant Borrower by each outstanding Swing Line Loan and Standby Credit (each as referred to and defined in the Existing Loan

               Agreement), (ii) each such Swing Line Loan shall be treated as a Swing Line Advance made by the Swing Line Lender to the Relevant Borrower of the same Type and tenor under this Agreement and
               (iii) each such Standby Credit shall be treated as a Standby Credit issued by the Issuing Bank under this Agreement.

2.10           ADVANCES

               Any Advance from the Lenders requested by a Corporate Borrower in accordance with Section 2.8 will, subject to the terms and conditions herein, be made by the Lenders pursuant to this Section 2.10 and shall be made up of any combination of any of the following Advances:

2.10.1 by way of Prime Rate Loans, each in a minimum principal amount of Cdn.$5,000,000;

2.10.2 by way of Bankers' Acceptances, each issue in a minimum aggregate face amount (subject to availability) of Cdn.$5,000,000;

2.10.3 by way of Base Rate Loans, each in a minimum principal amount of U.S.$5,000,000; and

2.10.4 by way of LIBOR Loans, each in a minimum principal amount (subject to availability) of U.S.$5,000,000.

                                    ARTICLE 3
                                    FACILITY

3.1            ESTABLISHMENT OF TERM FACILITY

3.1.1 The Lenders severally confirm, on the terms and conditions set out herein, the establishment of a non-revolving term credit facility (the "TERM FACILITY") in favour of the Borrowers in the amount of the Maximum Term Amount which shall be used by each Corporate Borrower to finance, directly or indirectly, in part the acquisition of the Initial Target Shares. Each Lender agrees to participate in each Drawdown, Conversion and Rollover under the Term Facility in accordance with its Rateable Share. However, except for temporary excesses arising from the Agent's allocation of Bankers' Acceptances comprised in any issue of Bankers' Acceptances made in accordance with Section 13.20.1, the aggregate Outstanding Amount of a Lender's participation in all Advances under the Term Facility shall not exceed its Term Commitment.

3.1.2 The Term Facility is available, at the option of a Borrower, by way of (i) Prime Rate Loans in Canadian dollars, (ii) Bankers' Acceptances in Canadian dollars, (iii) Base Rate Loans in U.S. Dollars and (iv) LIBOR Loans in U.S. Dollars.

3.1.3 At the Effective Time, (i) the Term Facility will be treated as having been drawn by the Relevant Borrower by way of all "Advances" outstanding under the Term "Facility" (as each such expression is referred to and defined in the Existing Loan

               Agreement) and (ii) each such "Advance" shall be treated as an Advance made by the Lenders to the Relevant Borrower under this Agreement of the same Type and tenor under the Term Facility.

3.1.4 With effect as of and from December 23, 1999, USP assumes, and shall be deemed to be the Relevant Borrower of, a U.S.$50,000,000 portion of the U.S.$91,743,119.26 Base Rate Loan owing by MRM to the Lenders on that date (such portion being designated by the Agent and referred to as the "Assumed Base Rate Loan") and USP agrees to pay such Assumed Base Rate Loan, and all related Loan Obligations, (collectively, the "Assumed Loan Obligations") to the Lenders as if USP were named in the Existing Loan Agreement as an original party in substitution for MRM in respect of such Assumed Loan Obligations in accordance with the provisions of this Agreement. Notwithstanding such assumption, MRM shall remain obliged as guarantor under the MRM Guarantees in respect of such Assumed Loan Obligations.

3.2            AVAILABILITY AND NON-REVOLVING NATURE OF TERM FACILITY

               Each Borrower may, subject to the terms and conditions of this Agreement, borrow Advances under the Term Facility on the Term Drawdown Date on a non-revolving basis having an initial Outstanding Amount which, when added to the Outstanding Amount of all other Advances referred to in Section 3.1.3, does not exceed the Maximum Term Amount. Any part of an Advance under the Term Facility which is repaid may not be reborrowed and (other than any such repayment pursuant to Section 7.9) shall constitute a permanent reduction of the Term Facility. Each such repayment shall, to the extent thereof, reduce the Term Commitments of the Lenders pro rata.

3.3            REPAYMENT OF TERM FACILITY

               Subject to Section 12.2, all Loans outstanding under the Term Facility shall be repaid by the Borrowers making the following instalment payments to the Agent for the account of the Lenders:

3.3.1 Reductions. The Total Term Commitment shall permanently reduce at the end of the Term Drawdown Date by the amount, if any, by which the Total Term Commitment exceeds the Outstanding Amount of all Advances outstanding under the Term Facility on such date. The Borrowers shall not be entitled to any further Drawdowns under the Term Facility after the Term Drawdown Date.

3.3.2 Scheduled Instalments. Subject to Section 12.2, the Relevant Borrowers with Advances under the Term Facility shall repay all Advances outstanding under the Term Facility in consecutive semi-annual instalments on each day falling 12, 18, 24, 30 and 36 months after the Term Drawdown Date in the following Outstanding Amounts (and the Total Term Commitment shall permanently reduce on each such date by each such amount):

                                                            OUTSTANDING AMOUNT
INSTALMENT                                               OF REPAYMENT INSTALMENT
----------                                               -----------------------
    1                                                        Cdn.$30,000,000
    2                                                        Cdn.$17,500,000
    3                                                        Cdn.$17,500,000
    4                                                        Cdn.$17,500,000
    5                                                        Cdn.$17,500,000
    6                                                        Cdn.$17,500,000
    7                                                        Cdn.$17,500,000

               The Relevant Borrowers with Advances under the Term Facility shall repay the balance of all Advances outstanding under the Term Facility on the Final Term Facility Due Date (and the Total Term Commitment shall permanently reduce to nil on the Final Term Facility Due Date).

3.3.3 Free Cash Flow Reductions. On the 30th Banking Day falling after the day Gerdau Steel delivers the audited annual financial statements of Gerdau Steel to the Agent for each Fiscal Year starting with the 2000 Fiscal Year pursuant to Section 11.1.1.10.1, the Relevant Borrowers with Advances under the Term Facility shall repay Advances in the Outstanding Amount equal to
               (i) seventy-five percent (75%) of Free Cash Flow if such Fiscal Year is the 2000 Fiscal Year and (ii) fifty percent (50%) of Free Cash Flow if such Fiscal Year is after the 2000 Fiscal Year, and the Total Term Commitment shall be permanently reduced on such date in like amount.

3.3.4 Capital Asset Dispositions. The Total Term Commitment shall permanently reduce on each day on which any Gerdau Canada Group Member disposes of any capital assets having a book value exceeding Cdn.$5,000,000 by an amount equal to the Net Asset Disposal Proceeds of such disposal. If the Gerdau Canada Group disposes of capital assets having an aggregate book value exceeding Cdn.$5,000,000 during any period of four consecutive Fiscal Quarters, then on the thirtieth day after the end of the last Fiscal Quarter in such period, the Total Term Commitment shall permanently reduce by the amount, if any, by which Net Asset Disposal Proceeds derived from such disposals exceeds the aggregate amount, if any, of each prior reduction to the Total Term Commitment made pursuant to this Section 3.3.4 in respect of capital asset disposals made during such four consecutive Fiscal Quarter period. The Borrowers shall promptly notify the Agent of full particulars pertaining to any capital asset disposal contemplated by this Section 3.3.4 and of any required repayment under this Section 3.3.4.

3.3.5 Indebtedness Reductions. The Total Term Commitment shall permanently reduce on each day on which any Gerdau Canada Group Member incurs new Indebtedness (other than (i) Indebtedness referred to in clause (x) of the definition of "Permitted Liens",
               (ii) Indebtedness to any Person that is either Gerdau S.A. or another Gerdau Canada Group Member, (iii) Indebtedness in respect of Kyoei Steel Balance of Sale Notes Refinancing Loans, and (iv) Indebtedness in respect of loans made under Section 11.3.1.5.6) by an amount equal to the sum of all cash and Cash Equivalent Investments received from such Indebtedness net of all costs and expenses incurred in effecting such Indebtedness, including legal expenses and underwriting fees and commissions payable to any Person that is not a Gerdau Canada Group Member or an Affiliate.

3.3.6 Rights Offering Reductions. The Total Term Commitment shall permanently reduce on each day on which any Gerdau Canada Group Member issues Capital Stock, or any rights to acquire Capital Stock, (a "RIGHTS OFFERING") to any Person that is not either Gerdau S.A. or another Gerdau Canada Group Member by an amount equal to the sum of all cash and Cash Equivalent Investments received from such Rights Offering net of all costs and expenses incurred in effecting such Rights Offering, including legal expenses and underwriting fees and commissions payable to any Person that is not a Gerdau Canada Group Member, Gerdau S.A. Group Member or an Affiliate.

3.3.7 Voluntary Reductions. The Borrowers shall have the right at any time and from time to time to prepay and permanently cancel, without premium or penalty, all or any portion of the Total Term Commitment. Such right may only be exercised by Gerdau Steel delivering a notice to the Agent specifying the proposed effective date of prepayment and cancellation (which must be no less than three Banking Days thereafter) and the amount of the Total Term Commitment to be cancelled (which must be in a principal amount of Cdn.$5,000,000 or a multiple of Cdn.$1,000,000 in excess thereof). The Total Term Commitment shall be permanently reduced on the effective date of each such cancellation in the amount so cancelled.

3.3.8 Prepayment of Affected Lenders. The Corporate Borrowers shall have the right to permanently cancel without premium or penalty all, but not part, of the Revolver Commitment and Term Commitment of each Affected Lender provided that no Default or Event of Default has occurred. Such right may only be exercised by the Corporate Borrowers delivering a notice to the Agent advising of such cancellation and specifying the effective date of cancellation which must be no less than five Banking Days after and no later than 30 days after the relevant Lender became an Affected Lender. Each Relevant Borrower shall prepay the Affected Lender's Rateable Share of all outstanding Advances on such effective date of cancellation, such Affected Lender's Commitment shall be reduced to nil on such effective date and such Affected Lender shall be released from its obligations to lend hereunder.

3.3.9 Mandatory Prepayments. On the date of each reduction of each Lender's Term Commitment pursuant to the foregoing provisions of this Article 3, each Relevant Borrower shall repay to each Lender such amount on account of such Lender's Rateable Share of Advances made to such Borrower under the Term Facility as may be required to ensure that the Outstanding Amount of such Lender's Rateable Share of all Advances under the Term Facility does not exceed its Term

               Commitment at that time after giving effect to that reduction. Such Lender shall apply any such amount so repaid as follows:

               (a) first, to repay its Rateable Share of Loans under the Term Facility; and

               (b) second, to prepay to the Lender the obligations of each Relevant Borrower under Section 7.5.9 in respect of Bankers' Acceptances issued for such Borrower's account under the Term Facility.

3.4            INTEREST AND ACCEPTANCE FEES ON ADVANCES UNDER THE TERM FACILITY

               Interest on Prime Rate Loans shall be payable in Canadian dollars on each Interest Payment Date applicable thereto on the outstanding principal amount of all Prime Rate Loans made under the Term Facility at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin. Acceptance Fees shall be payable in Canadian dollars on the relevant Borrowing Date based on the face amount of Bankers' Acceptances under the Term Facility at a rate per annum equal to the Applicable Margin. Interest on Base Rate Loans shall be payable in U.S. Dollars on each Interest Payment Date applicable thereto on the outstanding principal amount of all Base Rate Loans made under the Term Facility at a rate per annum equal to the Base Rate plus the Applicable Margin. Interest on LIBOR Loans shall be payable in U.S. Dollars on each Interest Payment Date applicable thereto on the outstanding principal amount of each LIBOR Loan made under the Term Facility at a rate per annum equal to the LIBO Rate for each applicable Interest Period plus the Applicable Margin.

3.5            PREPAYMENT OF TERM FACILITY

               Subject to the terms and conditions of this Agreement, each Borrower may from time to time by giving not less than three Banking Days express written notice to the Agent, prepay Prime Rate Loans and Base Rate Loans (but not Bankers' Acceptances) outstanding under the Term Facility, without penalty or prepay LIBOR Loans outstanding under the Term Facility, except that LIBOR Loans may not be prepaid prior to the end of their respective Interest Periods unless the Borrower compensates the Lenders in accordance with Section 8.3.

3.6            MINIMUM ADVANCE

               Each Advance under the Term Facility shall be for a minimum aggregate amount of $10,000,000 (Canadian or U.S., as applicable) made up of any combination of the following Advances:

3.6.1 by way of Prime Rate Loans, each in a minimum principal amount of Cdn.$5,000,000;

3.6.2 by way of Bankers' Acceptances, each issue in a minimum aggregate face amount (subject to availability) of Cdn.$5,000,000 and in whole number multiples of Cdn.$100,000;

3.6.3 by way of Base Rate Loans, each in a minimum principal amount of U.S.$5,000,000; and

3.6.4 by way of LIBOR Loans, each in a minimum principal amount (subject to availability) of U.S.$10,000,000.

3.7            CONSOLIDATION OF LOANS

               If for any reason (including payments and prepayments) the principal or aggregate face amount of any Advance made pursuant to the Term Facility falls below the minimum prescribed in Section 3.6 (a "SMALL TERM LOAN"), the Borrowers will co-operate with the Agent in consolidating such Small Term Loan with such other Advance under the Term Facility as the Agent may designate to form one Advance having an aggregate principal or face amount satisfying the requirements for Advances imposed under Section 3.6. Alternatively, the Relevant Borrower will immediately prepay Small Term Loans pursuant to Section 3.5.

                                    ARTICLE 4
                                   FACILITIES

4.1            EXISTING HEDGING FACILITY

4.1.1 TD has established a discretionary hedging facility in favour of the Borrowers to be used by each of the Borrowers for hedging its interest rate and Currency exposures on Advances under the Credit Facilities and for foreign exchange contracts, and for any other purpose permitted under this Agreement. TD was the only Hedging Lender as at September 27, 1999.

4.1.2 Any other Lender may establish a discretionary hedging facility in favour of the Borrowers to be used by each Borrower for hedging its interest rate and Currency exposures on Advances under the Credit Facilities and for foreign exchange contracts, and for any other purpose permitted under this Agreement. Upon such establishment, the Lender concerned shall forthwith notify the Agent, whereupon it will become a Hedging Lender for the purposes of this Agreement.

4.1.3 Each Hedging Instrument entered into between a Borrower and a Hedging Lender for a purpose permitted under this Agreement is referred to in this Agreement as an "ELIGIBLE HEDGING INSTRUMENT".

4.1.4 Each Hedging Instrument must be governed by a master netting agreement in the form published by the International Swaps and Derivatives Association, Inc. under which the Full Two Way Payments (as referred to and defined therein) method of termination applies, or in such other form as the Agent may approve (a "MASTER ISDA AGREEMENT").

4.1.5 Each Hedging Lender and Eligible Hedging Instrument under the Existing Loan Agreement shall be considered as a Hedging Lender and Eligible Hedging Instrument under this Agreement.

                                    ARTICLE 5
                                     PAYMENT

5.1            PLACE OF PAYMENT

               All funds made available by the Lenders pursuant to the Credit Facilities shall be made or delivered to the Agent at the Agent's Branch of Account and then, subject to Sections 7.5.7 and 13.20, transferred to the relevant Designated Account. All payments of principal, interest and fees or other amounts payable by each Borrower to the Lenders hereunder shall be made or delivered to the Agent at the Agent's Branch of Account and then transferred to each Lender's Lending Office in accordance with each Lender's Rateable Share. All payments of principal, interest and fees or other amounts payable by each Corporate Borrower to the Swing Line Lender shall be made or delivered to the Swing Line Lender at its Branch of Account.

5.2            APPLICATION OF PAYMENTS AND PREPAYMENTS

               Before any Default or Event of Default occurs, the Agent shall appropriate and apply each payment made by a Borrower under this Agreement in and towards payment of such Loan Obligations as such Borrower shall designate to the Agent at the time of such payment or, failing such designation, in and towards such indebtedness or Loan Obligations of such Borrower as the Agent shall designate. After a Default or an Event of Default occurs, the Agent shall be entitled, subject to Article 13, to appropriate and apply each payment made by each Borrower under this Agreement in and towards payment of such indebtedness or Loan Obligations of a Borrower as the Agent shall designate, notwithstanding any designation made by a Borrower. Any amount of the Term Facility repaid pursuant to Section 3.3 or prepaid pursuant to Section 3.5 shall, to the extent thereof, satisfy the Borrower's repayment obligations under
Section 3.3.2 in inverse order of maturity.

5.3            CHANGE IN CIRCUMSTANCES

               If the introduction of or any Change in Law:

5.3.1 subjects any Lender (or its Holding Body Corporate) to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Taxes or changes the basis of taxation of payments on any Lender (or its Holding Body Corporate) due to the Lenders (or its Holding Body Corporate) or increases any existing Taxes on payments of the Loan Obligations (other than the Lender's Own Taxes (or those of its Holding Body Corporate));

5.3.2 imposes, modifies or deems applicable reserve, liquidity, cash, margin, capital, special deposit, deposit insurance or assessment, or any other regulatory or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for loans by, any Lender (or those of its Holding Body Corporate), or any unutilized portion of any Credit Facility or any obligations of any Lender under any Loan Document;

5.3.3 imposes on any Lender (or its Holding Body Corporate) any Taxes on reserves or deemed reserves in respect of the undrawn portion of any Credit Facility;

5.3.4 imposes on any Lender (or its Holding Body Corporate) or requires there to be maintained by any Lender (or its Holding Body Corporate) any capital adequacy or additional capital requirement (including a requirement which affects the Lenders' (or its Holding Body Corporate's) allocation of capital resources to its obligations) in respect of any Credit Facility, any Advance, any Derivative, this Agreement or the Lenders' obligations hereunder or imposes any other condition or requirement with respect to the maintenance by any Lender of a contingent liability with respect to any Credit Facility, any Advance or any Derivative hereunder; or

5.3.5 imposes on any Lender (or its Holding Body Corporate) any other condition or requirement with respect to this Agreement or a Credit Facility (other than the Lender's Own Taxes (or those of its Holding Body Corporate));

and, in the sole determination of such Lender (the "AFFECTED LENDER"), such occurrence has the effect of:

5.3.6 increasing the cost to the Affected Lender (or its Holding Body Corporate) of the Affected Lender agreeing to make or making, maintaining or funding a Credit Facility, any Advance, any Derivative or any portion of any thereof;

5.3.7 reducing the amount of the Loan Obligations or the net income received by the Affected Lender in respect of this Agreement, a Credit Facility, any Advance, any Derivative, or any portion of any thereof;

5.3.8 directly or indirectly reducing the effective return to the Affected Lender (or its Holding Body Corporate) under this Agreement on its overall capital as a result of entering into this Agreement or as a result of any of the transactions or obligations contemplated by this Agreement (other than a reduction resulting from a higher rate of Income Tax being imposed on the Affected Lender's (or its Holding Body Corporate's) overall income); or

5.3.9 causing the Affected Lender to make any payment or to forego any interest, fees or other return on or calculated by reference to any sum received or receivable by the Affected Lender hereunder,

then, upon demand from time to time being made to the Relevant Borrowers by the Agent on behalf of the Affected Lender, accompanied in each case by a certificate of the Affected Lender documenting the relevant calculations of the compensation being claimed by the Affected Lender (which certificate shall be conclusive and binding on the parties hereto for all purposes, absent manifest error), the Borrowers shall forthwith pay to the Agent for the account of the Affected Lender such additional amounts as are set out in each such certificate in order to fully compensate the Affected Lender (or its Holding Body Corporate) for such additional cost, reduction, payment, foregone interest or other return. The amount payable by each Borrower under this Section 5.3 shall be made in proportion to its share of the aggregate Outstanding Amount of all outstanding Advances under the Credit Facilities, unless the Agent otherwise agrees.

5.4            PAYMENTS GENERALLY

               All payments to be made by a Borrower in respect of Advances (in respect of principal, interest, fees or otherwise) shall be made by the Relevant Borrower to the Agent for the account of the Lender or Lenders concerned or to the Swing Line Lender (as applicable) no later than 11:00 a.m. (Toronto time) on the due date thereof (i) to the accounts of the Agent specified therefor by the Agent at the Agent's Branch of Account or (ii) to the Swing Line Lender by transfer to the Designated Accounts, in each case at the applicable Branch of Account, or, in any such case, to such other accounts as may be specified by such Lender to the Relevant Borrower from time to time. If a payment is not made by such time it shall be considered to have been made on the next Banking Day, unless the Lender concerned agrees, in its sole discretion, to accept a payment at a later time as being effective on the date it is made. All payments to be made by a Borrower shall be made by way of certified cheque, bank draft or other immediately available funds, freely transferable, cleared funds for value on the due date.

5.5            REPAYMENT NOTICE

               Each Relevant Borrower shall deliver a Repayment Notice to the Agent at least five Banking Days before any required repayment is made pursuant to any provision of this Agreement.

5.6            NETTING OF PAYMENTS

               If on any date amounts would be payable under this Agreement in the same currency by the Relevant Borrower to the Lenders and by the Lenders to the Relevant Borrower, then, on such date, unless the Agent notifies the Relevant Borrower stating that netting is not to apply to such payments, each such party's obligations to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by the Relevant Borrower to the Lenders exceeds the aggregate amount that would otherwise have been payable by the Lenders to the Relevant Borrower or vice versa, such obligations shall be replaced by an obligation upon the Relevant Borrower or the Lenders by whom the larger aggregate amount would have been payable to pay to the other the excess of the larger aggregate amount over the smaller aggregate amount.

                                    ARTICLE 6
                        CONDITIONS PRECEDENT TO ADVANCES

6.1            CONDITIONS PRECEDENT TO ADVANCE

               No Borrower shall be entitled to obtain an Advance under any Credit Facility pursuant to this Agreement until an Implementation Notice is given and then only upon satisfaction of and compliance with the following terms and conditions:

6.1.1 the representations and warranties set forth in Article 10 are true and accurate in all material respects on the date of this Agreement and shall continue to be true and accurate in all material respects on the date of the Advance in question and, in respect of an Advance under the Term Facility, the Agent shall have received a Certificate of Gerdau Steel to such effect;

6.1.2 no Default or Event of Default shall have occurred and be continuing on the requested date of Advance and, in respect of an Advance under the Term Facility, the Agent shall have received a Certificate of Gerdau Steel to such effect;

6.1.3 the Agent shall have received any required Drawdown Notice in accordance with Section 7.4; and

6.1.4 the aggregate Outstanding Amount of all Advances outstanding under a Credit Facility, following the making of the Advance in question and having regard to any repayments of principal to be made on the date of the Advance in question, shall not exceed the Maximum Amount of such Credit Facility.

6.2            CONDITIONS PRECEDENT TO EFFECTIVE TIME

               The amendments to and restatement of the Existing Loan Agreement set out in this Agreement shall not take effect unless and until the Agent confirms in writing to the Borrowers (the "IMPLEMENTATION Notice") that the Agent has received each of the following agreements, documents and instruments (each in form and substance satisfactory to the Agent), or it has received some, but not all, of them and it is prepared to waive receipt of the balance of them for the purposes of allowing such amendments and restatement to take effect:

6.2.1 the Agent shall have received a duly executed copy of this Agreement and each of the agreements, documents and instruments listed in Schedule Q relative to the Co-Steel Group Credit Agreements;

6.2.2 the Agent shall have received a duly executed copy of each of the Status Quo Agreement, an amended and restated security co-ordination agreement and the agreements, documents and instruments listed in Schedule L, together with any Mortgaged Property being delivered to the Agent pursuant to any Security comprised therein, to the extent not previously received by the Agent, including share certificates representing all of the issued Capital Stock in the Gerdau Canada Subgroup Interim Holding Company and the Gerdau Canada Subgroup Shares and arrangements satisfactory to the Agent shall have been made to ensure that the Agent receives the share certificate representing the Exchanged Co-Steel Shares, together with transfer forms duly executed in blank with signatures guaranteed by a Canadian chartered bank;

6.2.3 the Agent shall have received the following in form and substance satisfactory to the Agent:

               6.2.3.1 a Certificate of each Borrower dated the date of this Agreement certifying that attached thereto are true and correct copies of the following documents, and that such documents are in full force and effect, unamended:

                        6.2.3.1.1 the articles and by-laws (or equivalent or analogous formation and internal management documentation) of each Borrower and any unanimous shareholder agreement pertaining to each Borrower;

                        6.2.3.1.2 a certificate of incumbency, including sample signatures of officers and directors, of each Borrower; and

                        6.2.3.1.3 the resolutions or other documentation evidencing that all necessary action, corporate or otherwise, has been taken by each Borrower to authorize the execution, delivery and performance of the New Loan Documents to which it is a party;

               6.2.3.2 a certificate of compliance or status (as applicable) in respect of each Gerdau Canada Group Member dated on or about the date of this Agreement;

               6.2.3.3 certificates for each other Gerdau S.A. Group Member that is currently providing, or intended pursuant hereto to provide, Security to the Syndicate substantially equivalent or analogous to the certificates of each Gerdau Canada Group Member (including attachments) referred to in Sections 6.2.3.1 and 6.2.3.2 above;

               6.2.3.4 certified copies of the insurance policies evidencing the insurance required to be maintained by each Gerdau Canada Group Member under Section 9.6;

               6.2.3.5 certified copies of all Permits required to enable the Borrowers and each other Gerdau S.A. Group Member currently providing, or intended pursuant hereto to provide, Security to the Syndicate to execute, deliver, incur and perform its obligations under each Loan Document to which it is a party and consummate the transactions contemplated thereby;

               6.2.3.6 evidence that all Registrations and other actions as may be necessary or desirable in the judgment of the Lenders' Counsel to perfect, preserve and protect the Security and its validity, effect and priority have been effected;

               6.2.3.7 deposit of the share certificates representing all the issued Capital Stock of Porter Bros., MRM America and MFT, acknowledgements that such Capital Stock is pledged to the Agent pursuant to the Security, and such other documents and opinions relating thereto as the Agent may require;

               6.2.3.8 deposit of the share certificates representing all the new issued Capital Stock of the Gerdau S.A. Group Members as may arise from the Debt Restructuring Transactions, acknowledgements that such Capital Stock is pledged to the Agent pursuant to the Security, and such other documents and opinions relating thereto as the Agent may require;

               6.2.3.9 deposit of the share certificates representing the Capital Stock of Courtice, MRM Holdings and Gerdau USA transferred pursuant to the Co-Steel Combination Transactions and deposit of the share certificate representing all the Capital Stock of the Gerdau Canada Sub-Group Interim Holding Company, acknowledgements that all such Capital Stock is pledged to the Agent pursuant to the Security, a guarantee of the Loan Obligations executed in favour of the Agent by the Gerdau Canada Sub-Group Interim Holding Company, and such other documents and opinions relating thereto as the Agent may require;

               6.2.3.10 in respect of the FLS/Gerdau USA Merger, the deposit of the share certificates representing all the Capital Stock of AmeriSteel owned by Gerdau USA, an acknowledgement that such Capital Stock continues to be pledged to the Agent pursuant to the stock pledge executed in favour of the Agent by FLS and pursuant to the stock pledge executed in favour of the Agent by Gerdau USA, and such other documents and opinions relating thereto as the Agent may require;

               6.2.3.11  opinions from:

                         6.2.3.11.1 the Borrower's Counsel in respect of the Gerdau S.A. Trust Deed in respect of the Reorganization Transactions and the entry into effect of the amendments to the Existing Loan Agreement contemplated hereby;

                         6.2.3.11.2 Co-Steel's Counsel in respect of the Co-Steel Group Credit Agreements and the amendments contemplated by the agreements, documents and instruments listed in Schedule Q;

                         6.2.3.11.3 the Borrower's Counsel in respect of the Exchanged Co-Steel Shares; and

                         6.2.3.11.4 the Borrower's Counsel in respect of each Gerdau S.A. Group Member currently providing, or intended pursuant hereto to provide, Security to the Syndicate, addressed to the Syndicate and the Lenders' Counsel, in respect of the laws of such jurisdictions, the Loan Documents, the Gerdau S.A. Trust Deed and as to such matters and in such form as the Lenders may require;

               6.2.3.12 a Compliance Certificate for the period of four consecutive Fiscal Quarters ending June 30, 2002;

               6.2.3.13  a Borrowing Base Report prepared as at June 30,
                         2002;

               6.2.3.14 satisfactory evidence that the New Loan Documents shall, if necessary or desirable, have been filed, registered and recorded where appropriate;

               6.2.3.15 such other agreements, documents and instruments as the Agent or the Swing Line Lender may reasonably require;

               6.2.3.16 a Certificate of each Borrower dated the date of this Agreement confirming satisfaction of and compliance with the terms and conditions set out in this Section
                         6.2 as well as Sections 6.1.1 and 6.1.2;

               6.2.3.17 a Certificate of Gerdau Steel certifying that all of the conditions contained in Sections 6.1.1, 6.1.2 and
                         6.1.3 inclusive have been satisfied; and

               6.2.3.18 a favourable report from the Lenders' Counsel to the Lenders as to all legal aspects in this transaction on which the Agent requires a report, including with respect to this Agreement, the Security, the other New Loan Documents and the opinions delivered pursuant to
                         Section 6.2.3.11.

6.2.4 The Agent shall have received from Gerdau Steel all outstanding fees agreed to be paid on or prior to the date of this Agreement by Gerdau Steel to the Agent and the Lenders (or any of them) pursuant to the fee letter dated September 5, 2002 from Gerdau Steel to the Agent.

6.3            EFFECTIVE TIME

               The Credit Facilities set out in this Agreement shall only become available to the Borrowers pursuant to this Agreement if the Agent issues the Implementation Notice.

6.4            EFFECTIVENESS

               Upon the Agent delivering the Implementation Notice to the Borrowers, the Lenders will be deemed to have consented to the Reorganization Transactions subject to and upon the terms and conditions stated herein and this Agreement shall amend and restate the Existing Loan Agreement in its entirety. The Existing Loan Agreement as amended and restated by this Agreement shall constitute one agreement, and the Existing Loan Agreement as so amended and restated is hereby ratified and confirmed by the parties hereto.

6.5            PROVISIONS TAKING IMMEDIATE EFFECT

               Notwithstanding any other provision of this Agreement, this
Section 6.5 and Section 8.2 of this Agreement shall take effect immediately upon the execution and delivery of this Agreement whether or not the Implementation Notice is ever issued.

6.6            RIGHTS UNAFFECTED

               This Agreement shall not waive, prejudice, delay or impair any rights of the Syndicate, Gerdau Steel or the Borrowers arising under the Existing Loan Agreement, the Security or otherwise, at law or in equity, which have accrued to the Syndicate, Gerdau Steel or the Borrowers, as the case may be, before the Effective Time. All interest, fees and other amounts (other than principal) due or becoming due or owing as at the Effective Time shall be paid after such time to the Syndicate in accordance with the terms and conditions of this Agreement.

6.7            DATE OF AGREEMENT

               References in this Agreement to the date of this Agreement, the date hereof and similar expressions shall be construed as references to the date this amended and restated loan agreement is executed and delivered by the parties hereto.

                                    ARTICLE 7
                                    ADVANCES

7.1            ADVANCE AND INTEREST PAYMENT DATES

               Upon timely fulfillment of and compliance with all applicable terms and conditions as set forth in this Agreement by the Relevant Borrower, the Agent (to the extent it has received funds from the Lenders) on behalf of the Lenders will, subject to Section 5.6, make the requested amount of any Advance by way of Prime Rate Loan, Base Rate Loan or LIBOR Loan requested by the Relevant Borrower available to the Relevant Borrower on the Drawdown Date by crediting its Designated Account with such amount. The Relevant Borrower shall pay interest to the Swing Line Lender or to the Agent for the account of the Lenders (as applicable) at such Lender's Branch of Account on each Loan borrowed by the Relevant Borrower which is outstanding from time to time hereunder at the rate of interest applicable to such Loan as set out in this Agreement.

               Interest on each Prime Rate Loan, Base Rate Loan and LIBOR Loan shall be payable on each Interest Payment Date applicable thereto. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the Borrowing Date of such Loan or the previous date on which interest was payable, as the case may be, to but excluding the date on which interest is payable, or the end of the Interest Period, as the case may be, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand. Overdue interest with respect to a LIBOR Loan made under a Credit Facility shall, upon the expiry of the Interest Period applicable to such LIBOR Loan, bear interest, payable on demand, calculated at the rates and in the manner applicable to Base Rate Loans made under the same Credit Facility.

               Interest calculated with reference to the Prime Rate or the Base Rate shall be calculated daily and compounded monthly on the basis of a year of 365 or 366 days, as applicable. Interest calculated with reference to the LIBO Rate shall be calculated daily and compounded at the end of the Interest Period applicable thereto, and if the Interest Period is longer than three months, every three months on the basis of a year of 360 days.

7.2            PAYMENT OF INTEREST

               Each Borrower shall pay to the Agent for the account of the applicable Lenders interest on each Loan borrowed by it in the manner and at the rates per annum determined in accordance with this Agreement. Interest payable hereunder shall be payable both before and after maturity, default and/or judgment, if any, until payment in full thereof, and interest shall accrue on overdue interest, if any, at the same rate, except as otherwise provided in
Section 7.1. Changes in the Prime Rate or the Base Rate shall cause an immediate adjustment of the interest payable hereunder with respect to Prime Rate Loans and Base Rate Loans, respectively, without the necessity of any notice to the Borrowers.

7.3            CONVERSIONS

               Subject to the other terms of this Agreement, the Relevant Borrower may from time to time convert all or any part of the outstanding amount of any Advance under the Term Facility on its Maturity Date (in the case of a LIBOR Loan or an issue of Bankers' Acceptance) or at any time (in the case of Prime Rate Loan or a Base Rate Loan) into another form of Advance denominated in the same Currency under the Term Facility permitted by this Agreement by giving the Agent a Conversion Notice in accordance with Section 7.4 provided that any part of an Advance that is not converted and the resulting new Advance each comply with the amounts specified below:

7.3.1 in the case of a Prime Rate Loan or Base Rate Loan, a minimum principal amount of $5,000,000 (Cdn. or U.S., as applicable);

7.3.2 in the case of a LIBOR Loan, a minimum principal amount (subject to availability) of U.S.$10,000,000; and

7.3.3 in the case of an issue of Bankers' Acceptances, a minimum aggregate face amount (subject to availability) of Cdn.$5,000,000 and in whole number multiples of Cdn.$1,000,000.

7.4            NOTICE OF ADVANCES, PAYMENTS, CONVERSIONS AND ROLLOVERS

               Each Borrowing Notice and Repayment Notice, as the case may be, shall be given no later than:

7.4.1 on the third Banking Day prior to any Borrowing Date or payment date, in respect of any Prime Rate Loan or Base Rate Loan in an amount of $25,000,000 (Cdn. or U.S., as applicable) or more;

7.4.2 on the second Banking Day prior to any Borrowing Date or payment date, in respect of any Prime Rate Loan or Base Rate Loan in an amount of $10,000,000 (Cdn. or U.S., as applicable) or more but less than $25,000,000 (Cdn. or U.S., as applicable);

7.4.3 on the Banking Day before the Borrowing Date of any Prime Rate Loan or Base Rate Loan or payment date, in respect of any Prime Rate Loan or Base Rate Loan in an amount less than $10,000,000 (Cdn. or U.S., as applicable);

7.4.4 on the third Banking Day prior to the Borrowing Date or payment date of any LIBOR Loan; and

7.4.5 on the second Banking Day prior to the Borrowing Date of any Bankers' Acceptances.

Notices shall be given not later than 10:00 a.m. (Toronto time) on the last available date for notice. If a notice is not given by such time, it shall be deemed to have been given on the next Banking Day. If a Conversion Notice is not given by 10:00 a.m. on the second Banking Day prior to a proposed Conversion, the Lenders may, in the case of a proposed Conversion to Bankers' Acceptances, decline to accept such Bankers' Acceptances and in the case of a proposed Conversion to a Prime Rate Loan, may charge, as liquidated damages, interest on the resulting Prime Rate Loan at a rate equal to 115% of the rate of interest otherwise applicable to such Prime Rate Loan under this Agreement for a period of two Banking Days from the maturity of the Bankers' Acceptances. Thereafter the rate of interest applicable to such Prime Rate Loan shall be the rate of interest otherwise applicable to such Loan, as set out in this Agreement. The foregoing provisions shall also apply if a Borrower requests a Rollover of Bankers' Acceptances to take place on the Maturity Date of another issue of Bankers' Acceptances but does not give a Rollover Notice by 10:00 a.m. on the second Banking Day prior to such Maturity Date. The Relevant Borrower agrees that such additional interest is a reasonable pre-estimate of loss to each Lender and not a penalty. Such increased interest is payable for the administrative expense incurred by each Lender and for the loss of protection against future interest rate risks suffered by each Lender as a result of a Borrower's failure to give any of these notices.

7.5            BANKERS' ACCEPTANCES

               The following provisions shall apply to Advances obtained by way of the issuance of Bankers' Acceptances:

7.5.1 all drafts required to be accepted by a Lender pursuant to this Agreement shall be in the form requested by such Lender, and, shall be executed and drawn by such Lender on behalf of the Relevant Borrower pursuant to the power of attorney contained in
               Section 7.5.3;

7.5.2 any Borrowing Notice requesting an issue of Bankers' Acceptances shall include instructions from the Relevant Borrower stating that it wishes to have drafts accepted as Bankers' Acceptances under this Agreement and stating the aggregate face amount of and the term (being, subject to availability, one, two, three or six months) applicable to such drafts. The Relevant Borrower may notify the Agent by telephone of its instructions with respect to Bankers' Acceptances, provided it shall immediately thereafter confirm its telephone instructions given pursuant to this Section
               7.5.2 by a Borrowing Notice;

7.5.3 each Borrower authorizes each Lender, and for this purpose appoints each Lender the lawful attorney of such Borrower, to complete, sign and endorse drafts on its behalf in handwriting or by facsimile or mechanical signature in accordance with each Borrowing Notice and, once so completed, signed and endorsed, and following acceptance of them as a Bankers' Acceptance under this Agreement, then purchase, discount or negotiate such Bankers' Acceptances in accordance with the provisions of this Section
               7.5. Drafts so completed, signed and endorsed and negotiated on behalf of each Borrower shall bind such Borrower as if so performed by an authorized officer of such Borrower;

7.5.4 the face amount of each Bankers' Acceptance to be accepted by a Lender shall be a whole number multiple of Cdn.$100,000;

7.5.5 the Agent shall have the discretion to restrict the term and the Maturity Date of an issue of Bankers' Acceptances. The Maturity Date of each issue of Bankers' Acceptances must be no later than the Due Date of the relevant Credit Facility. There shall not be more than ten (10) issues of Bankers' Acceptances maturing during any single calendar month under the Credit Facilities, unless the Agent otherwise agrees;

7.5.6 each Lender shall purchase each Bankers' Acceptance accepted by it at a discount to yield (excluding the Acceptance Fee) an interest rate per annum equal to such Lender's BA Reference Rate on each Acceptance Date of Bankers' Acceptances issued pursuant to this Agreement. The obligation of the Relevant Borrower to pay to a Lender the face amount of each Bankers' Acceptance so purchased by it upon the maturity of such Bankers' Acceptance shall continue in full force and effect notwithstanding such purchase. A Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any Bankers' Acceptance purchased by it;

7.5.7 when Bankers' Acceptances are being issued, each Lender shall, subject to Section 13.20.7, transfer to the Agent at the Agent's Branch of Account for value on the Acceptance Date immediately available Canadian dollars in an amount equal to the net proceeds of sale of all Bankers' Acceptances purchased by it on such Acceptance Date, net of the applicable Acceptance Fee in respect of such Bankers' Acceptances. Subject to Section 5.6, the Agent will transfer such amounts to the Relevant Borrower by depositing the same for value on the applicable Acceptance Date to the Designated Account of the Relevant Borrower;

7.5.8 the Acceptance Fee applicable to each Bankers' Acceptance shall be calculated upon the principal face amount of such Bankers' Acceptance for the duration of its term on the basis of the actual number of days from the date of its acceptance by a Lender up to the Maturity Date of the Bankers' Acceptance calculated on the basis of a 365 day year at the rates per annum provided for in Section 2.3 or 3.4, as applicable;

7.5.9 the Relevant Borrower shall provide for the payment to the Lenders at the Agent's Branch of Account of the full face amount of each issue of Bankers' Acceptance on its Maturity Date or, on the occurrence of an Event of Default, prior to its Maturity Date forthwith pursuant to Section 12.3. The Relevant Borrower shall not be entitled to prepay any Bankers' Acceptances. Where an issue of Bankers' Acceptances matures and the Relevant Borrower does not provide for payment or otherwise designate the manner in which payment is to be made in accordance with the provisions of this Agreement, the Borrower shall be deemed to have provided for payment of the aggregate face amount of such Bankers' Acceptances by Conversion into a Prime Rate Loan under the Credit Facility pursuant to which the Bankers' Acceptances were issued in a principal amount equal to the aggregate face amount of the Bankers' Acceptances on their Maturity Date;

7.5.10 the Relevant Borrower shall not claim from any Lender any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lender pursuant to this Agreement. In addition, the Relevant Borrower waives any demand, presentment for payment, protest, noting of protest, dishonour, notice of dishonour and any other notice or defence to payment which might otherwise exist if for any reason a Bankers' Acceptance is held by the Lender in its own right at the maturity thereof and the Relevant Borrower shall pay the Agent for the account of such Lender the face amount of any such Bankers' Acceptance on its Maturity Date;

7.5.11 any executed drafts to be used as Bankers' Acceptances which are held by the Agent or a Lender need only be held in safekeeping with the same degree of care as if they were such Lender's own property and such Lender was keeping them at the place at which they are to be held. Each Borrower shall, by written notice to the Agent, designate the Persons authorized to give the Agent instructions regarding the manner in which drafts are to be completed and the time at which they are to be issued;

7.5.12 the Relevant Borrower agrees to forthwith reimburse each Lender in full any amount paid by the Lender in respect of any Bankers' Acceptance accepted by the Lender hereunder on its behalf; however, the Relevant Borrower shall not be obliged to indemnify any Lender for any fees or expenses caused by the gross negligence or willful misconduct of such Lender;

7.5.13 the obligations of each Borrower under this Section 7.5 are unconditional, shall not be subject to any qualification or exception whatsoever and shall be fulfilled strictly in accordance with the terms of this Agreement under all circumstances including the following:

               7.5.13.1 any lack of validity or enforceability of any draft accepted by any Lender as a Bankers' Acceptance; or

               7.5.13.2 the existence of any claim, set-off, defence or otherwise which the Relevant Borrower may have at any time against the holder of a

                         Bankers' Acceptance, any Lender or any other Person or entity whether in connection with this Agreement or otherwise;

7.5.14 each Borrower shall execute and deliver such bankers' acceptances agreements, indemnities, directions, powers of attorney and other assurances as any Lender may reasonably require from time to time with respect to any issue of Bankers' Acceptances. Such documents shall take effect subject to Section 1.11;

7.5.15 if any provision of this Agreement has the effect of requiring a Bankers' Acceptance to be prepaid, such prepayment is effected by paying to the Agent an amount in Canadian dollars equal to the face amount of such Bankers' Acceptance and the Agent crediting the amount so received by it into an interest bearing account with it in the name of the Relevant Borrower from which the only withdrawal which may be made is to pay the Lender accepting such Bankers' Acceptance the face amount of such Bankers' Acceptance on its Maturity Date.

7.5.16 If a Lender is not permitted by Applicable Law, or does not by virtue of customary market practice, accept drafts for the purpose of subsequent sale as a bankers' acceptance (a "NON-ACCEPTANCE LENDER"), each time a Relevant Borrower gives a Borrowing Request for an issue of Bankers' Acceptances, such Non-Acceptance Lender shall, in lieu of accepting and purchasing Bankers' Acceptances pursuant to this Section 7.5, make an advance in Canadian dollars to the Relevant Borrower (a "B/A EQUIVALENT ADVANCE") in the amount equal to the Acceptance Proceeds which would be derived from a hypothetical sale of drafts accepted by it ("NOTIONAL ACCEPTANCES") in the aggregate face amount of its Rateable Share of such requested issue of Bankers' Acceptances at a discount rate that yields to such Non-Acceptance Lender (excluding the Acceptance Fee) an interest rate per annum equal to such Lender's BA Reference Rate. Any B/A Equivalent Advance shall be repayable on the maturity of such issue of Bankers' Acceptances. A Non-Acceptance Lender shall be entitled to deduct from the amount of its B/A Equivalent Advance to be paid to the Agent pursuant to Section 7.5.7 an amount equal to the Acceptance Fee determined in accordance with Section 7.5.8 that would have been payable to it with respect to the Notional Acceptances corresponding to the B/A Equivalent Advance. For the purposes of this Agreement each reference to an issue of Bankers' Acceptances shall be deemed to include, where relevant, B/A Equivalent Advances, with the necessary changes being made to fit the context.

7.6            STANDBY CREDITS

               The following provisions apply to Advances obtained by way of issuance of Standby Credits:

7.6.1 A Standby Credit may be requested by a Corporate Borrower to be issued by the Issuing Bank under the Swing Line in Canadian dollars or U.S. Dollars or, with the prior consent of the Agent and the Issuing Bank, any other Currency;

7.6.2 The Issuing Bank shall have the right, in its sole discretion, to limit the Maturity Date of any Standby Credit. Following the occurrence of a Default or Event of Default, the Issuing Bank shall have the right, in its sole discretion, to extend the Maturity Date of any Standby Credit whether or not any other party requests or objects to such extension;

7.6.3 Notwithstanding any other provision of this Section 7.6, a Corporate Borrower may not request the issuance of any Standby Credit (i) if the aggregate Outstanding Amount of all Standby Credits outstanding under the Revolver Facility would, after the issuance of the Standby Credit in question, exceed Cdn.$4,000,000; or (ii) having a term which would extend beyond the Revolver Facility Due Date;

7.6.4          Reimbursement

               7.6.4.1 The Relevant Borrower unconditionally and irrevocably authorizes the Issuing Bank to pay the amount of any demand made on the Issuing Bank in accordance with the terms of any Standby Credit issued for its account on demand without requiring proof of the Relevant Borrower's agreement that the amount so demanded was due and notwithstanding that the Relevant Borrower may dispute the validity of any such demand or payment;

               7.6.4.2 The Relevant Borrower shall indemnify and save the Issuing Bank harmless from and against, and reimburse the Issuing Bank for, any and all payments and losses and expenses (other than lost profits) which it may suffer or incur arising in any manner whatsoever out of the issuance of any Standby Credit, including the making of, or refusal to make, any payments demanded thereunder (including any court costs and legal costs on a substantial indemnity scale incurred in connection with any proceedings to restrain the Issuing Bank from making, or to compel the Issuing Bank to make, any such payment). This indemnity shall be unconditional, shall not be subject to any qualification or exception whatsoever and shall not be lessened, invalidated or otherwise prejudiced for any reason whatsoever including by reason of (i) any lack of validity or enforceability of the Standby Credit, (ii) any claim, set-off, defence or other right the Relevant Borrower may have against the beneficiary of the Standby Credit, including any claim that a demand for payment under the Standby Credit is fraudulent or (iii) any of the matters referred to in
                        Section 7.6.5.

7.6.5          Issuing Bank Not Liable

               7.6.5.1 The Issuing Bank shall not have any responsibility or liability for, or duty to inquire into, the sufficiency, authorization, execution, signature, endorsement, correctness, genuineness or legal effect of any certificate or other document presented to it pursuant to any Standby Credit and the Relevant Borrower for whom such Standby Credit was issued fully and unconditionally assumes all risks with respect to the same and, without limiting the generality of the foregoing, all risks of the acts or omissions of any beneficiary of any Standby Credit with respect to the use by any beneficiary of any Standby Credit. The Issuing Bank shall not be responsible:

                        7.6.5.1.1 for the validity or genuineness of certificates or other documents delivered under or in connection with any Standby Credit that appear on their face to be in order, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged;

                        7.6.5.1.2 for errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telefax, wireless or otherwise, whether or not they are in code;

                        7.6.5.1.3 for errors in translation or for errors in interpretation of technical terms or for errors in the calculation of amounts demanded under any Standby Credit;

                        7.6.5.1.4 for any failure or inability by the Issuing Bank or anyone else to make payment under any Standby Credit as a result of any Applicable Law or by reason of any control or restriction rightfully or wrongfully exercised by any Person asserting or exercising governmental or paramount powers;

                        7.6.5.1.5 for any other consequences arising from causes beyond the control of the Issuing Bank; or

                        7.6.5.1.6 any error, neglect or default of any correspondent of the Issuing Bank, or of any advising, confirming, negotiating or paying bank,

                        and none of the above shall lessen, invalidate or otherwise prejudice any of the rights of the Issuing Bank hereunder or the obligations of the Relevant Borrower under Section 7.6.4.2. In furtherance and not in limitation of the foregoing provisions, it is agreed that any payment made by the Issuing Bank in good faith in response to any demand for payment under a Standby Credit shall be deemed to have been properly made and shall be binding upon all parties hereto and shall not result in any liability of the Issuing Bank to the other parties hereto and shall not lessen, invalidate or otherwise prejudice the obligations of the Relevant Borrower under Section 7.6.4.2.

               7.6.5.2 Notwithstanding the provisions of this Section 7.6.5, a Corporate Borrower shall not be responsible for, and the Issuing Bank shall not be relieved of responsibility for, any willful misconduct or gross negligence of or by the Issuing Bank.

7.6.6 Payments Under Standby Credits: Each payment made by the Issuing Bank under or otherwise in respect of a Standby Credit which is not reimbursed to the Issuing Bank pursuant to Section 7.6.4.2 on the date such payment is made shall be deemed to constitute an Advance under the Swing Line on the date such payment is made and shall be repaid by the Relevant Borrower to the Swing Line Lender accordingly. Each such payment made in Canadian dollars shall be treated as a Prime Rate Loan. Each such payment made in U.S. Dollars shall be treated as a Base Rate Loan. Each such payment made in any other Currency shall be treated as a Prime Rate Loan in the amount of Canadian Dollars equal to the equivalent of such other Currency payment determined at the spot rate of exchange quoted by the Swing Line Lender at the time such payment is made.

7.6.7 Standby Credit Fees: The Relevant Borrower shall pay a fee to the Issuing Bank in advance on the date of issuance of each Standby Credit for the period from and including the date of issuance of the Standby Credit to and including the stated expiry date thereof, based on the stated amount of the Standby Credit on such issuance date. Such fee shall be payable in the Currency in which the applicable Standby Credit is denominated. The fee payable shall be determined as the product obtained by multiplying (i) the stated amount of such Standby Credit times (ii) the Applicable Margin and times (iii) the fraction of the number of days from the date of issue until the Maturity Date of such Standby Credit divided by the actual number of days in the year. In addition, the Relevant Borrower shall pay the Issuing Bank's prevailing scheduled rates for services (including advices, amendments and renewals) provided by the Issuing Bank pertaining to outstanding Standby Credits. All amounts paid to the Issuing Bank pursuant to this Section 7.6.7 shall be retained by the Issuing Bank for its own account.

7.6.8 Acceleration: On the Revolver Facility Due Date or upon the Agent making a declaration under Section 12.2.2, the maximum amount of the contingent liability of the Issuing Bank under any Standby Credit which is then outstanding shall immediately become due and payable notwithstanding that the Issuing Bank has not at such date been required to make payment under any such Standby Credit. Any such amount shall be paid to the Agent and shall be credited to the Cash Collateral Account and held in the manner contemplated by Section 7.6.10 as security for the repayment of future indebtedness of that Borrower to the Issuing Bank in respect of each Standby Credit issued for its account which are drawn down, and, pending the expiry of all such outstanding Standby Credits, any such amounts held by the Agent shall bear interest at the rate established by the Agent from time to time as that payable in respect of 30 day term deposits of the Agent for monies of like amount.

7.6.9 Conflict: Each Standby Credit shall be subject to the Issuing Bank's customary Standby Credit terms and procedures from time to time in effect and shall be in a form acceptable to the Issuing Bank. Each Borrower shall execute and deliver such standard form indemnities, bonds and other assurances as the Issuing Bank may reasonably require from time to time with respect to Standby Credits and such standard form indemnities, bonds and other assurances shall take effect subject to Section 1.11. A Standby Credit shall in no event contain provisions requiring the Issuing Bank to satisfy itself, prior to payment thereunder, as to any conditions for a drawing thereunder other than the presentation of prescribed documents.

7.6.10 Prepayment: If any provision of this Agreement has the effect of requiring a Standby Credit to be prepaid, such prepayment is effected by providing the Agent with cash cover in the Currency in which that Standby Credit is denominated, by reducing, whether by partial cancellation or otherwise, (in accordance with the terms of this Agreement and the relevant Standby Credit) the amount that may be demanded under that Standby Credit (or by such amount automatically reducing in accordance with the terms of the relevant Standby Credit) or by cancelling that Standby Credit by returning the original to the Issuing Bank together with written confirmation (in form and substance satisfactory to the Issuing
               Bank) from the beneficiary that the Issuing Bank has no further liability under that Standby Credit. "CASH COVER" is provided, in whole or in part, in respect of a Standby Credit at any time by paying an amount, in the Currency in which that Standby Credit is denominated, equal to the whole or a part of the maximum amount which may be drawn under such Standby Credit at such time to the Agent, to be held by the Agent pursuant to the Relevant Borrower's debenture listed in Schedule L and the Agent paying the amount so received by it into an interest bearing account with it in the name of the Relevant Borrower (a "CASH COLLATERAL ACCOUNT") from which the only withdrawals which may be made until the relevant Standby Credit is otherwise cancelled or expires or prepaid in its entirety are withdrawals to pay the Issuing Bank amounts due and payable to it under this Agreement following any payment made by it under such Standby Credit. If a Standby Credit is cancelled or expires or is returned to the Issuing Bank by the beneficiary for cancellation without payment, then, so long as no Event of Default has occurred, the Relevant Borrower shall thereafter be free to withdraw any remaining credit balance in the Cash Collateral Account pertaining to such Standby Credit.

7.7            LIBOR LOANS - MARKET DISRUPTION

               If at any time prior to the commencement of any Interest Period, any Lender (an "AFFECTED LENDER") shall have determined and gives notice to the Agent (which will promptly notify the Borrowers and the other Lenders) that it has become unlawful or impossible for that Lender to make, maintain or fund any LIBOR Loan or that the Lender's ability to make, maintain or fund such LIBOR Loan has been materially adversely affected because:

7.7.1 of circumstances affecting the London interbank market or elsewhere which result in there not existing adequate and fair means for ascertaining the rate of interest applicable to such LIBOR Loan during such Interest Period;

7.7.2 deposits in U.S. Dollars are not being offered to a Lender in the London interbank market or elsewhere in sufficient amounts in the ordinary course of business; or

7.7.3 any Change in Law or any change in national or international, financial, political or economic conditions or currency exchange rates or exchange control,

then, from and after the date of such determination for so long as such condition shall continue to exist, no Borrower shall have the right to obtain or maintain a participation in any LIBOR Loan from the Affected Lender. When the Affected Lender has made any such determination, upon notice thereof by the Agent to the Relevant Borrower, the Relevant Borrower shall on the last day of the then current Interest Period applicable to the participation of the Affected Lender in any LIBOR Loan owing by the Relevant Borrower to such Lender either
(i) repay to the Affected Lender its participation in such LIBOR Loan together with all unpaid interest accrued thereon to the date of repayment and all other amounts payable to the Affected Lender hereunder in respect of such LIBOR Loan or (ii) convert its participation in such LIBOR Loan to another form of Loan under the same Credit Facility in the same Currency.

7.8            ILLEGALITY

               If any Change in Law shall make it unlawful or impossible for any Lender (an "AFFECTED LENDER") to make, maintain or fund its participation in any Advance, such Affected Lender shall promptly give notice to the Agent which will promptly give notice to the Borrowers and the other Lenders. Upon the Agent giving such notice the obligation of the Affected Lender to make or continue its participation in such Advances, which it would be unlawful or impossible for such Lender to make or continue, shall be suspended for so long as such condition shall exist. Upon receipt of such notice the Relevant Borrower shall either (i) convert each participation of the Affected Lender in each affected Advance to another Type of Advance under the same Credit Facility in the same Currency or (ii) repay the Affected Lender's participation in such Advance together with all unpaid interest accrued thereon to the date of repayment and all other amounts payable hereunder to such Affected Lender in respect of such Advance, in either case (A) on the Maturity Date applicable to each such Advance, if the Affected Lender may lawfully continue to maintain and fund its participation in such Advance to such date, or (B) immediately if the Affected Lender may not lawfully continue to fund and maintain its participation in such Advance to such dates and the Relevant Borrower promptly shall pay any compensation owing to such Lender under Section 8.3 in consequence thereof. If the Relevant Borrower fails to select (i) or (ii), the Relevant Borrower shall be deemed to have selected to prepay such Affected Lender's participation in any affected Advance.

7.9            FACILITY EXCESSES BY REASON OF FOREIGN CURRENCY FLUCTUATIONS

               If and each time the Agent determines (which determination shall be conclusive and bind the Borrowers, absent manifest error) that the Outstanding Amount of all Advances under either Credit Facility exceeds 102% of the Revolver Commitment or Total Term

Commitment, as the case may be, by reason of fluctuations in exchange rates, the Agent may request (or if such excess is more than five percent (5%) of the Revolver Commitment or Total Term Commitment, as applicable, shall request) the Borrowers to repay the entire excess over the Revolver Commitment or Total Term Commitment, as applicable. Within five Banking Days of the receipt of any such request, each Relevant Borrower with Advances outstanding under the relevant Credit Facility shall repay to the Lenders such Advances outstanding under such Credit Facility as may be required to ensure that such excess is eliminated.

7.10           EVIDENCE OF INDEBTEDNESS

7.10.1 The indebtedness of each Borrower to each Lender hereunder resulting from all Loans shall be evidenced by the loan accounts which shall be opened and maintained by the Agent. The Agent shall debit in its accounts the amount of all such indebtedness and shall credit therein each repayment of such indebtedness by appropriate entries. Entries recorded by the Agent or its employees on a loan history statement for each Borrower, shall be prima facie evidence thereof, absent manifest error. The failure of the Agent to record any such amount or date shall not affect the obligation of a Borrower to pay amounts due hereunder in accordance with this Agreement.

7.10.2 Any Lender may request that its Rateable Share in Advances be evidenced by a promissory note (a "NOTE"). In such event, each Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Rateable Share of such Lender in all outstanding Advances evidenced by such Note and interest thereon shall at all times (including after any transfer pursuant to Section 14.5) be represented by one or more Notes payable to the order of the payee named therein or any Transferee, except to the extent that any such Lender or Transferee subsequently returns any such Note for cancellation and requests that its Rateable Share on outstanding Advances once again be evidenced as described in Section 7.10.1.

                                    ARTICLE 8
                                FEES AND EXPENSES

8.1            COMMITMENT FEE

8.1.1 The Corporate Borrowers and Gerdau Steel shall pay to the Agent for the account of the Lenders a commitment fee in respect of the Revolver Facility calculated at the Applicable Margin. Such Applicable Margin shall be computed upon the amount by which the Maximum Amount of the Revolver Facility exceeds the daily aggregate Outstanding Amount of all Advances under the Revolver Facility.

8.1.2 The Corporate Borrowers and Gerdau Steel shall pay to the Swing Line Lender for its own account a commitment fee in respect of the Swing Line calculated at the Applicable Margin. Such Applicable Margin shall be computed upon the amount by which the Swing Line Amount exceeds the daily aggregate Outstanding Amount of all Advances under the Swing Line.

8.1.3 Each commitment fee payable pursuant to this Section 8.1 shall be calculated for each calendar quarter from and after September 27, 1999 until the Revolver Facility Due Date and shall be payable quarterly in arrears on the third Banking Day of the immediately following calendar quarter. The first payment of such fee shall be due and payable on January 6, 2000 and the final payment of such fee shall be due and payable on the Revolver Facility Due Date.

8.2            PAYMENT OF COSTS AND EXPENSES

               Whether or not any Borrower obtains any Advances hereunder, Gerdau Steel and the Borrowers shall pay to the Syndicate on demand all reasonable out-of-pocket costs and expenses of the Syndicate and each of their respective agents, officers and employees and any receiver or receiver-manager appointed by the Agent or by a court in connection with this Agreement or any other Loan Document, including:

8.2.1 the preparation, execution, filing and registration of this Agreement or any of the other New Loan Documents, any actual or proposed amendment or modification of any of the Loan Documents or any waiver hereunder or thereunder and all instruments supplemental or ancillary thereto;

8.2.2 obtaining advice as to any Lender's rights or obligations under any of the Loan Documents; and

8.2.3 the defence, establishment, protection or enforcement of any of the rights of any Lender under any of the Loan Documents including all costs and expenses of establishing the validity, effect, perfection, enforceability and priority of, or of collection of amounts owing under, any of the Loan Documents or of any enforcement of the Security, and further including all of the fees, expenses and disbursements of the Lenders' Counsel, on a substantial indemnity scale, incurred in connection with any of the foregoing, and including all Sales Taxes payable by any Lender (whether refundable or not) on all such fees, costs and expenses.

8.3            INDEMNITY

               The Relevant Borrower shall compensate each Lender for all losses and expenses including any losses and expenses sustained by any Lender in connection with the liquidation or re-employment in whole or in part of deposits or funds borrowed or acquired by the Lender to fund any Advance to the Relevant Borrower which the Lender may sustain or incur (i) if for any reason a Drawdown, Conversion or Rollover does not occur on a date requested by such Borrower, (ii) if the Relevant Borrower fails to give any notice required to be given by it hereunder, in the manner and at the time specified herein, (iii) as a consequence of any failure by the Relevant Borrower to repay any Loan Obligations when required by the terms of this Agreement, or (iv) if the whole or any part of any Advance owing by the Relevant Borrower is paid to the Lender or converted to another form of Advance other than on the Maturity Date thereof. A certificate of a Lender provided to the Agent setting forth the amounts claimed by the Lender as compensation under this Section 8.3 in respect of such losses and expenses shall be conclusive and binding on the parties hereto, absent manifest error, and the Relevant Borrower shall forthwith pay to the Agent for the account of the Lender the amount of compensation set out in each such certificate.

8.4            AGENCY FEE

               The Borrowers and Gerdau Steel shall pay the Agent for its own account the agency fees stipulated in the Agency Fee Agreement at the times therein provided.

                                    ARTICLE 9
                             SECURITY AND INSURANCE

9.1            SECURITY

               In addition to the Existing Security, and as security for the due and punctual payment and performance of all Loan Obligations of each Borrower, Gerdau Steel and the Borrowers shall deliver or cause to be delivered to and for the benefit of the Syndicate, the New Loan Documents before the Effective Time.

9.2            PERFECTION

               Each of Gerdau Steel and the Borrowers shall ensure that all the Security referred to in Section 9.1 is executed and delivered and that the Liens created thereby and by all other Security are registered, filed, recorded and perfected at or prior to the time the Implementation Notice is given in all jurisdictions reasonably required by the Agent.

9.3            SECURITY EFFECTIVE NOTWITHSTANDING DATE OF ADVANCE

               The Liens constituted or required to be created under the Security shall be effective and the undertakings therein in respect thereto shall be continuing, whether the monies hereby or thereby secured or any part thereof shall be advanced before or after or at the same time as the creation of any such Liens or before or after or upon the date of this Agreement. The Security shall not be affected by any payments on the Advances, or by the balance of the Advances fluctuating from time to time, but shall constitute continuing security to the Lenders for the Loan Obligations from time to time.

9.4            NO MERGER

               The security constituted by the Security shall not merge in any other security. No judgment obtained by the Agent shall in any way affect any of the provisions of this Agreement or the Security. For greater certainty, no judgment obtained by any Lender shall in any way affect the Obligation of Gerdau Steel or any Borrower to pay interest and fees at the rates, times and in the manner provided in this Agreement.

9.5            EXISTING SECURITY

9.5.1 Each of Gerdau Steel and the Borrowers confirms that the Existing Security shall remain in full force and effect notwithstanding amendments to the Existing Loan

               Agreement reflected in this Agreement and shall continue to secure the Loan Obligations until repayment in full of all of the Loan Obligations. For greater certainty, (i) Courtice agrees with and confirms to the Lenders that as at the Effective Time no amount has been paid by it in reduction of the amounts secured under the Courtice Debenture, as amended by Amending Agreement No. 1 and Amending Agreement No. 3, or the Courtice Supplemental Debenture, as amended by Amending Agreement No. 2, and that such Security collectively shall secure Loan Obligations of Courtice in an aggregate principal amount of up to Cdn. $100,000,000 plus interest thereon at a rate of 20% per annum, (ii) MRM agrees with and confirms to the Lenders that as at the Effective Time no amount has been paid by it in reduction of the amounts secured under the MRM Debenture, as amended by Amending Agreement No. 4, and that the MRM Debenture, as amended by Amending Agreement No. 4, shall secure Loan Obligations of MRM in an aggregate principal amount of up to Cdn. $80,000,000 plus interest thereon at the rate of 25% per annum and (iii) each of Gerdau Steel and the Borrowers agrees with and confirms to the Lenders that as at the Effective Time no amount has been paid by it in reduction of the amounts secured under the Cdn.$350,000,000 debenture dated as of September 27, 1999 or December 23, 1999, as applicable, issued by it to the Agent and that such debentures collectively shall secure Loan Obligations of each of Gerdau Steel and the Borrowers in an aggregate principal amount of up to U.S.$100,000,000.00 (or the Canadian Dollar equivalent) plus interest thereon at the rate of 25% per annum.

9.5.2 Each of the parties hereto acknowledges that the Lien by way of floating charge originally created under Section 3.01(b) of the MRM Debenture to the extent such Lien applied to the personal and moveable property of MRM that is not property of the nature described in Section 3.01(a)(i) to (iv) of the MRM Debenture has been released.

9.6            INSURANCE

               Each Corporate Borrower will insure, with insurance companies and in scope satisfactory to the Agent, the Mortgaged Property, and during the term of this Agreement keep the Mortgaged Property so insured to the extent of its full insurable value, on a replacement cost basis, against "All-Risks", including loss or damage by fire, boiler explosion and other casualty, such policies to contain the usual "Extended Coverage" and "Replacement Cost" endorsements and the Agent shall be noted therein as a named insured and first loss payee. Each such policy shall bear endorsements and a mortgage clause in form and substance satisfactory to the Agent making all proceeds payable thereunder payable to the Agent as first loss payee. Further, each Corporate Borrower will at all times maintain general comprehensive liability insurance, with insurance companies and in scope satisfactory to the Agent, against, inter alia, claims for personal injury, death or property damage, such insurance to afford protection in an amount not less than FIVE MILLION DOLLARS. No Borrower will do or permit anything to be done whereby any of the aforementioned policies may be vitiated and will pay all premiums and sums of money necessary for maintaining every such insurance as aforesaid, as the same become due.

9.7            PARTIAL DISCHARGES OF SECURITY

               Unless an Event of Default has occurred, the Agent will from time to time upon request of a Borrower execute partial discharges of the Security prepared by the Borrower (in form and substance satisfactory to the Agent) with respect to any of its assets disposed of in accordance with Section 11.3.1.1.

9.8            OBLIGATIONS SECURED

               The parties acknowledge that certain of the Existing Security and other Loan Documents are in generic form and have not been customized for purposes of this transaction. Accordingly, the parties agree that notwithstanding anything to the contrary contained in such Existing Security or other Loan Documents, such Existing Security and other Loan Documents secure the applicable Obligor's Loan Obligations under this Agreement and/or each guarantee of each Borrower's Loan Obligations under this Agreement.

9.9            ADDITIONAL OBLIGATIONS SECURED

               For the purposes of the Security and Section 13.25, the obligations owing by each of Gerdau Steel and the Borrowers to each Hedging Lender under each Hedging Instrument (whether or not it is an Eligible Hedging Instrument) shall be deemed to be Loan Obligations due and owing under or otherwise in respect of this Agreement and shall be guaranteed and secured by the Security.

9.10           REDEMPTION OF SECURITY

               Upon and subject to (a) none of the Lenders being under any obligation to make advances or provide other financial accommodation to any of the Borrowers under or pursuant to this Agreement and (b) and the Loan Obligations having been repaid and discharged in full, as soon as reasonably practicable thereafter and at the request and cost of the Borrowers, the Agent shall (but subject to the rights and claims of any Person having prior right thereto) reassign to the Borrowers any remaining Mortgaged Property held by the Agent by or pursuant to this Agreement and release or otherwise discharge the Liens constituted by the Security, or at the specific request and direction of the Borrowers, assign any remaining Security to any Person designated by the Borrowers, in each case without representation or warranty of any kind and, in the case of an assignment, without recourse of any kind.

9.11           REPAYMENT IN FULL

               Each reference in this Agreement to payment or repayment of Loan Obligations in full, and words to like effect, means payment or repayment of such Loan Obligations in cash in full in accordance with the express provisions of this Agreement, without regard to any compromise, reduction or disallowance of all or any item or part thereof by virtue of the application of any bankruptcy, insolvency or other similar such laws or general principles of equity.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

10.1           REPRESENTATIONS AND WARRANTIES

               To induce the Lenders to make the Credit Facilities available to each Borrower, each of Gerdau Steel and the Borrowers represents and warrants, with respect to itself and (to the extent the context so admits) each other Gerdau S.A. Group Member, to and in favour of the Syndicate as follows:

10.1.1 Incorporation and Status. It is duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation and up-to-date in the filing of all corporate or partnership and similar returns under the laws of its jurisdiction of incorporation or formation; it has the corporate or partnership power and capacity to own its Business Assets and to carry on its business as presently carried on by it or as contemplated hereunder to be carried on by it.

10.1.2 Power and Capacity. It has the corporate or partnership power and capacity to enter into each of the Loan Documents to which it is a party and to do all acts and things as are required or contemplated under each Loan Document to be done, observed and performed by it.

10.1.3 Due Authorization. It has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of each of the Loan Documents to which it is a party;

10.1.4 Due Execution. It has duly executed and delivered each Loan Document to which it is a party.

10.1.5 No Contravention. The execution and delivery by it of each Loan Document to which it is a party and the performance by it of its obligations under each such Loan Document (i) does not and will not contravene, breach or result in any default under its constating documents or other organizational documents or under any material mortgage, lease, agreement or other legally binding instrument, Permit or Applicable Law to which it is a party or by which it or any of its Business Assets may be bound, (ii) will not obligate it to grant any Lien to any Person other than the Syndicate, (iii) will not result in or permit the acceleration of the maturity of any obligation under any material mortgage, lease, agreement or other legally binding instrument of or affecting it or its Business Assets, and (iv) will not violate any Award which is binding on it.

10.1.6 No Consents Required. No authorization, consent or approval of, or filing with or notice to, any Person (including any Governmental Body) is required which has not been obtained in connection with the execution, delivery or performance by it of this Agreement or any of the other Loan Documents to which it is a party other than as agreed to in writing by the Agent.

10.1.7 Enforceability. Each of the Loan Documents to which it is party constitutes a legal, valid and binding obligation enforceable against it, in accordance with its terms, subject only to bankruptcy, insolvency or other statutes affecting the enforcement of creditors' rights in general and to general principles of equity under which specific performance and injunctive relief may be refused by a court in its discretion.

10.1.8 Title. Subject only to Permitted Liens, it has good and marketable title to its real and personal property (including in the case of Courtice, the Real Property owned by it, and, in the case of MRM, the Real Property owned by it) free and clear of any Liens and no Person has an agreement or right to acquire any such property other than inventory in the ordinary course of business. The Real Property is all of the real property in which the Borrowers have any freehold interest as at the date hereof.

10.1.9 Zoning and Other Matters Relating to Real Estate. The buildings and other structures located on the Real Estate owned or leased by it and the operation and maintenance thereof comply in all material respects with all Applicable Laws; none of such buildings or other structures encroaches upon any land not owned or leased by a Borrower; there are no restrictive covenants or Applicable Laws which in any way restrict or prohibit the use of such land, buildings or structures for the purposes for which they are presently being used, other than Permitted Liens; there are no expropriation or similar proceedings, actual or threatened, of which any Borrower has received notice against the Real Estate owned or leased by it, other than any which have been disclosed to the Agent in writing within five Banking Days of such Borrower learning of same.

10.1.10 No Work Orders. It is not aware of any work orders, directions or notices having been issued before the date hereof pursuant to any Applicable Law pertaining to its Real Estate or any environmental matters affecting its Real Estate. No work orders, directions or notices have been issued pursuant to any Applicable Law relating to its Real Estate or any environmental matters affecting its Business or its Real Estate, other than any which have been disclosed to the Agent in writing within five Banking Days of such Borrower learning of same. It has not received any notification from any Governmental Body that any work, repairs, construction or capital expenditures are required to be made in respect of any Real Estate or any part thereof owned or leased by it as a condition of continued compliance with any Applicable Law or any Permit issued thereunder, other than any which have been disclosed to the Agent in writing within five Banking Days of such Borrower learning of same.

10.1.11 Financial Statements. Each of its most recent financial statements delivered to the Syndicate pursuant to the provisions of this Agreement, in the form delivered to the Syndicate, has (except for its quarterly financial statements) been audited by its Auditors and has been prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated and fairly, in all material respects, presents its financial condition or business to which such financial statements relate and the financial information presented therein for the period and as at the date thereof. The notes to such financial statements do not contain any misstatement of a material fact nor do they omit to state a material fact required to make any statement contained therein not untrue or misleading. Since the date of the last financial statements delivered to the Agent, there has been no development which has had or will have a Material Adverse Effect.

10.1.12 No Litigation. There is no Litigation against or involving it whether in progress or, to the best of its knowledge, threatened, which, if determined adversely to it, would have a Material Adverse Effect, other than any which has been disclosed to the Agent in writing within five Banking Days of such Borrower learning of same. No event has occurred which might reasonably be expected to give rise to any such proceedings, and there is no Award outstanding against it which has or could have a Material Adverse Effect, other than any which has been disclosed to the Agent in writing within five Banking Days of such Borrower learning of same.

10.1.13 Permits, etc. It is duly registered and qualified and holds all Permits necessary or appropriate to carry on Business in all jurisdictions where the character of the properties owned by it or the nature of the Business transacted by it makes such registration or qualification necessary under the laws of such jurisdiction; all such Permits are in full force and effect; it is in compliance in all material respects with the terms and conditions of all such Permits applicable to it; and there are no proceedings in progress or to the best of its knowledge, pending or threatened which may reasonably be expected to result in the revocation, cancellation, suspension or any adverse modification of any of such Permits.

10.1.14 Hazardous Substances. Its Business is being conducted in material compliance with Applicable Law of each jurisdiction in which its Business is carried on and its Business is in material compliance with applicable Environmental Law and for greater certainty and without limiting the generality of the foregoing:

               10.1.14.1 its Business has been operated and has received, handled, used, stored, treated, shipped and disposed of at all times all Hazardous Substances in material compliance with Environmental Law and there are no Hazardous Substances located on any of its Real Estate other than those on such property in material compliance with Environmental Law;

               10.1.14.2 there are no PCBs, including any monochlorinated biphenyl or polychlorinated biphenyl, or any mixture which contains one or more of them, in excess of concentrations of 50 parts per million or any equipment or containers containing PCB's in excess of concentrations of 50 parts per million on any of its Real Estate;

               10.1.14.3 none of the buildings or other structures located on any of its Real Estate contain any friable asbestos;

               10.1.14.4 there are no underground storage vessels located on any of its Real Estate; and

               10.1.14.5 there have been no unrectified spills, releases, deposits or discharges of any Hazardous Substances on or near any of its Real Estate, except in material compliance with Environmental Law, nor has any of its Real Estate been used at any time by any Person as a landfill or waste disposal site, except for the Real Estate of MRM which is used by MRM and has been used by MRM's predecessors in title in the course of metal recycling and steel manufacturing and fabricating carried out on MRM's Real Estate.

10.1.15 Environmental Matters. Except as disclosed in Schedule N (none of which matters so disclosed are material):

               10.1.15.1  There are no existing, pending or threatened:

                          10.1.15.1.1 claims, complaints, notices or requests received by it in writing or of which it is aware with respect to any alleged violation of or alleged liability under any Environmental Law relating to any of its Real Estate; or

                          10.1.15.1.2 governmental or court orders, including stop, clean up or preventative orders, directions or action requests notice of which has been received by it or which it is otherwise aware relating to environmental matters requiring any works, repairs, remediation, clean up, construction or capital expenditures with respect to any of its Real Estate;

               10.1.15.2 except with respect to shredder fluff and electric arc furnace dust on MRM's Real Estate, to the best of its knowledge, no condition exists at, on or under any of its Real Estate which with the passage of time, the giving of notice, the making of any determination, or any combination of the foregoing, has given rise to or is likely to give rise to material liability under any Environmental Law;

               10.1.15.3 each Borrower has made available for inspection and review on a confidential basis by representatives of the Agent and the Co-Syndication Agents all material environmental or operating documents or records which it is obliged to maintain under all Environmental Laws; and

               10.1.15.4 except for the Real Estate of MRM in respect of any period prior to June 23, 1995, all its Real Estate has been at all times owned, leased, managed, controlled and operated (as applicable) by it and, to the best of its knowledge, its predecessors in title in material compliance with all Environmental Laws.

10.1.16 All Material Information Supplied. No information furnished by it to the Syndicate in connection with any of the Loan Documents (including the Information Circular) contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made and as of the date made. Each financial forecast and projection ("FORECAST") prepared by it and furnished to the Syndicate was based upon assumptions believed to be reasonable by it as of the date of preparation; there has been no material change in such assumptions or in the information on which such assumptions are based which has not been disclosed in writing to the Syndicate; it has no reason to believe that any such Forecast as it relates to periods ending after its date of preparation, when read in conjunction with the related assumptions and other information disclosed in writing to the Agent, fails to reflect its judgment as the most probable set of economic conditions its planned courses of action given these conditions, and such Forecast as it relates to periods already ended, does not reflect results which are materially higher than the anticipated actual results for such periods.

10.1.17 No Material Adverse Change. Since the date of its most recent financial statements of Gerdau Steel furnished to the Syndicate, there has been no change in any of its Business Affairs which could have a Material Adverse Effect.

10.1.18 Compliance with Laws. It is in compliance in all material respects with all Applicable Laws, non-compliance with which could give rise to a Material Adverse Change. It has obtained all Permits and made all Registrations necessary for the conduct of its Business.

10.1.19 Unfunded Pension Liabilities. It does not have any unfunded liabilities in respect of which it is in default arising out of any employee pension plan or any other employee benefit plan to which it is a party or by which it is bound, and all requisite employer contributions required thereunder to date have been made. There is no Award outstanding and no pending or, to its knowledge, threatened Litigation against any such plan, any fiduciary thereof, or any Gerdau Canada Group Member with respect thereto which could have a Material Adverse Effect.

10.1.20        Intellectual Property:

               10.1.20.1  Identification. Schedule O:

                          10.1.20.1.1 contains a complete list of all patents, subdivided into the categories (i) developed and owned by each Gerdau Canada Group Member, (ii) otherwise owned by each Gerdau Canada Group Member, (iii) licensed for use by each Gerdau Canada Group Member; and

                          10.1.20.1.2 contains a complete list of all trade marks subdivided into the categories (i) registered, owned and used by each Gerdau Canada Group Member, (ii) registered, owned but not currently used by each Gerdau Canada Group Member, (iii) unregistered, owned and used by each Gerdau Canada Group Member, (4) licensed for use by each Gerdau Canada Group Member.

               10.1.20.2  Ownership.

                          10.1.20.2.1 except with respect to those rights in Intellectual Property Rights owned by third parties granted to a Gerdau Canada Group Member pursuant to a license as disclosed in Schedule O, each Gerdau Canada Group Member is the sole legal and beneficial owner of the Intellectual Property Rights set out in Schedule O, free and clear of all Liens whatsoever, except for Permitted Liens; and

                          10.1.20.2.2 the Patent and Trade Mark registrations and any copyright registrations identified in Schedule O are valid and subsisting, and are in good standing, all required filings with any relevant governmental intellectual property office have been made and all required filing fees have been paid.

               10.1.20.3  Licensing.

                          10.1.20.3.1 all licenses granted by each Gerdau Canada Group Member permitting third parties to use any Intellectual Property Rights of any Gerdau Canada Group Member (the "LICENCES") are set out in Schedule O;

                          10.1.20.3.2 all Licences are in full force and effect unamended, each Gerdau Canada Group Member party thereto has duly observed and performed all of its covenants and obligations under each of the Licenses and there has not been any default under or breach of any Licenses by the other parties thereto; and

                          10.1.20.3.3 no Gerdau Canada Group Member has granted any Licences to any Person other than the Licences disclosed in Schedule O.

10.1.21        Taxes and Claims. It has:

               10.1.21.1 delivered or caused to be delivered all Income Tax and Sales Tax returns and other Tax returns which are now due to the appropriate Governmental Body;

               10.1.21.2 paid and discharged all lawful claims for labour, material and supplies;

          10.1.21.3  paid and discharged all Taxes payable by it;

          10.1.21.4 made provision for appropriate amounts in respect of any Taxes likely to be exigible in accordance with generally accepted accounting principles;

          10.1.21.5 withheld and collected all Taxes required to be withheld and collected by it and remitted such Taxes to the appropriate Governmental Body; and

          10.1.21.6 paid and discharged all obligations incidental to any trust imposed upon it by statute which, if unpaid, might become or give rise to enforcement rights under a Lien upon any of the Mortgaged Property, and no assessment, appeal or claim is, as far as it is aware, being asserted or processed with respect to such claim, Taxes or obligations;

10.1.22 Non-Default. It is not in default, in any respect which materially and adversely affects its Business Affairs in respect of any Award or demand of any Governmental Body or under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it is bound and no Default or Event of Default has occurred and is continuing.

10.1.23   Solvency. Each Gerdau S.A. Group Member is Solvent.

10.1.24 Ownership of Subsidiaries. Attached as Schedule E - Part I is a chart, as at the date of this Agreement, identifying all of the direct and indirect Subsidiaries of Gerdau S.A. which hold, directly or indirectly, through Subsidiaries, Capital Stock in any Gerdau S.A. Group Member, as well as the percentage of all issued Capital Stock held by Gerdau S.A., directly or indirectly. Attached as Schedule E -
          Part II is a chart, pro forma as at the Effective Time and assuming the AmeriSteel Merger Transactions have taken place, identifying all of the direct and indirect Subsidiaries of Gerdau S.A. which hold, directly or indirectly through Subsidiaries, Capital Stock in any Gerdau S.A. Group Member, as well as the percentage of all issued Capital Stock held by Gerdau S.A., directly or indirectly.

10.1.25 Year 2000 Problem. Each Gerdau Canada Group Member has carefully reviewed and identified all material aspects of the Gerdau Canada Group's Business which could be adversely affected by the "Year 2000 Problem" (ie., the risk that computer applications may be unable to recognize and properly perform date sensitive functions for periods ending in the next millennium). The software used in the Gerdau Canada Group's Business is to the best of its knowledge Year 2000 Compliant. For this purpose, "YEAR 2000 COMPLIANT" means:

          10.1.25.1 The software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values (whether forward or backward), and returns, generates, processes and displays date output and date values (collectively, the "PROCESSES"), accurately, without interruptions, and in a consistent manner (without errors or omissions due to date selection), regardless of the date used, and whether before, on or after January 1, 2000 and whether or not the dates are affected by leap years;

          10.1.25.2 The software accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and appropriate manner; and

          10.1.25.3 The software stores, processes and displays date information (including in user interfaces and data fields) in ways that are unambiguous as to the determination of the century in a defined, predetermined and appropriate manner.

10.1.26 Employee Relations. There are no strikes, work stoppages or controversies pending or, to its knowledge, threatened between any Gerdau Canada Group Member and any of its employees (including unions representing employees), other than employee grievances arising in the ordinary course of business which would not reasonably be likely to result in work stoppages, and other than those disclosed in writing to the Lenders.

10.1.27 Investment Company; Public Utility Holding Company. No Borrower or Gerdau S.A. Group Member is, and after giving effect to any Advance no Borrower or Gerdau S.A. Group Member will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended. No Borrower or Gerdau S.A. Group Member is subject to regulation under the United States Public Utility Holding Company Act of 1935, as amended.

10.1.28 Federal Reserve Regulations. No Borrower or Gerdau S.A. Group Member is engaged, directly or indirectly, principally or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U). Neither the borrowing of any Advance hereunder, nor the use of the proceeds thereof, will (i) be used to purchase or carry any "MARGIN STOCK" within the meaning of Regulation U, or (ii) violate or be inconsistent with the provisions of Regulation U. None of the assets which are subject to any limitation on sale, pledge or other restriction under the Loan Documents have been, or will be, margin stock.

10.1.29 Chief Executive Office. The location of the chief executive office (as that term is used in Section 7(4) of the Personal Property Security Act (Ontario) of each Borrower and Gerdau S.A. Group Member is listed in Schedule P.

10.1.30 Gerdau S.A. Trust Deed: The execution, delivery and creation and performance of obligations under each Loan Document by each party thereto and the consummation of the transactions contemplated in each Loan Document

          (including the creation of the Security contemplated thereby) and by the Reorganization Transactions are permitted by, and do not and will not violate or breach any obligation under or give rise to any default, Potential Event of Default or Event of Default (each as defined in each Gerdau S.A. Trust Deed) or similar such event (howsoever described) under the Gerdau S.A. Trust Deed.

10.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          Each of Gerdau Steel and the Borrowers covenants that the representations and warranties made by it in this Article 10 shall be true and correct on each day that this Agreement remains in force and effect, and all such representations and warranties shall be deemed to be made on each such day with the same effect as if such representations and warranties had been made and given on and as of such day, notwithstanding any investigation made at any time by or on behalf of any Lender; except that if any such representation and warranty is specifically given in respect of information as of a particular date or particular period of time and relates only to such information, then such representation and warranty shall continue to be given as at such date or for such period of time until the information to which it relates is updated at which point it shall continue to be given as of such updated date or period of time, and so forth from time to time.

10.3      ENVIRONMENTAL INDEMNITY

          Each of Gerdau Steel and the Borrowers hereby agrees forthwith on demand to indemnify and save the Syndicate harmless, from and against any and all losses and expenses which the Syndicate may at any time or from time to time suffer or incur as a result of, in respect of, or arising out of any and all environmental claims or liabilities of any kind, including, but not limited to, any claims in nuisance, negligence, strict liability, or any other cause of action arising out of a discharge of a Contaminant into the natural environment and (to the extent permitted by applicable law) any fines or orders of any kind that may be levied or made pursuant to an Environmental Law, relating to, arising out of or in respect of any of the Business Assets of any Gerdau S.A. Group Member or the Business and whether or not any of the Syndicate is in charge, management or control of all or any part of any of the Business Assets of any Gerdau S.A. Group Member or the Business. Each reference above in this
Section 10.3 to any of the Syndicate shall be deemed to include the Syndicate member and its directors, officers, employees, agents, solicitors, accountants, consultants, financial advisors and all other representatives, and each Syndicate member shall be constituted as the trustee of each of its own directors, officers, employees, agents, solicitors, accountants, financial advisors and other representatives and shall hold and enforce their rights under this Section 10.3 for their respective benefits.

                                   ARTICLE 11
                                    COVENANTS

11.1      AFFIRMATIVE COVENANTS

11.1.1 Gerdau Steel and Borrowers' Covenants. So long as any Loan Obligations remain payable or any Borrower may be or become entitled to any Drawdown, unless the Majority Lenders otherwise consent in writing, each of Gerdau Steel and the Borrowers covenants and agrees with the Syndicate that it will, and (where the context so admits) it will ensure that each Gerdau S.A. Group Member will, duly perform and comply with each of the following affirmative covenants:

          11.1.1.1 Punctual Payment. It shall pay or cause to be paid all Loan Obligations falling due hereunder on the dates and in the manner specified herein.

          11.1.1.2 Conduct of Business. It shall do or cause to be done all things necessary or desirable to maintain its corporate or partnership existence, in its present jurisdiction of incorporation or formation, and to maintain its corporate or partnership power and capacity, to own its properties and assets, wherever located, and for it to carry on its Business in each jurisdiction in which it carries on Business or owns, leases, manages, controls or operates Business Assets.

          11.1.1.3 Preservation of Permits. It shall preserve and maintain all Permits and Registrations necessary or appropriate for it to carry on its Business or own, lease, manage, control or operate its Business Assets in each jurisdiction in which it carries on Business or owns, leases, manages, controls or operates Business Assets.

          11.1.1.4 Compliance with Applicable Law and Contracts. It shall comply with the requirements of all Applicable Law and all obligations which, if contravened, could give rise to a Lien over any of the Mortgaged Property or have a Material Adverse Effect and it shall comply with all insurance policies and all contracts to which it is a party or by which it or any of its Business Assets are bound, non-compliance with which would, singly or in the aggregate, have a Material Adverse Effect.

          11.1.1.5 Accounting Methods. It shall maintain a system of accounting which is established and administered in accordance with GAAP.

          11.1.1.6 Financial Records. It shall keep adequate records and books of account in which accurate and complete entries shall be made in accordance with GAAP reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of any property owned or leased by it.

          11.1.1.7 Maintenance of Mortgaged Property. It shall maintain its Mortgaged Property in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make or cause to be made all necessary and appropriate repairs, renewals, replacements, additions and improvements thereto.

          11.1.1.8  Payment of Taxes and Claims. It shall:

                    11.1.1.8.1 pay and discharge all lawful claims for labour, material and supplies;

                    11.1.1.8.2 deliver or cause to be delivered all Income Tax, Sales Tax and other Tax returns when they are due to the appropriate Governmental Body;

                    11.1.1.8.3  pay and discharge all Taxes payable by it;

                    11.1.1.8.4 withhold and collect all Taxes required to be withheld and collected by it and remit such Taxes to the appropriate Governmental Body at the time and in the manner required; and

                    11.1.1.8.5 pay and discharge all obligations incidental to any trust imposed upon it by statute which, if unpaid, might become, or give rise to enforcement rights under, a Lien upon any of the Mortgaged Property, except that no such claim, Taxes (other than Taxes required to be withheld and remitted pursuant to the Income Tax Act (Canada), the Excise Tax Act (Canada) or any provincial legislation of comparable nature) or obligations need be paid, collected or remitted if (i) it is being actively and diligently contested in good faith by appropriate proceedings, (ii) reserves considered adequate by it and its Auditors shall have been set aside therefor on its books, and
          (iii) such claim, Taxes, or obligation shall not have resulted in a Lien other than a Permitted Lien, all enforcement proceedings shall have been stayed and appropriate security shall have been given, if required, to prevent the commencement or continuation of proceedings.

          11.1.1.9 Notice of Litigation and Other Matters. It shall as soon as it becomes aware of the same, give notice to the Agent of the following events:

                    11.1.1.9.1 the commencement of any Litigation against or in any other way relating adversely to it, or any of its Business Assets which, if adversely determined, could singly or when aggregated with all other such Litigation, have a Material Adverse Effect;

                    11.1.1.9.2 any amendment of its constating or other organizational documents;

                    11.1.1.9.3 any development which has had or could have a Material Adverse Effect; and

                    11.1.1.9.4 any Default or Event of Default, or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time, the giving of notice, the making of any determination, or any combination thereof, would constitute, a material default under any other agreement to which it is a party or by which any of its Business Assets may be bound, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

                    11.1.1.10 Delivery of Financial Statements and Information. It shall deliver or cause to be delivered to the Agent (in sufficient numbers to provide a copy for the Agent and each of the Lenders):

                                11.1.1.10.1 as soon as practicable and in any event within 90 days after the end of each Fiscal Year, the annual financial statements of Gerdau Steel prepared on a Combined Basis audited by its Auditors, the annual consolidated financial statements of Co-Steel audited by its auditors and unaudited consolidating financial statements of each of Co-Steel, the Gerdau Canada Group, FLS and AmeriSteel for such Fiscal Year, each prepared in accordance with GAAP, together with a
                                             Compliance Certificate for such
                                             Fiscal Year, including a
                                             computation of Free Cash Flow;

                                11.1.1.10.2 as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter, the unaudited quarterly financial statements of Gerdau Steel prepared on a Combined Basis, the unaudited quarterly financial statements of Co-Steel, and consolidating financial statements of each of Co-Steel, the Gerdau Canada Group, FLS and AmeriSteel for the current Fiscal Year to such Fiscal Quarter end, prepared in accordance with GAAP (subject to annual audit adjustments) consisting in each case of a balance sheet and statements of income and retained earnings (or deficit) and of changes in financial position, together with a Compliance
                                             Certificate as at such Fiscal
                                             Quarter end and a commentary
                                             prepared by the Vice President,
                                             Finance of Gerdau Steel summarizing
                                             the salient points of the
                                             performance of each relevant
                                             corporation, as shown in the
                                             quarterly financial statements;

                                11.1.1.10.3  within 90 days after the
                                             commencement of each Fiscal Year,
                                             the budget and business plan of
                                             Gerdau Steel prepared on a Combined
                                             Basis for such Fiscal Year and
                                             the following four Fiscal Years,
                                             including (A) forecasts of
                                             projected disposals (including
                                             timing and amount thereof) of
                                             Gerdau Steel prepared on a Combined
                                             Basis for each such Fiscal Year,
                                             (B) projected balance sheets and
                                             statements of income and cash flow
                                             and retained earnings (or deficit)
                                             and of changes in financial
                                             position (broken out on a quarterly
                                             basis) for Gerdau Steel prepared on
                                             a Combined Basis and on a
                                             consolidated basis for each other
                                             Gerdau Canada Group Member and (C)
                                             a qualitative analysis and
                                             commentary from the management on
                                             its proposed activities;

                                11.1.1.10.4 within 30 days of the close of each calendar month end, a Borrowing Base Report prepared as of such calendar month end attaching (A) an aged accounts receivable listing,
                                             (B) an inventory listing and (C) an
                                             aged accounts payable listing, in
                                             each case prepared as at such
                                             calendar month end;

                                11.1.1.10.5  within 45 days after receipt, a
                                             properly completed annual
                                             environmental questionnaire in such
                                             form and requesting details of such
                                             information as the Majority Lenders
                                             may require;

                                11.1.1.10.6  within 90 days after the end of
                                             each Fiscal Year, revised Schedules
                                             to this Agreement reflecting any
                                             changes occurring during such
                                             Fiscal Year in the information
                                             contained in such Schedules
                                             required to ensure that no
                                             representation or warranty
                                             contained in this Agreement is
                                             false or incorrect in any respect,
                                             and thereafter each reference in
                                             this Agreement to any such Schedule
                                             shall be deemed to refer to such
                                             revised Schedule as from the
                                             earliest of (A) the last day of
                                             such 90 day period or (B) the date
                                             of delivery of such Schedule to the
                                             Agent pursuant to this Section
                                             11.1.1.10.6; and

                                11.1.1.10.7 from time to time, such additional information regarding any of its Business Affairs as the Agent may reasonably request.

                    11.1.1.11 Information and Inspection. At any time and from time to time it shall permit any officer, agent or other representative of any Lender, at the expense of Gerdau Steel, to examine and make copies of any abstracts from the records and books of account of any Borrower or Gerdau Canada Group Member and to discuss any of the Business Affairs of any Borrower or Gerdau Canada Group Member with any of its directors, Senior Officers and with any of its Auditors or other consultants.

          11.1.1.12 Arm's Length Arrangements. Except for transactions with Affiliates expressly permitted herein, only enter into an agreement, transaction or other arrangement with or for the benefit of an Affiliate if such agreement, transaction or arrangement is made on commercially reasonable terms, with no deferred payment terms, at fair market value and consistent with commercial relations between Persons that deal at arm's length. Notwithstanding the foregoing or any other provision of this Agreement, no Gerdau S.A. Group Member shall enter into any agreement, transaction or other arrangement with or for the benefit of, or assume any obligations of, any Co-Steel Group Member, or dispose of any of its Business Assets or transfer or pay any amount to or for the benefit of any Co-Steel Group Member, except for (i) the Reorganization Transactions and (ii) transactions carried out between one Gerdau S.A. Group Member and a Co-Steel Group Member in the ordinary course of trading at fair market value and consistent with commercial relations between Persons that deal at arm's length (including payment terms taking into account the creditworthiness of the purchasing party) provided that the aggregate outstanding amount of all amounts owing by the entire Co-Steel Group to the entire Gerdau S.A. Group pursuant to such transactions shall not exceed U.S.$10,000,000 (or the foreign currency equivalent) at any time.

          11.1.1.13 Gerdau Canada Group Financial Tests. Ensure that the following financial tests are complied with at all times:

                    11.1.1.13.1 Current Ratio. Not permit the ratio of (A) the current assets of Gerdau Steel prepared on a Combined Basis divided by (B) the sum of (1) the current liabilities of Gerdau Steel prepared on a Combined Basis minus (2) the current portion of Long Term Debt to be less than 1.00:1 at any time.

                    11.1.1.13.2 Debt Service Coverage Ratio. Not permit the Debt Service Coverage Ratio for any period of four consecutive Fiscal Quarters to be less than 1.0:1.0 at any time.

                    11.1.1.13.3 Interest Coverage Ratio. Not permit the ratio for any period of four consecutive Fiscal Quarters of (A) the sum of (1) EBITDA minus (2) the aggregate amount of all Capital Expenditures incurred by Gerdau Steel determined on a Combined Basis in respect of such period to (B) Cash Interest Expense to be less than 2.00:1 at any time.

                    11.1.1.13.4 Total Debt/EBITDA Ratio. Not permit the Total Debt/EBITDA Ratio for any period of four consecutive Fiscal Quarters ending on any Fiscal Quarter end to exceed the ratio limits set out below:

FISCAL QUARTER                                                       RATIO LIMIT
--------------                                                       -----------

Each of the last 2 Fiscal Quarters of the 1999 Fiscal Year and
  the first 3 Fiscal Quarters of the 2000 Fiscal Year                   3.25:1

Each of the last Fiscal Quarter of the 2000 Fiscal Year and
  the first 3 Fiscal Quarters of the 2001 Fiscal Year                   2.75:1

Each of the last Fiscal Quarter of the 2001 Fiscal Year and
  the first 3 Fiscal Quarters of the 2002 Fiscal Year                   2.75:1

Each Fiscal Quarter ending on or after December 31, 2002                2.00:1


                    11.1.1.13.5 Term Debt/Capitalization Ratio. Not permit the ratio of (A) Long Term Debt divided by (B) the sum of (1) Tangible Net Worth plus (2) Long-Term Debt to be greater than (I) at any time before December 31, 2001, 0.55:1 and (II) at any time on or after December 31, 2001, 0.40:1.

                    11.1.1.13.6 Tangible Net Worth. Not permit Tangible Net Worth to be less than the sum of (A) Cdn.$175,000,000 plus (B) 50% of the cumulative net income of Gerdau Steel determined on a Combined Basis earned after December 31, 1999 plus (C) 100% of the net proceeds of each Rights Offering (as defined in Section 3.3.6) at any time.

          11.1.1.14 Comply with Environmental Laws. It shall cause its agents to (i) manage and operate all of its Real Estate in material compliance with Environmental Law, (ii) maintain all material Permits and Registrations required under Environmental Law in relation to all its Real Estate and remain in material compliance therewith and (iii) store, treat, transport, or otherwise dispose of all Hazardous Substances owned, managed or controlled by it in material compliance with Environmental Law.

          11.1.1.15 Environmental Reports. It shall forthwith notify the Agent of and:

                     11.1.1.15.1 promptly provide copies to the Agent of each
                                 environmental report prepared by or on its behalf in respect of any of its Real Estate and filed with any Governmental Body pursuant to Environmental Law; and

                    11.1.1.15.2 promptly make available for inspection and review by the Agent (i) each environmental report prepared by or on its behalf in accordance with its regular environmental practices and procedures and (ii) the report on any environmental audit conducted on any of its Real Estate;

          11.1.1.16 Environmental Audits. If any information provided to the Agent leads the Agent to believe on reasonable grounds that a materially adverse environmental liability may have arisen, or a materially adverse change in an existing environmental condition may have occurred, with respect to any of its Real Estate, it shall promptly undertake such environmental audit or audits in scope, content, form and substance satisfactory to the Agent by independent consultants acceptable to the Agent as the Agent may reasonably request and promptly provide copies to the Agent of the report on such audit or audits; provided that, if any Governmental Body has taken or threatened any proceedings against it in respect of such environmental liability or condition, then it shall promptly undertake such audit as may be reasonably necessary to defend against such proceedings and properly analyze the nature and extent of the environmental liability or condition concerned and allow the Agent and its representatives to review the resulting report on such audit on a confidential basis.

          11.1.1.17 Work Orders. It will promptly advise the Agent if it receives notification from any Governmental Body requiring any work, repairs, construction or capital expenditures in respect of any of its Real Estate having an aggregate compliance cost exceeding Cdn. $200,000 or equivalent in foreign currency, and it will forthwith commence and diligently pursue such actions as may be required to comply with such notification.

          11.1.1.18 Lenders Copies. Upon request of the Agent, it will promptly provide the Agent with copies of the financial statements, reports, declarations, forecasts, questionnaires, Certificates and other information provided to the Agent pursuant to this Section 11.1.1 in sufficient numbers to allow the Agent to distribute one copy to each Lender.

          11.1.1.19 Derivatives. Ensure that at least fifty percent (50%) of the aggregate Outstanding Amount of all Advances under the Term Facility are fully hedged to fixed rates by interest rate swaps or other similar Derivatives for the first three years of the Term Facility and at least twenty-five percent (25%) of the aggregate Outstanding Amount of all Advances under the Term Facility are fully hedged to fixed interests by interest rate swaps or other similar Derivatives for the full term of the Term Facility.

          11.1.1.20 Vertical Amalgamation. The Gerdau Canada Subgroup Interim Holding Company will vertically amalgamate with Gerdau Steel on January 1, 2003.

          11.1.1.21 AmeriSteel Merger Transactions. It will cause the AmeriSteel Merger Transactions to take place strictly in accordance with the description thereof contained herein and in the Information Circular with the result that AmeriSteel becomes a Wholly-Owned Subsidiary of Gerdau USA and all of the issued Capital Stock of AmeriSteel is subject to the first priority Liens in favour of the Syndicate created pursuant to the Security Documents. It will cause the Borrower's Counsel to deliver to the Agent, promptly following the AmeriSteel Merger Transactions taking place, such legal opinions regarding the AmeriSteel Merger Transactions and the Security in the Capital Stock of AmeriSteel consequent upon such AmeriSteel Merger Transactions as the Agent shall reasonably require.

11.2      AGENT ENTITLED TO PERFORM COVENANTS

          If a Default or an Event of Default has occurred and is continuing and if any Gerdau S.A. Group Member fails to perform any covenant contained in this Agreement or in any other provision of any Loan Document, the Agent may, but shall be under no obligation to, perform any such covenant capable of being performed by such Gerdau S.A. Group Member and if any such covenant requires the payment of money the Agent may make such payments. All sums so expended by the Agent shall be deemed to be a Prime Rate Loan (if the expenditure was made in Canadian dollars) or a Base Rate Loan (if the expenditure was made in United States dollars) under the Revolver Facility to the Corporate Borrowers and shall be repaid accordingly.

11.3      NEGATIVE COVENANTS

11.3.1 Gerdau Steel and Borrowers' Negative Covenants. So long as any Loan Obligations remain payable or any Borrower may be or become entitled to obtain any Drawdown, unless the Majority Lenders otherwise consent in writing, each of Gerdau Steel and the Borrowers covenants and agrees with the Syndicate that it will, and (where the context so admits) it will ensure that each Borrower and Gerdau Canada Group Member will, duly perform and comply with each of the following negative covenants:

11.3.1.1  Sale of Assets. Not dispose of any of its Business Assets, except for
          (i) dispositions made in the ordinary course of carrying on its day to day business for cash or Cash Equivalent Investments (A) to Person's with whom it deals at arm's length at fair market value, (B) to an Affiliate in accordance with Section 11.1.1.12 or (C) to any other Gerdau Canada Group Member in accordance with Section 11.3.1.12, (ii) disposals of assets for fair market value to any other Person, other than an Affiliate (including, for certainty, any Co-Steel Group Member), in any period of four consecutive Fiscal Quarters having an aggregate book value of up to Cdn.$10,000,000 and (iii) the Reorganization Transactions.

11.3.1.2 Negative Pledge. Not create, incur, assume or otherwise become liable upon or permit to exist any Lien on, against or with respect to any part of its Business Assets, except for Permitted Liens.

11.3.1.3 No Merger; Amalgamations; etc. Not enter into any merger, amalgamation, arrangement, consolidation, liquidation, winding-up, dissolution or similar transaction, except (i) the Merger Transactions, (ii) that it may liquidate or dissolve voluntarily into and may merge, consolidate or amalgamate with and into any other Gerdau Canada Group Member so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, and (iii) the vertical amalgamation referred to in Section 11.1.1.20.

11.3.1.4 Nature of Business. Not change the nature of the Gerdau Canada Group's Business or cease to carry on the Gerdau Canada Group's Business or any substantial part thereof; and not engage in any new business other than a business principally engaged in a Core Related Business.

11.3.1.5 Limitation on Investments. Not make any new Investments after November 8, 1996, other than:

          11.3.1.5.1 Cash Equivalent Investments;

          11.3.1.5.2 Investments in Gerdau Canada Group Members in existence at the date hereof, or in any Wholly-Owned Subsidiaries of any such existing Gerdau Canada Group Members that are also Gerdau Canada Group Members, so long as:

                     (A) such Wholly-Owned Subsidiaries are engaged in a Core
                         Business in Canada or the continental United States of America; and

                               (B) such Wholly-Owned Subsidiaries have granted
                                   Security to the Syndicate in form and
                                   substance satisfactory to the Agent;

                    11.3.1.5.3 Investments of up to Cdn.$2,000,000 in the
                               aggregate in Bradley Steel Processors Inc. made after November 8, 1996;

                    11.3.1.5.4 Subordinated Debt in Gerdau USA to fund the
                               purchase of FLS shares pursuant to the FLS shareholder agreement in an aggregate amount not to exceed U.S.$15,500,000;

                    11.3.1.5.5 Investments in each of Gerdau USA, USP, NSULC and
                               Finco to the extent and in the manner
                               contemplated by the Loan Documents entered into on or about December 23, 1999 and the Mortgaged Property subject thereto, as amended or replaced by the documentation delivered to the Agent pursuant to Section 6.2.3.8.

                    11.3.1.5.6 a cash Investment in a Gerdau S.A. Group Member, other than the Gerdau Canada Subgroup Interim Holding Company and the Gerdau Canada Subgroup Holding Company, (an "EXISTING GERDAU S.A. GROUP MEMBER") in the same amount as, and out of the proceeds of, an Investment made in that Existing Gerdau S.A. Group Member by another Existing Gerdau S.A. Group Member or by Gerdau S.A., provided that:

                               (i)  at least five (5) Banking Days' prior
                                    written notice of each such Investment is given by Gerdau Steel to the Agent, specifying the date and amount of the Investment;

                               (ii) there may be one Investment, or two or more
                                    successive Investments in a series, as long as in any case the first of such Investments is made by Gerdau S.A., the last is made to AmeriSteel and both or all the Investments are made during the same Fiscal Quarter; and

                               (iii) repayment of such cash Investments is made
                                     at a time when no Default or Event of
                                     Default has occurred that is continuing and on not less than five (5) Banking Days prior written notice to the Agent specifying the date and method of repayment, being either by payment directly from AmeriSteel to Gerdau S.A. or by repayment of all the Investments in a series during the same Fiscal Quarter in the reverse order to the order in which they were made;

                    11.3.1.5.7 the Investment in the Gerdau Canada Subgroup Interim Holding Company, the Gerdau Canada Subgroup Holding Company and the Exchanged Co-Steel Shares contemplated by the Co-Steel Combination Transactions and the Investment in the Intermediate Holding Company contemplated by the Status Quo Agreement;

                    11.3.1.5.8 the Investment by MRM in 100% of the issued and outstanding shares of MRM America in the aggregate amount of Cdn.$3,307,376 as at the date hereof;

                    11.3.1.5.9 the Investment by MRM America in 100% of the issued and outstanding shares of MFT in the aggregate amount of Cdn.$1,194,600 as at the date hereof;

                    11.3.1.5.10 the Investment by MRM in 100% of the issued and outstanding shares of Mandak Car Crusher Inc. a corporation incorporated under the laws of Manitoba as at the date hereof, in the aggregate amount of Cdn.$nil as at the date hereof; and

                    11.3.1.5.11 the Investment by MRM in 50% of the issued and outstanding common shares of SSS/MRM Guide Rail Inc., a corporation incorporated pursuant to the laws of Manitoba at the date hereof, in the aggregate amount of Cdn.$4,796,229 as at the date hereof;

          11.3.1.6 Redemptions and Distributions; Dividends. Except for repayments made in accordance with Section 11.3.1.5.6(iii), not declare, set apart for payment or distribution or pay any dividends or make any other distributions (including in specie distributions and Capital Stock dividends) to shareholders that are not Gerdau Canada Group Members on any of its Capital Stock, or redeem, retract, purchase for cancellation or retire or otherwise acquire for value in any manner any of its Capital Stock that is not held by Gerdau Canada Group Members or otherwise reduce its capital in any manner.

          11.3.1.7 Capital Expenditures. Allow Capital Expenditures for the entire Gerdau Canada Group in any Fiscal Year to exceed the Capital Expenditure Limit for that Fiscal Year.

          11.3.1.8 Operating Lease Payments. Incur operating lease obligations requiring payments in excess of Cdn.$1,500,000 in the aggregate for the entire Gerdau Canada Group during any period of four consecutive Fiscal Quarters.

          11.3.1.9 Derivatives. Not enter into any Derivative except for the purpose of paying or hedging its actual or anticipated normal business operating expenses or hedging its interest rate or currency exposure on its long term Debt.

          11.3.1.10 No Continuance. Not continue under the laws of any other jurisdiction.

          11.3.1.11 Fiscal Year. Not change its Fiscal Year.

          11.3.1.12 Subsidiaries.

                    11.3.1.12.1 Not dispose, or permit any Subsidiary of it to dispose, of any Capital Stock in any Subsidiary, or any rights to acquire Capital Stock in any Subsidiary, or issue, or permit any Subsidiary to issue, any Capital Stock or rights to acquire Capital Stock to any Person except for disposals or issues of Capital Stock (A) by any Gerdau Canada Group Member to another Gerdau Canada Group Member so long as such Capital Stock will, upon acquisition by such Gerdau Canada Group Member, be subject to the Security free and clear of any other Liens, (B) in the case of any Subsidiary that is a limited partnership, of non-Voting Capital Stock in such Subsidiary to any other Person that is not an Affiliate on commercially reasonable terms for fair market value for consideration consisting solely of cash or Cash Equivalent Investments payable on disposal or issuance consistent with commercial relations with Persons that deal at arm's length or (C) by any Co-Steel Group Member, save that Co-Steel shall not be permitted to dispose of any Capital Stock or rights to acquire any Capital Stock in Gerdau Canada Subgroup Holding Company, and Gerdau Canada Subgroup Holding Company shall not be permitted to issue any Capital Stock or rights to acquire Capital Stock, except to the extent contemplated by the Co-Steel Combination Transactions.

                    11.3.1.12.2 Subject to Section 11.1.1.12, not acquire any
                                new Subsidiary (a) that is a body corporate unless such new Subsidiary becomes a Wholly-Owned Subsidiary on acquisition and at no time before acquisition was it a Co-Steel Group Member or a Gerdau USA Group Member or (b) that is a limited or general partnership, unless all of the Voting Capital Stock in such Subsidiary will be owned by another Gerdau Canada Group Member on acquisition and at no time before acquisition was it a Co-Steel Group Member or a Gerdau USA Group Member; provided that the foregoing shall not restrict (i) any of the Co-Steel Group from acquiring any new Subsidiary, other than a Subsidiary that owns Capital Stock in the Intermediate Holding Company or (except for the Intermediate Holding Company) in the Gerdau Canada Subgroup Holding Company, (ii) any of AmeriSteel and its Subsidiaries from acquiring any Subsidiary or (iii) prohibit the Reorganization Transactions.

                    11.3.1.12.3 Subject to Section 11.1.1.12, not dispose of any of its Business Assets to any Subsidiary of it, or to any other Gerdau Canada Group Member, except on commercially reasonable terms at fair market value consistent with commercial relations between Persons that deal at arm's length so long as such Business Assets will, upon acquisition by such Subsidiary be subject to the Security free and clear of any other Liens.

          11.3.1.13 Securitizations. Not dispose of any account, note receivable or accounts receivable, with or without recourse, except if such disposal arises from a dealing in the ordinary course of business with the account debtor which owes the relevant obligation.

          11.3.1.14 Other Benefit Plans. With respect to any benefit plan referred to in Section 10.1.19, not incur any accumulated funding deficiency or other unfunded liability in excess of $600,000 in the aggregate.

          11.3.1.15 Change in Control. Not permit any Capital Stock in Gerdau Steel to be owned, directly or indirectly, and Controlled by any Person other than Gerdau S.A. Not permit any Capital Stock in any Gerdau S.A. Group Member to be issued or disposed of if the percentage ownership of Capital Stock of any Gerdau S.A. Group Member directly owned by any other Gerdau S.A. Group Member or (in the case of each of the Intermediate Holding Company and the Gerdau Canada Subgroup Holding Company) Co-Steel on a fully diluted basis (and after giving effect to minority interests) would be diluted below the percentage ownership depicted in Schedule E - Part II.

          11.3.1.16 Financial Assistance. Except as contemplated by Section 11.3.1.5.6, not provide financial assistance, by means of Investments, guarantees, provision of security or otherwise, to any Person other than (a) to another Gerdau Canada Group Member, and (b) to Gerdau USA, NSULC and Finco to the extent and in the manner contemplated by the Loan Documents entered into on or about December 23, 1999 and the Mortgaged Property subject thereto, as amended or replaced by the documentation delivered to the Agent pursuant to Section 6.2.3.8.

          11.3.1.17 Management Contracts. Not pay any amount to any Affiliate (including, for certainty, any of the Co-Steel Group, Gerdau Canada Subgroup Interim Holding Company and Gerdau Canada Subgroup Holding Company) under any management agreement or service contract or for any other reason whatsoever.

          11.3.1.18 Repayment of Gerdau S.A. Advances. Not repay the principal amount of any Gerdau S.A. Advance or any part thereof or pay any interest, fees or any other sum on or in respect of a Gerdau S.A. Advance, except that a Gerdau S.A. Advance (or part thereof and/or any accrued but unpaid interest, fees and charges in respect thereof) may be repaid at any time or times during the Fiscal Quarter next following a Fiscal Quarter in respect of which a Compliance Certificate has been delivered to the Agent that discloses no existing Default or Event of Default that is continuing, provided that:

                    11.3.1.18.1 there would be no Default or Event of Default if
                                (i) the relevant repayment of the Gerdau S.A. Advance was included in the Debt Service Cost in respect of the period covered by the relevant Compliance Certificate, (ii) the required Total Debt/EBITDA Ratio in respect of the said period would be complied with if it took account of any Debt or increased Debt of Gerdau Steel that would result if the proposed repayment was made, or (iii) the principal amount to be repaid was excluded from any Indebtedness in which it had been included for purposes of compliance with any other financial tests specified in Section 11.1.1.13,

                    11.3.1.18.2 not less than five (5) Banking Days notice in
                                writing of the proposed repayment is given to the Agent, and such notice annexes a copy of the Compliance Certificate referred to above, and

                    11.3.1.18.3 no Default or Event of Default has occurred that is continuing at the time of the repayment.

          11.3.1.19 Repayment of Kyoei Steel Balance of Sale Notes Refinancing Loans. Not make any payment in respect of a Kyoei Steel Balance of Sale Notes Refinancing Loan without the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

          11.3.1.20 Gerdau Canada Subgroup Holding Company. Not permit the Gerdau Canada Subgroup Holding Company to (i) conduct any business, except for the acquisition and holding of the Gerdau Canada Subgroup Shares, (ii) incur any contractual obligations, except those under the Loan Documents (including the Status Quo Agreement) and the agreements required to be entered into by it to complete the Co-Steel Combination Transactions (which must be in form and substance satisfactory to the Agent), (iii) receive any money or other property, except for the existing Gerdau Canada Subgroup Shares in the manner contemplated by the Co-Steel Combination Transactions, (iv) make any distributions on any of its Capital Stock or redeem or purchase any of its Capital Stock, (v) issue any of its Capital Stock, except to Gerdau Canada Subgroup Interim Holding Company pursuant to the Co-Steel Combination Transactions, or (vi) dissolve, be liquidated or wind up.

          11.3.1.21 Intermediate Holding Company. Not permit the Intermediate Holding Company to (i) conduct any business, except for the acquisition and holding of all the issued Capital Stock in the Gerdau Canada Subgroup Holding Company, (ii) incur any contractual obligations except those under the Loan Documents (including the Status Quo Agreement) and the Intermediate Holding Company Transfer Agreement (as defined in the Status Quo Agreement), (iii) receive any money or other property, except for the issued Capital Stock in the Gerdau Canada Subgroup Holding Company, (iv) make any distributions on any of its Capital Stock or redeem or purchase any of its Capital Stock, (v) issue any Capital Stock, except to Co-Steel in exchange for the entire issued Capital Stock in the Gerdau Canada Subgroup Holding Company pursuant to the Intermediate Holding Company Transfer (as defined in the Status Quo Agreement) or (vi) dissolve, be liquidated or wind up.

          11.3.1.22 Gerdau Canada Subgroup Interim Holding Company. Not permit Gerdau Canada Subgroup Interim Holding Company, before its vertical amalgamation with Gerdau Steel, to (i) conduct any business, except for the holding of the Gerdau Canada Subgroup Holding Company Shares and the Exchanged Co-Steel Shares, (ii) incur any contractual obligations, except those under the Loan Documents and the agreements required to be entered into by it to complete the Co-Steel Combination Transactions (which must be in form and substance satisfactory to the Agent), or (iii) receive any money or other property, except for the existing Gerdau Canada Subgroup Shares and the

                    Exchanged Co-Steel Shares in the manner contemplated by the Co-Steel Combination Transactions.

          11.3.1.23 Repayment of GTL Netherlands Debt. Not make any payment (including by way of set-off, combination of accounts or conversion to equity) in respect of the Indebtedness of any Gerdau S.A. Group Member owing to GTL Netherlands, except
                    (i) with the prior written consent of the Agent acting on the instructions of the Majority Lenders and (ii) the Debt Restructuring Transactions in accordance with the agreements, documents and instruments delivered to the Agent pursuant to Section 6.2.3.8.

          11.3.1.24 Consolidated Tax Filing. Not participate in or make any consolidated or combined Tax filing with any Co-Steel Group Member.

                                   ARTICLE 12
                         EVENTS OF DEFAULT AND REMEDIES

12.1      EVENTS OF DEFAULT

          The occurrence of any one or more of the following events (each such event being herein referred to as an "EVENT OF DEFAULT") shall constitute a default by each Borrower under this Agreement:

12.1.1 Non-Payment of Principal or Interest. Any Borrower fails to pay any principal or interest amount outstanding hereunder when due.

12.1.2 Non-Payment of Other Amounts. Any Borrower fails to pay any fee or other amount payable hereunder when due and such failure continues unremedied for more than three days.

12.1.3 Misrepresentation. Any representation or warranty made or deemed made by any Gerdau Canada Group Member or Gerdau S.A. Group Member in any Loan Document is found to have been false or incorrect in any material respect.

12.1.4 Financial Tests. Any financial test contained in Section 11.1.1.13 or in the Gerdau S.A. Guarantee is not complied with, provided that non-compliance with Section 11.1.1.13.2 as of the end of any Fiscal Quarter shall not be deemed to be an Event of Default if a Gerdau S.A. Advance is made within 20 Banking Days of the end of that Fiscal Quarter which, if the Gerdau S.A. Advance had been made prior to the end of that Fiscal Quarter, would have resulted in compliance with
          Section 11.1.1.13.2, and provided that the prior notice to the Agent in respect of such Gerdau S.A. Advance includes details of the non-compliance to be cured by it. Notwithstanding anything in this
          Section 12.1.4, (i) the aggregate principal amount of Gerdau S.A. Advances made during the period from April 1, to December 31, 2001 shall not at any time exceed US $15,000,000, and (ii) the aggregate principal amount of Gerdau S.A. Advances made during any calendar year after December 31, 2001 shall not exceed US $15,000,000, without in either case the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

12.1.5 Breach by Gerdau Canada Subgroup Holding Company, Gerdau Canada Subgroup Interim Holding Company, USP, Gerdau USA, NSULC or Finco. Any of Gerdau Canada Subgroup Holding Company, Gerdau Canada Subgroup Interim Holding Company, Gerdau USA, NSULC or Finco fails to perform or comply with any provision or obligation contained in any Loan Document (including the Status Quo Agreement) to which it is party.

12.1.6 Breach of Other Covenants. Any Gerdau S.A. Group Member (other than those referred to in Section 12.1.5) fails to perform or comply with any provision or obligation contained in any Loan Document to which it is a party in any material respect and such failure continues unremedied for a period of 15 Banking Days after any Borrower or Gerdau S.A. knows or ought to have known of such failure (other than those referred to in Sections 12.1.1, 12.1.2, 12.1.3, 12.1.4 or 12.1.5
          above or 12.1.7 or 12.1.17 below.

12.1.7    Cross-Default.

          (a) Any Gerdau Canada Group Member defaults under any one or more agreements, documents or instruments relating to Indebtedness in an aggregate amount exceeding Cdn.$25,000,000 (or the Equivalent Amount in foreign currency).

          (b) AmeriSteel or FLS defaults under any one or more agreements, documents or instruments relating to Indebtedness in an aggregate amount exceeding U.S.$10,000,000 (or the Equivalent Amount in other currency).

          (c) Gerdau S.A. defaults under any one or more agreements, documents or instruments relating to Indebtedness in an aggregate amount exceeding U.S.$25,000,000 (or the Equivalent Amount in other currency).

          (d) Any payment in respect of a Kyoei Steel Balance of Sale Notes Refinancing Loan made without the prior written consent of the Agent is made from monies derived, directly or indirectly, from any Gerdau S.A. Group Member, it being the intention of the parties that all such payments shall be fully subordinated to repayment in full and discharge of the Loan Obligations.

          (e) Any payment in respect of outstanding Gerdau S.A. Advances is made from monies derived, directly or indirectly, from any Gerdau S.A. Group Member, save for a repayment in accordance with the terms of Section 11.3.1.18, or any payment in respect of a loan made pursuant to Section 11.3.1.5.6 is made otherwise than in accordance with paragraph (iii) of that Section.

          (f) Any Indebtedness of any Co-Steel Group Member in an aggregate amount exceeding U.S.$10,000,000 (or the Equivalent Amount in other currency) is declared due or becomes due, before its scheduled maturity date by reason of a default or event of default referred to and defined in any of the agreements, documents or instruments governing the payment of such Indebtedness (including the Co-Steel Credit Agreements) and the Agent, in good faith, determines that there is a possibility that the Capital Stock of any of the Intermediate Holding Company, the Gerdau Canada Subgroup Holding Company and the Gerdau Canada Subgroup may be exposed to risk of seizure, loss, forfeiture, transfer or other disposal or that the arrangements contemplated by the Status Quo Agreement may not be observed or complied with; or any event similar to those events described in Section 12.1.9 below occurs in relation to any Capital Stock or property of any Co-Steel Group Member; or any event similar to those events referred to Section 12.1.11 below occurs in relation to any Co-Steel Group Member.

12.1.8 Unsatisfied Judgments. Any one or more Awards for the payment of money in an aggregate amount exceeding Cdn.$1,000,000 (or the Equivalent Amount in foreign currency) are rendered against any Gerdau S.A. Group Member and such Awards shall remain unsatisfied or unstayed for more than 10 Banking Days.

12.1.9 Enforcement of Liens. Any one or more Persons entitled to any Liens on any Capital Stock or property of any Gerdau S.A. Group Member having an aggregate value exceeding Cdn.$1,000,000, or U.S.$5,000,000 in the case of AmeriSteel, take possession of such Capital Stock or property or any one or more seizures, executions, garnishments, sequestrations, distresses, attachments or other equivalent processes are issued or levied against any Capital Stock or property of any Gerdau S.A. Group Member having an aggregate value exceeding Cdn.$1,000,000, or U.S.$5,000,000 in the case of AmeriSteel, and such property is not released within 10 Banking Days or such shorter period as would permit such Capital Stock or property to be sold, foreclosed upon or forfeited thereunder.

12.1.10 Impossibility. Any Change in Law occurs which has given rise or could reasonably be expected to give rise to a Material Adverse Change.

12.1.11 Insolvency. Any Gerdau S.A. Group Member does not generally pay its debts as they become due or admits its inability to pay its debts generally or makes a general assignment for the benefit of creditors or commits an act of bankruptcy (within the meaning of the Bankruptcy and Insolvency Act (Canada)) or any proceedings are instituted by or against any Gerdau S.A. Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, reorganization, compromise, arrangement, adjustment, protection, relief or composition of it or of its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors or other similar matters or seeking the appointment of a receiver, manager, receiver and manager, trustee, custodian or other similar official for it or for any substantial part of its Business

          Assets (excluding proceedings being contested by such Gerdau S.A. Group Member in good faith by appropriate proceedings so long as enforcement remains stayed, none of the relief sought is granted (either on an interim or permanent basis) and such proceedings are dismissed within 15 days of their commencement); or any Gerdau S.A. Group Member takes corporate action to authorize any of the actions set forth above in this Section 12.1.11.

12.1.12 Cessation of Business. Any Gerdau S.A. Group Member ceases or suspends or threatens to cease or suspend all or a Substantial Portion of its business.

12.1.13 Security Imperilled. If any Litigation is commenced which, if determined adversely to any Gerdau S.A. Group Member or to the rights of the Syndicate, could reasonably be expected to give rise to a Material Adverse Change, or any Gerdau S.A. Group Member or any other person party to any Loan Document denies that it has any or further obligations thereunder.

12.1.14   Material Adverse Change. Any Material Adverse Change occurs.

12.1.15 Change of Ownership. Any Person, or more than one Person acting in concert, (other than Gerdau S.A.) acquires ownership or Control of any Capital Stock of Gerdau Steel, unless the Majority Lenders consent to such acquisition. USP, Gerdau USA or any Gerdau Canada Group Member (other than Gerdau Steel) ceases to be a Wholly-Owned Subsidiary of the Gerdau Canada Subgroup Holding Company. The Gerdau Canada Subgroup Holding Company ceases to own and Control, directly or indirectly, all of the Capital Stock of USP or any Gerdau Canada Group Member that is a general or limited partnership, unless the Majority Lenders consent otherwise. NSULC or Finco ceases to be a Wholly-Owned Subsidiary of USP or the Gerdau Canada Subgroup Holding Company, unless the Majority Lenders consent otherwise. Gerdau Steel ceases to own and Control at least a majority of the Voting Capital Stock of Co-Steel determined on a fully diluted basis, after giving effect to each of the Reorganization Transactions, unless the Majority Lenders consent otherwise. Any Person, other than Gerdau Steel, acquires Capital Stock, or rights to acquire Capital Stock, in any class of Capital Stock of Co-Steel other than common shares.

12.1.16 Condemnation. Any court, government or governmental agency shall condemn, seize, expropriate or otherwise appropriate, or take custody or control of, all or any Substantial Portion of the property of any Gerdau S.A. Group Member which, when taken together with all other property of any Gerdau S.A. Group Member so condemned, seized, expropriated, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

12.1.17 Breach of Special Provisions. Any step or action is taken or omitted by any Gerdau S.A. Group Member or any Co-Steel Group Member (or any trustee-in-bankruptcy, liquidator or other representative thereof or of its creditors) which authorizes or is reasonably likely to result in any breach of any of

          Sections 11.3.1.3, 11.3.1.6, 11.3.1.12, 11.3.1.15, 11.3.1.16,
          11.3.1.17, 11.3.1.20, 11.3.1.21 and 11.3.1.22.

12.2      REMEDIES UPON DEFAULT

          Upon the occurrence of any Event of Default, the Agent may (or, at the direction of the Majority Lenders, shall) do any one or more or all of the following:

12.2.1 declare the whole or any part of the unutilized portion (if any) of the Credit Facilities to be terminated or reduced, whereupon the Lenders shall not be required to make any further Drawdowns or permit any further Conversions or Rollovers (other than conversions of maturing Bankers' Acceptances to Prime Rate Loans and LIBOR Loans to Base Rate Loans);

12.2.2 declare all or any item or part of the Loan Obligations to be immediately due and payable, whereupon they shall become so due and payable;

12.2.3    suspend any right of a Borrower under any Loan Document;

12.2.4    demand payment under any guarantee comprised in the Security;

12.2.5    realize upon all or part of the Liens constituted under the Security;
          and

12.2.6 take any other action, commence any other suit, action or proceeding or exercise such other right as may be permitted at law or in equity (whether or not provided for herein or in any other Loan Document) at such times and in such manner as the Agent may consider expedient, all without, except as may be required by Applicable Law, any additional notice, presentment, demand, protest, noting of protest, dishonour or any other action. If an Event of Default referred to in Section 12.1.11 occurs, unless the Majority Lenders otherwise agree, the Loan Obligations shall be accelerated and become immediately due and payable automatically without any action on the part of the Agent or any Lender being required. The rights of the Syndicate hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law or by the Security. For the purposes of each Loan Document, an Event of Default which occurs or exists at any time shall be deemed to be continuing at all times thereafter unless it is expressly waived in writing by the Majority Lenders, whether or not the default, breach, failure, event, state or condition that gave rise to such Event of Default is remedied at any time.

12.3      PAYMENT OF BANKERS' ACCEPTANCES

          Immediately upon the Agent making a declaration pursuant to Section 12.2.2, the Relevant Borrower shall, without the necessity of further act or evidence, be and become unconditionally obligated to deposit with the Agent the aggregate face amount of all Bankers' Acceptances then outstanding for the Relevant Borrower's account and the Relevant Borrower hereby authorizes each Lender to debit any then existing credit in its accounts with the amount required to make such payment to the Agent notwithstanding that any such Bankers'

Acceptances may be held by the Lender in its own right at maturity. Amounts paid to the Agent pursuant to this Section 12.3 shall bear interest at the rate offered by the Agent on deposits of similar amounts for similar terms. All such amounts, together with interest earned thereon, shall be applied against and shall reduce to the extent of such amounts the Relevant Borrower's obligations to pay amounts then or thereafter payable under Bankers' Acceptances at the respective times such amounts become so payable. Any remaining cash being held by the Agent pursuant to this Section 12.3 shall be applied against any other Loan Obligations and any excess thereafter shall be released to the Relevant Borrower or its assigns, but only after all Bankers' Acceptances have matured and all Loan Obligations have been satisfied in full.

12.4      LENDERS' RIGHT OF ADVANCE

          In the event that a Borrower fails to comply with its Loan Obligations under Section 12.3 or 7.6.8, each Lender may, at such time, in its discretion, make an Advance by way of a Prime Rate Loan under the relevant Credit Facility on behalf of the Relevant Borrower in an amount not exceeding its participation in the Outstanding Amount of all outstanding Bankers' Acceptances or the Outstanding Amount of all outstanding Standby Credits under such Credit Facility (even if such Advance results in such Lender's participation in the aggregate Outstanding Amount of all Loans under any Credit Facility exceeding its Revolver Commitment or Term Commitment, as applicable) and hold the proceeds of such Loan as security for the obligations of the Relevant Borrower to indemnify such Lender in respect of such Bankers' Acceptances on their maturity to be applied in accordance with Section 12.3 or such Standby Credits under Section 7.6.8.

12.5      DISTRIBUTIONS

          All distributions under or in respect of any of the Security shall be held by any Lender on account of the Loan Obligations without prejudice to any claim by any Lender for any deficiency after such distributions are received by any Lender and each Borrower shall remain liable for any such deficiency. All such distributions may be applied to such part of the Loan Obligations as each Lender may see fit in its sole discretion, and each Lender may at any time change any appropriation of any such distributions or other moneys received by it and reapply the same against any other part of the Loan Obligations as each Lender may see fit, notwithstanding any previous application.

                                   ARTICLE 13
              THE AGENT AND ADMINISTRATION OF THE CREDIT FACILITIES

13.1      APPOINTMENT AND AUTHORIZATION

          Each Lender irrevocably appoints and authorizes the Agent to execute, deliver and take such actions as its agent under each Loan Document to which the Agent is party and to exercise such rights under each such Loan Document as are specifically delegated to the Agent by the terms thereof, together with such rights as are reasonably incidental thereto.

13.2      DECLARATION OF AGENCY

          The Agent declares that it shall hold the Security, the Collateral charged thereby and the rights granted to it under each other Loan Document for its own benefit and in its capacity as agent for the ratable benefit of the Lenders. The rights vested in the Agent by any Loan Document shall be performed by the Agent in accordance with this Article 13.

13.3      PROTECTION OF AGENT

          The Agent shall not be liable for any action taken or omitted to be taken by it under any Loan Document or in connection therewith, except for its own gross negligence or willful misconduct.

13.4      INTEREST HOLDERS

          The Agent may treat each Lender as the holder of all of the interests of such Lender in respect of the Credit Facilities until a duly executed and delivered Loan Transfer Agreement signed by such Lender and the Transferee, completed in form and substance satisfactory to the Agent, has been delivered to the Agent and the Agent has been paid its required processing fee for such loan transfer.

13.5      CONSULTATION WITH PROFESSIONALS

          The Agent may engage and consult with the Lenders' Counsel, accountants, consultants, financial advisors and other experts and the Agent shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of the Lenders' Counsel or such accountants, consultants, financial advisors or other experts.

13.6      DOCUMENTS

          The Agent shall not be under any duty or obligation to examine, enquire into or pass upon the validity, effectiveness or genuineness of any Loan Document or any other agreement, document, instrument or communication furnished pursuant to or in connection with any Loan Document, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

13.7      AGENT AND ITS SUBSIDIARIES AND AFFILIATES

          With respect to its Revolver Commitment, its Term Commitment and those portions of the Credit Facilities made available by it, the Agent shall have the same rights hereunder as any other Lender and may exercise the same as though it were not the Agent and the Agent and its Subsidiaries and affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Gerdau Canada Group Member and its Affiliates and Persons doing business with any Gerdau Canada Group Member or any of its Affiliates as if it were not the Agent and without any obligation to account therefor.

13.8      RESPONSIBILITY OF THE AGENT

          The obligations of the Agent to the Lenders under each Loan Document are only those expressly set forth in such Loan Document, subject as otherwise provided in this Article 13. The Agent shall not have any fiduciary obligation to any Lender. The Agent shall only have those contractual obligations expressly set forth in each Loan Document. The Agent shall not have any duty or obligation to investigate whether a Default or an Event of Default has occurred. The Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless any officer of the Agent charged with the administration of the Loan Documents has actual knowledge or has been notified by a Borrower of such fact or has been notified by a Lender that such Lender considers that a Default or Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

13.9      ACTION BY THE AGENT

13.9.1 The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by and with respect to taking or refraining from taking any action which it may be able to take under or in respect of any Loan Document, unless the Agent has been instructed by the Required Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that the Agent shall not release or postpone any guarantee of any Gerdau S.A. Group Member or release, discharge or subordinate any Lien created under any Security without the consent of all the Lenders, unless expressly permitted or required to do so by the provisions of any Loan Document. The Agent shall not incur any obligations under or in respect of any Loan Document with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

13.9.2 The Agent shall in all cases be fully protected in acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

13.9.3 Notwithstanding anything else herein contained, the Agent may refrain from doing anything which would or might in its opinion be contrary to any Applicable Law or which would or might otherwise render it liable to any Person and may do anything which is, in its opinion, necessary to comply with any Applicable Law.

13.9.4 Without prejudice to the provisions of any other Loan Document, the Agent shall have the right, but not the obligation to insure any of the Collateral or to require any other Person to maintain any such insurance and it shall not be responsible for any losses and expenses which may be suffered by any Person as a result of the lack of or inadequacy or insufficiency of any such insurance.

13.9.5 The Agent shall have the right to institute, prosecute and defend any Litigation affecting the Agent, the Collateral or the Security and to compromise any matter or difference or submit any such matter or difference to arbitration and to compromise or compound any debts owing to the Agent as agent or any other claims against it as such agent upon being provided with such evidence as shall seem sufficient to the Agent.

13.9.6 The Agent shall have the right to give or enter into any obligation as it shall, with the approval of the Required Lenders and subject to all of the provisions of the Loan Documents, think fit in relation to the Collateral or the Security.

13.9.7 Notwithstanding Section 13.9.1, the Agent may refrain from acting in accordance with any instructions of the Required Lenders to begin any Litigation, or to take management or control of any Collateral, arising out of or in connection with any Loan Document until it has received such security as it may require (whether by way of collateral deposit or payment in advance or otherwise) for all losses and expenses and disbursements which it will or may expend or incur in complying with such instructions.

13.9.8 Where the Agent is obliged by the provisions of this Article 13 to give any notice or notification "promptly" or "forthwith", if it gives such notice or notification within two Banking Days of an officer of it charged with the administration of this Agreement becoming aware of the subject matter of such notice or notification, it shall be deemed to have given such notice or notification promptly or forthwith.

13.10     NOTICE OF EVENTS OF DEFAULT

          In the event that an officer of the Agent charged with the administration of this Agreement is notified of any Default or Event of Default, the Agent shall promptly notify the Lenders, and, subject to Section 13.9, the Agent shall take such action and assert such rights under the Loan Documents as the Majority Lenders shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. Prior to receiving any instructions from the Required Lenders in respect of such Default or Event of Default, the Agent may, but shall not be obliged to, take such action or assert such rights (other than those matters requiring unanimous Lender consent under any other provision of this Agreement) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Agent not to take such action or assert such rights, in no event shall the Agent act contrary to those instructions.

13.11     RESPONSIBILITY DISCLAIMED

          The Agent in such capacity shall not be under any obligation whatsoever:

13.11.1 to any Gerdau Canada Group Member as a consequence of any failure or delay in the performance by, or any breach by, any Lender of any of its obligations under any Loan Document;

13.11.2 to any Lender, as a consequence of any failure or delay in performance by, or any breach by, any Gerdau S.A. Group Member of any of its obligations under any Loan Document; or

13.11.3 to any Lender for any statements, representations or warranties in any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or in any other information provided pursuant to any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or for the validity, effectiveness, enforceability or sufficiency of any Loan Document or any other agreement, document or instrument contemplated thereby.

13.12     INDEMNIFICATION

13.12.1 Each of the Lenders severally agrees to indemnify the Agent (to the extent not reimbursed by the Relevant Borrower on demand) pro rata according to their respective Rateable Shares from and against any and all losses and expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other agreement, document or instrument contemplated thereby or any action taken or omitted by the Agent under any Loan Document or any agreement, document or instrument contemplated thereby, except that no Lender shall be liable to the Agent for any portion of such losses and expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent.

13.12.2 The Agent may indemnify itself out of the Collateral charged by the Security, or any funds received by the Agent pursuant to Section 13.20 against all of the losses and expenses or disbursements suffered or incurred by the Agent in connection with any matter or thing done or omitted to be done in any way relating to any Loan Document.

13.13     PROTECTION OF EMPLOYEES, ETC.

          Each reference in Sections 13.1, 13.3, 13.9, 13.10, 13.11, 13.12,
13.15 and 13.20 to the Agent shall (to the extent the context so admits) be deemed to include the Agent and its directors, officers, employees, agents, solicitors, accountants, consultants, financial advisors, other experts and all other representatives and the Agent shall be constituted as agent and bare trustee of each such Person and shall hold and enforce their rights under those Sections for their respective benefits.

13.14     CREDIT DECISION

          Each Lender represents and warrants to the Agent that:

13.14.1 in making its decision to enter into this Agreement and to make its Revolver Commitment, Term Commitment and its portion of the Credit Facilities available to the Borrowers, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of each Gerdau S.A. Group Member and that it has made an independent credit judgment without reliance upon any information furnished by the Agent; and

13.14.2 so long as any portion of the Credit Facilities is being utilized by a Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of each Gerdau Canada Group Member.

13.15     REPLACEMENT AGENT AND REFERENCE LENDERS

13.15.1 The Agent (a "Resigning Agent") may resign at any time by giving written notice thereof to the Lenders and Gerdau Steel. Such resignation will not be effective until a replacement agent is appointed. Upon receipt of notice of any such intended resignation, the Majority Lenders and the Borrowers shall have the right to appoint a replacement to the Resigning Agent who shall be one of the Lenders. If no replacement to the Resigning Agent shall have been so appointed and shall have accepted such appointment within 15 days of receipt of such notice, the Lenders (excluding the Resigning Agent) shall within the following 15 days appoint a replacement who may, but need not be, a Lender. If the Lenders fail to appoint a replacement to the Resigning Agent within such 15 day period, without limitation of its rights under this Section 13.15.1, the Resigning Agent may, on behalf of the Lenders, appoint a replacement Agent which shall be a financial institution organized under the laws of Canada (or a Province) which has (or whose Holding Body Corporate has) combined capital and reserves in excess of Cdn $1,000,000,000 or the Equivalent Amount in foreign currency and has an office in Toronto. Upon the resignation of a Resigning Agent, the replacement administration agent shall thereupon succeed to and become vested with all the rights and obligations of the Resigning Agent and the Resigning Agent shall be discharged from its obligations under the Loan Documents. A replacement administration agent shall evidence its acceptance of appointment hereunder by signing and delivering a counterpart of this Agreement. After any Resigning Agent's resignation or removal hereunder as Agent the provisions of this Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

13.15.2 The Agent may nominate up to three Lenders to act as Reference Lenders under this Agreement. Any Reference Lender may resign at any time by giving notice thereof to the Agent. Upon receipt of such notice, the Agent may appoint a replacement Reference Lender who shall be one of the Lenders.

13.15.3 The Swing Line Lender may resign at any time by giving notice thereof to the Agent. Upon receipt of such notice, the Majority Lenders shall appoint a replacement Swing Line Lender who shall be one of the Lenders.

13.16     DELEGATION

          With the prior approval of the Majority Lenders, such approval not to be unreasonably withheld, the Agent shall have the right to delegate any of its rights, duties or obligations under the Loan Documents as Agent to any other Person upon such terms and conditions as the Agent may think fit and the Agent shall not be bound to supervise the proceedings or be in any way responsible for any obligations or losses and expenses incurred by reason of any misconduct or default on the part of any such delegate.

13.17     REQUIRED LENDER DECISIONS

          Where the Required Lenders are required to consent to any act or thing under any Loan Document, the Agent shall ask all Lenders for such consent to do any such act or thing. The foregoing shall not limit the right of the Required Lenders to consent to any such act or thing. A copy of such consent shall be sent by the Agent to all the Lenders.

13.18     WAIVERS AND AMENDMENTS

13.18.1 The rights of each Lender under each Loan Document shall be cumulative and not exclusive of any rights which each Lender would otherwise have, and no failure or delay by any Lender in exercising any right shall operate as a waiver of it nor shall any single or partial exercise of any right preclude its further exercise or the exercise of any other right. Subject as otherwise provided in Subsections 13.18.2 and 13.18.3, any term, covenant, agreement, or condition of any Loan Document may only be amended with the consent of the Relevant Borrower and the Majority Lenders or compliance therewith may only be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders.

13.18.2 Without the prior consent of every Lender, no amendment, waiver or other action referred to in Subsection 13.18.1 shall:

          13.18.2.1 increase the aggregate amount of any Credit Facility, the amount or term of any of the Revolver Commitments, the Term Commitments or the proportion represented by the Rateable Share of any Lender;

          13.18.2.2 postpone or defer the time for the payment of the principal of or interest on any Advance, any Stamping Fee, Commitment Fee or any other amount payable hereunder;

          13.18.2.3 decrease the rate or amount or change the currency of any principal, interest or fees (including Stamping Fees and Commitment Fee) payable hereunder or the requirement of pro rata application in accordance with each Lender's Rateable Share of all amounts received by the Agent in respect of each Credit Facility;

          13.18.2.4 change the definition of "Required Lenders" or "Majority Lenders";

          13.18.2.5 amend Sections 13.22, 13.25 or this Section 13.18; or

          13.18.2.6 release or postpone any guarantee of any Gerdau S.A. Group Member under any Loan Document or release, discharge or subordinate any Lien created under the Security except as otherwise expressly permitted or required by the provisions of any Loan Document.

13.18.3 No amendment or waiver of any provision of any Loan Document shall affect any of the rights or obligations of the Agent, the Swing Line Lender or Issuing Bank under any Loan Document without the prior consent of the Agent, Swing Line Lender or Issuing Bank.

13.19     DETERMINATION BY AGENT

13.19.1 Good Faith. Any determination to be made by the Agent under any Loan Document shall be made by the Agent in good faith and, if so made, shall be conclusive and binding on all parties, absent manifest error.

13.19.2 Certificate of the Agent as to Rates. A certificate of the Agent certifying any amount or interest or discount rate shall be conclusive and binding on the parties hereto for all purposes, absent manifest error. No provision hereof shall be construed so as to require the Agent to issue a certificate at any particular time.

13.19.3 Notification of Rates. Each Reference Lender and Swing Line Lender (if it is not the same Person as the Agent) shall promptly notify the Agent of each interest rate that is required to determine any rate of interest pursuant to this Agreement. Promptly following receipt of each such notice, or promptly after determination if the Agent and the Reference Lender or Swing Line Lender is the same Person, the Agent shall promptly notify the Lenders of each interest rate the Agent is required to determine and report to the Lenders pursuant to this Agreement.

13.20     INTERLENDER PROCEDURE FOR MAKING ADVANCES

13.20.1 Subject to the terms and conditions of this Agreement, each Credit Facility shall be available to the Relevant Borrower as follows: upon receipt by the Agent of a Borrowing Request, the Agent will promptly notify each Lender of the Agent's receipt of such notice and of such Lender's Rateable Share of such Borrowing. In the case of an issue of Bankers' Acceptances, the Agent will round allocations amongst the Lenders to ensure that each Bankers' Acceptance issued has a face amount which is a whole number multiple of Cdn.$100,000 (and such rounded allocations shall constitute the Lenders' respective Rateable Shares for the purposes of this Agreement). Subject to Section 13.20.7, each Lender will make its Rateable Share of each Borrowing or its Acceptance Proceeds available to the Agent by paying, no later than 11:00 a.m. (Toronto time) on the Borrowing Date requested by the Borrower, its Rateable Share of such Advance or such Acceptance Proceeds to the Agent's Accounts. Subject to Section 5.6, the Agent will make such funds available, upon receipt, to the Relevant Borrower on the Borrowing Date by bank transfer to the Relevant Borrower's Accounts.

13.20.2 The obligations of the Agent under this Section 13.20 shall be limited to taking such steps as are commercially reasonable to implement the instructions described in Section 13.20.1, and the Agent shall not be liable for any losses and expenses which may be incurred or suffered by the Relevant Borrower and occasioned by the failure or delay of funds to reach the designated destination.

13.20.3 Unless the Agent has been notified by a Lender within two Banking Days prior to the Borrowing Date requested by a Borrower that such Lender will not make available to the Agent its Rateable Share of such Borrowing or its Acceptance Proceeds, the Agent may assume that such Lender has made such portion of the Borrowing or such Acceptance Proceeds available to the Agent on the Borrowing Date in accordance with the provisions hereof, and the Agent may, in reliance upon such assumption, make available (to the extent applicable) to the Relevant Borrower on such date a corresponding amount. If the Agent has made such assumption, to the extent a Lender has not so made its Rateable Share of the Borrowing or its Acceptance Proceeds available to the Agent, such Lender agrees to pay to the Agent forthwith on demand, to the extent that such amount is not recovered from the Relevant Borrower within seven days of demand (without in any way obligating the Agent to take legal action with respect to such collection), such Lender's Rateable Share of the Borrowing or its Acceptance Proceeds and all losses and expenses incurred by the Agent in connection therewith together with interest thereon (at the rate payable hereunder by the Relevant Borrower in respect of such Borrowing or at the rate per annum equivalent to the one month CDOR BA Rate plus the applicable Stamping Fee which would otherwise have been applicable to such Bankers' Acceptances) for each day from the date such amount is made available by the Agent until the date such amount is paid or repaid to the Agent.

13.20.4 Notwithstanding Section 13.20.3, if a Lender fails so to pay any portion of any Borrowing or its Acceptance Proceeds to the Agent pursuant to Section 13.20.3, the Relevant Borrower shall, without prejudice to any rights that the Borrower might have against such Lender, repay such amount to the Agent within three Banking Days after demand therefor by the Agent.

13.20.5 Any amount payable to the Agent pursuant to this Section 13.20 (other than Section 13.20.1) shall be set forth in a certificate delivered by the Agent to the Lender concerned and Gerdau Steel (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be prima facie evidence thereof. If a Lender makes the payment to the Agent required by this Section 13.20, the amount so paid shall constitute such Lender's Rateable Share of the Borrowing or its Acceptance Proceeds for purposes of this Agreement.

13.20.6 The failure of any Lender to make its Rateable Share of any Borrowing or its Acceptance Proceeds shall not relieve any other Lender of its obligations, if any, hereunder to make its Rateable Share of the Borrowing or its Acceptance Proceeds on the Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make available its Rateable Share of any Borrowing or its Acceptance Proceeds to be made available by such other Lender on any Borrowing Date.

13.20.7 If on any date amounts would be payable under this Agreement by the Agent to any Lender and by that Lender to the Agent, then, on such date, unless the Agent notifies the Lenders that netting is not to apply to such payments, each such party's obligations to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by the Agent (after receipt from the Relevant Borrower or the Lenders, as the case may be) to that Lender exceeds the aggregate amount that would otherwise have been payable by that Lender to the Agent (for the account of the Relevant Borrower or the Lenders, as the case may be) or vice versa, such obligation shall be replaced by an obligation upon the Agent or the Lender by whom the larger aggregate amount would have been payable to pay to the other the excess of the larger aggregate amount over the smaller aggregate amount.

13.21     REMITTANCE OF PAYMENTS

          Forthwith after receipt of any payment of principal, interest, fees or other amounts for the benefit of the Lenders pursuant to the provisions hereof, the Agent shall remit to each Lender, its Rateable Share of such payment. If the Agent, on the assumption that it will receive, on any particular date, a payment of principal, interest, fees or other amounts hereunder, remits to each Lender its Rateable Share of such payment and the Relevant Borrower fails to make such payment, each Lender agrees to repay to the Agent forthwith on demand, to the extent that such amount is not recovered from the Relevant Borrower within seven days of demand (without in any way obligating the Agent to take any legal action with respect to such collection), such Lender's Rateable Share of the payment made pursuant hereto together with all losses and expenses incurred by the Agent in connection therewith and interest thereon (at the rate payable hereunder by the Relevant Borrower in respect of such amount) for each day from the date such amount is remitted to the Lenders. The exact amount of the repayment required to be made by the Lenders will be set forth in a certificate delivered by the Agent to each Lender, which certificate shall be conclusive and binding for all purposes, absent manifest error.

13.22     REDISTRIBUTION OF PAYMENTS

13.22.1 If any Lender shall exercise any right of counter-claim, set-off or bankers' lien or similar right with respect to the property of an Obligor or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim the security for which is a debt owed by it to such Obligor, it shall apportion the amount thereof proportionately between:

          13.22.1.1 amounts comprised in the Loan Obligations owing to such Lender, which amounts shall be applied in accordance with this Agreement; and

          13.22.1.2 amounts otherwise owed to it by such Obligor;

          provided that any cash collateral account funded by way of advances from an Obligor as collateral for a documentary or standby credit or letter of guarantee issued by such Lender on behalf of such Obligor may be applied by such Lender to such amounts owed by such Obligor to such Lender in respect of any such documentary or standby credit or letter of guarantee without apportionment.

13.22.2 If a Lender shall, through the exercise of a right, or the receipt of a secured claim described above or otherwise receives payment of a portion of the Loan Obligations due to it which is greater than the proportion received by any other Lender in respect of the aggregate amount of the Loan Obligations due to such other Lender (having regard to the respective Rateable Shares of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be done simultaneously with receipt of such payment) in that portion of the Loan Obligations due to the other Lender or Lenders (the "Selling Lender or Lenders") so that the respective receipts shall be pro rata according to their Rateable Shares; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from an Obligor by the Selling Lender or Lenders, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such Selling Lender or Lenders to the extent of such recovery, but without interest. Such Lender shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 13.22 to share in the benefits of any recovery on such secured claims.

13.22.3 If any Lender does any act or thing permitted by subsections 13.22.1 or 13.22.2, it shall promptly provide full particulars thereof to the Agent and the Agent shall promptly provide copies of such particulars to the other Lenders.

13.23     PROMPT NOTICE TO LENDERS

          The Agent agrees to provide to the Lenders copies of the information, notices and reports received by it pursuant to Section 11.1.1.10 promptly upon receipt of same.

13.24     SEVERAL DEBTS OF THE LENDERS

          Each Lender's share in each Borrowing constitutes a several debt owing by the Relevant Borrower to such Lender.

13.25     ENFORCEMENT OF SECURITY

          Subject to the Security Co-ordination Agreement, to the extent that the Agent receives or recovers monies pursuant to any right of enforcement under the Security, such monies shall (without prejudice to the rights of the Agent to credit any monies received by it to the Cash Collateral Account), be applied as among the Syndicate:

13.25.1 first, in or towards payment of all of the Agent's losses and expenses and disbursements;

13.25.2 secondly, in or towards payment of all amounts which are due and payable at such time by each Borrower to the Lenders on account of the Loan Obligations owing by such Borrower pro rata to the respective aggregate amounts owing to the Lenders;

13.25.3 thirdly, if the Loan Obligations have been paid in full, in payment to any Person to whom the Agent is obliged to pay in priority to the Obligor otherwise entitled thereto, to the extent it is so obliged; and

13.25.4   fourthly, thereafter, in payment of the Obligor entitled thereto.

The fact that the Agent may make a payment pursuant to Sections 13.25.3 or
13.25.4 above or may determine that the Loan Obligations have been paid in full, will not thereafter prevent the Agent from applying any further monies, or any credit balance on any account, in the order set out in this Section 13.25.

13.26     SWING LINE LOANS

13.26.1 Unless the Swing Line Lender and the Majority Lenders agree otherwise, if an Event of Default occurs then the Swing Line Lender will promptly request the Agent on behalf of each Relevant Borrower (and for this purpose the Swing Line Lender is irrevocably authorized by each Relevant Borrower to do so) for an Advance by way of Prime Rate Loan or Base Rate Loan (as applicable) from the Lenders pursuant to Section
          2.4 to repay to the Swing Line Lender the Swing Line Loans. The Lenders are irrevocably directed by each Relevant Borrower to make any Advance by way of Prime Rate Loan or Base Rate Loan (as applicable) if so requested by the Swing Line Lender and pay the proceeds thereof directly to the Swing Line Lender. At all times thereafter the Swing Line Commitment shall be treated as reduced to nil, the Swing Line Lender's Revolver Commitment shall be increased by the amount of such reduction and the Lenders shall make such adjusting payments amongst them in the manner contemplated by Section 13.22.2 as may be required to ensure their respective participations in outstanding Advances under the Revolver Facility reflect their respective Rateable Shares of the Revolver Facility. If any Standby Instrument is thereafter drawn upon which results in a further Swing Line Loan the Swing Line Lender will again promptly request the Agent on behalf of the Relevant Borrower (and for this purpose the Swing Line Lender is irrevocably authorized by the Relevant Borrower to do so) for an Advance by way of Prime Rate Loan or Base Rate Loan (as applicable) from the Lenders pursuant to Section 2.4 to repay that Swing Line Loan and the foregoing provisions of this Section 13.26.1 shall equally apply to each such further Advance. Each Lender unconditionally agrees to pay to the Agent for the account of the Swing Line Lender such Lender's Rateable Share of each Advance requested by the Swing Line Lender on behalf of the Relevant Borrower to repay Swing Line Loans made by such Swing Line Lender.

13.26.2 Except as provided in Section 13.26.4, the obligations of each Lender under Section 13.26.1 are unconditional, shall not be subject to any qualification or exception whatsoever and shall be performed in accordance with the terms and conditions of this Agreement under all circumstances including:

          13.26.2.1 any lack of validity or enforceability of the Relevant Borrower's obligations under Section 2.6 or Article 6;

          13.26.2.2 any of the matters referred to in Section 6.2 or 6.3;

          13.26.2.3 the occurrence of any Default or Event of Default or the exercise of any rights by the Agent under Section 13.2; and

          13.26.2.4 the absence of any demand for payment being made, any proof of claim being filed, any Security being enforced, any proceeding being commenced or any judgment being obtained by the Swing Line Lender or the Issuing Bank against the Relevant Borrower.

13.26.3 If a Lender (a "Defaulting Lender") fails to make payment on the due date therefor of any amount due from it for the account of the Swing Line Lender pursuant to Section 13.26.1 (the balance thereof for the time being unpaid being referred to in this Section 13.26.3 as an "overdue amount") then until the Swing Line Lender has received payment of the overdue amount (plus interest as provided below) in full (and without in any way limiting the rights of the Swing Line Lender in respect of such failure):

          13.26.3.1 the Swing Line Lender shall be entitled to receive any payment which the Defaulting Lender would otherwise have been entitled to receive in respect of the Credit Facilities or otherwise in respect of any Loan Document; and

          13.26.3.2 the overdue amount shall bear interest payable by the Defaulting Lender to the Swing Line Lender at the rate payable by the Relevant Borrower in respect of the Loan Obligations which gave rise to such overdue amount.

13.26.4 If for any reason, determined by the Agent to be prejudicial to the interests of any of the Syndicate, an Advance may not be made pursuant to Section 13.26.1 to reimburse the Swing Line Lender as contemplated thereby, then promptly upon receipt of notification of such fact from the Agent, each Lender shall deliver to the Agent for the account of such Swing Line Lender in immediately available funds the purchase price for such Lender's participation interest in the relevant unreimbursed Swing Line Advances. Each Lender shall, upon demand by such Swing Line Lender made to the Agent, deliver to the Agent for the account of such Swing Line Lender interest on such Lender's Rateable Share from the date of payment by such Swing Line Lender of such unreimbursed Swing Line Advances until the date of delivery of such funds to such Swing Line Lender by such Lender at a rate per annum equal to the Federal Funds Rate (in the case reimbursement is to be made in U.S. Dollars) or the one month CDOR BA Rate (in the case the reimbursement is to be made in Canadian Dollars) for such period.

          Such payment shall only, however, be made by the Lenders in the event and to the extent such Swing Line Lender has not been reimbursed in full by the Relevant Borrower for interest on the amount of such unreimbursed Swing Line Advances.

13.26.5 The Swing Line Lender shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Relevant Borrower for any unreimbursed Swing Line Advances in relation to which other Lenders have purchased a participation interest pursuant to Section 13.26.4, or of any other amount from the Relevant Borrower or any other Person in respect of such payment (other than pursuant to Section 2.6 or 6.2), transfer to such other Lender such other Lender's Rateable Share of such reimbursement or other amount. In the event that any receipt by the Issuing Bank of any reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under any applicable insolvency legislation or is otherwise required to be returned, such Lender shall promptly return to such Swing Line Lender any portion thereof previously transferred to it by such Swing Line Lender, without interest to the extent that interest is not payable by such Swing Line Lender in connection therewith.

                                   ARTICLE 14
                                     GENERAL

14.1      RELIANCE AND NON-MERGER

          All covenants, agreements, representations and warranties of each party hereto (other than the Lenders) made herein or in any other Loan Document or in any certificate or other document signed by any of its directors or officers and delivered by or on behalf of it pursuant hereto or thereto are material, shall be deemed to have been relied upon by the Syndicate notwithstanding any investigation heretofore or hereafter made by the Syndicate or the Lenders' Counsel or any employee, agent or other representative of any of the Syndicate and shall survive the execution and delivery of this Agreement and the other Loan Documents until the Borrowers shall have satisfied, paid in full and performed all of the Loan Obligations.

14.2      AMENDMENT AND WAIVER

          No amendment of any provision of any Loan Document or consent to any departure by any other party thereto from any provision thereof is effective unless it is in writing and signed by the Required Lenders. No amendment of or consent to any departure from any provision of any Loan Document to which any party hereto (other than a Lender) is party shall require the agreement of any other party hereto, except the Required Lenders, to be effective and binding on all parties hereto. Such amendment or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No failure or delay on the part of the Syndicate in exercising any right under any Loan Document or under any other instrument delivered to any Lender pursuant thereto and no indulgence or forbearance by any of the Syndicate in respect of the strict application of the provisions thereof shall operate as a waiver unless made in writing and signed by an officer of the Agent in accordance with Section
13.18. Any written waiver by the Syndicate shall not preclude the further exercise by the Syndicate of any right hereunder or extend to or apply to any subsequent default of the same or any other nature.

14.3      SET-OFF OR COMPENSATION

          In addition to and not in limitation of any rights now or hereafter granted under Applicable Law, but subject to Section 13.22, if a Default or Event of Default has occurred or is continuing, each Lender, may at any time and from time to time without prior notice to any other party hereto or any other Person, any such prior notice being expressly waived by each such party hereto, combine, off-set, set-off or compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, in the same or in different currencies, and any other indebtedness at any time owing by the Lender, to or for the credit of or for the account of Gerdau Steel or any Borrower, against and on account of Gerdau Steel's or that Borrower's Loan Obligations notwithstanding that any of them are contingent or unmatured and notwithstanding that any such deposit or indebtedness may or may not be expressed in the same Currency.

14.4      NOTICES

          Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by telecopier or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice, if mailed by prepaid first-class mail at any time other than during or within three Banking Days prior to a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Banking Day after the post-marked date thereof, or if sent by telecopier or other means of electronic communication, shall be deemed to have been received on the Banking Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address of the addressee either to the individual designated in Schedule A or F, as applicable, or to a senior employee of the addressee at such address (and, in the case of any Lender, at the same department within the Lender) with responsibility for matters to which the information relates. Notice of change of address shall also be governed by this Section 14.4. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this Section 14.4. Notwithstanding the foregoing, no notice or other communication to the Agent or the Swing Line Lender shall be effective or be deemed to be received by the Agent or the Swing Line Lender unless it is sent by telecopier or delivered by hand. Notices and other communications shall be addressed to the addresses of the relevant party hereto specified beside its name on Schedule A or F, as applicable.

14.5      BINDING EFFECT AND ASSIGNMENT

14.5.1 Benefit & Burden. The Loan Documents shall enure to the benefit of and be binding on the parties hereto, their respective successors and each assignee of some or all of the rights or obligations of the parties under the Loan Documents permitted by Section 14.5.4. Any reference in any such Loan Document to any party shall (to the extent the context so admits) be construed accordingly to include reference to such successors and permitted assigns.

14.5.2 Borrower. None of Gerdau Steel and the Borrowers may assign all or any part of any of its rights or obligations in respect of any Credit Facility or under any Loan Document. Where the context so admits, each reference in this Agreement to Gerdau Steel or any Borrower shall be construed so as to include the successors of Gerdau Steel or such Borrower.

14.5.3 Participation. Each Lender may grant a participation to any other Person (a "PARTICIPANT") in the whole or any part of its Revolver Commitment or Term Commitment (including its share in any Advances made by it hereunder) under which the Participant shall be entitled to the benefit of the same rights under this Agreement with respect to such participation as if it were a party hereto in the place and stead of such Lender provided that, in respect of such participated share of its Revolver Commitment or Term Commitment and as amongst all parties to this Agreement, such Lender shall remain entitled to enforce such rights, and shall remain responsible for the performance of all obligations, of such Lender under this Agreement with respect to the share of its Revolver Commitment or Term Commitment subject to such participation.

14.5.4 Assignments. Each Lender (a "TRANSFERRING LENDER") may assign its Revolver Commitment or Term Commitment (including its share in any Advances made hereunder), or any part thereof in a minimum amount of Cdn.$10,000,000, or such lesser amount as the Agent and Gerdau Steel may permit, to (i) any Person during the period of primary syndication of the Credit Facilities, (ii) any affiliate of the Transferring Lender, (iii) prior to the occurrence of an Event of Default, to any Person not referred to in clauses (i) and (ii), with the prior consent of the Agent and Gerdau Steel, such consent not to be unreasonably withheld or delayed or (iv) after the occurrence of an Event of Default, to any other Person without the consent of any other party hereto, other than the Agent whose consent shall still be required and which will not be unreasonably withheld or delayed. Any such transfer to any Person permitted pursuant to the preceding sentence (a "TRANSFEREE") shall be made pursuant to a loan transfer agreement (a "LOAN TRANSFER AGREEMENT") substantially in the form of Schedule H (or in such other form to similar effect as the Agent may approve). Each Loan Transfer Agreement must be delivered to the Agent at least five Banking Days before it takes effect accompanied, if such assignment is not being made to an affiliate of an existing Lender and is not being made during the period of primary syndication of the Credit Facilities, by payment to the Agent of a processing fee of Cdn.$3,500. Each party hereto hereby agrees that any such Transferee under any such Loan Transfer Agreement shall be entitled to rights identical to the rights assigned to such Transferee as if such Transferee were named in this Agreement as an original party in substitution for the Transferring Lender in respect of such Revolver Commitment and Term Commitment, or part thereof, assigned, and such Transferring Lender shall be released from all obligations in relation to its Revolver Commitment and Term Commitment, or part thereof, so assigned.

14.5.5 Schedule A Revisions. Schedule A attached to this amended and restated loan agreement records the Lenders and their respective Commitments and Lending Offices as of the date of execution and delivery hereof. The Agent shall from time to time revise Schedule A to record the Lenders and their respective Commitments and Lending Offices after giving effect to assignments and changes in Lending Offices referred to above. Any such revised Schedule A shall be prima facie evidence of the identities, Commitments and Lending Offices of the Lenders. The Agent shall provide a copy of any revised Schedule A to any Borrower or Lender upon request.

14.6      CONFIDENTIALITY

          Each Lender shall, subject as hereinafter provided, keep confidential from any third party (excluding directors, officers, employees, agents, solicitors, accountants, consultants, financial advisors and all other representatives of the Lender) any data or information received by it from a Borrower pursuant to this Agreement which is confidential or which is designated in writing as such by a Borrower except to the extent that such information was not confidential when received by the Lender, except as required by law, rule, regulation or official directive or as may be necessary to protect the interests of any Lender under this Agreement. Notwithstanding any other provision of this
Section 14.6, the Agent or any Lender may make available any confidential data or information received by it pursuant to this Agreement:

14.6.1    to any other Lender;

14.6.2 to any Person referred to in Section 14.5 to whom the Lender is soliciting to purchase or has granted a participation or assignment of the whole or any part of any of the Lender's rights or obligations under this Agreement so long as that Person agrees with the Lender to be bound by the same conditions and obligations pertaining to confidentiality which apply to the Lender under this Section 14.6;

14.6.3 to any Person referred to in Section 13.15 to whom the Agent, Agent or the Issuing Bank is soliciting to be a successor agent, security trustee or issuing bank under this Agreement;

14.6.4 to the legal, accounting and other professional advisors to the Agent or any Lender on a privileged or confidential basis; or

14.6.5 after the occurrence of a Default and for so long as it is continuing, as such Lender or the Agent may in good faith determine to be necessary or of advantage in connection with the enforcement of this Agreement or any other Loan Document.

14.7      TIME

          Time is of the essence of each of the Loan Documents.

14.8      FURTHER ASSURANCES

          Whether before or after the happening of a Default or an Event of Default, each Obligor party hereto shall at its own expense do, make, execute or deliver all such further acts, documents and things in connection with the Loans and the Loan Documents as the Agent may reasonably require from time to time for the purpose of giving effect to the Loan Documents including for the purpose of facilitating the enforcement of the Security, all immediately upon the request of the Agent.

14.9      CURRENCY CONVERSION AND INDEMNITY

14.9.1 If any of the Agent and the Lenders receives or recovers any amount payable under any of the Loan Documents in a currency (the "RECOVERED AMOUNT") which is different than the currency in which the relevant Loan Obligations are required to be paid (the "CONTRACT CURRENCY"), the Agent or such Lender may convert the Recovered Amount to the Contract Currency at the Spot Rate or, if a Spot Rate is not available, at the rate of exchange for which the Agent or such Lender is able, acting in a reasonable manner and in good faith, to purchase the relevant amount of the Contract Currency. The amount of the Contract Currency resulting from any such conversion shall then be applied in accordance with the applicable provisions of this Agreement.

14.9.2 If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into the currency of the country giving such judgment (the "JUDGMENT CURRENCY") any of the Loan Obligations which are denominated in different currency (the "AGREED CURRENCY"), then the date on which the rate of exchange for conversion is selected by that court is referred to herein as the "Conversion Date". If there is a change in the rate of exchange between the Judgment Currency and the Agreed Currency between the Conversion Date and the actual receipt by the Agent of the amount due in respect of such Loan Obligations or judgment, Gerdau Steel or the Relevant Borrower (as applicable) will, notwithstanding such judgment, pay all such additional amounts as may be necessary to ensure that the amount received by the Agent (when converted at the rate of exchange prevailing on the date of receipt, in the case of any such amount not received by the Agent in the Agreed Currency) will produce the amount due in the Agreed Currency. Gerdau Steel or the Relevant Borrower's liability hereunder constitutes a separate and independent liability which shall not merge with any judgment or any partial payment or enforcement of payment of sums due in respect of the Loan Obligations, or under any of the Loan Documents.

14.10     TAXES

14.10.1 Each payment under each Loan Document shall be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any Applicable Law, as modified by the practice of any relevant Governmental Body, then in effect. If Gerdau Steel or the Relevant Borrower

          (the "RELEVANT OBLIGOR") is required to deduct or withhold Tax from any such payment to any Lender or the Agent (the "AFFECTED LENDER"), then the Relevant Obligor will:

          14.10.1.1 promptly notify the Agent of such requirement;

          14.10.1.2 pay to the relevant Governmental Body the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by the Relevant Obligor to the Affected Lender under this Section 14.10.1) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the Relevant Obligor;

          14.10.1.3 promptly forward to the Agent an official receipt (or a certified copy), or other documentation reasonably acceptable to the Agent, evidencing such payment to such Governmental Body; and

          14.10.1.4 pay to the Affected Lender, in addition to the payment to which the Affected Lender is otherwise entitled under such Loan Document such additional amount as is necessary to ensure that the net amount actually received by the Affected Lender (free and clear of Tax, whether assessed against the Relevant Obligor or the Affected Lender) will equal the full amount the Affected Lender would have received had no such deduction or withholding been required.

14.10.2 If any Relevant Obligor fails to pay to the relevant Governmental Body when due any Tax that it was required to deduct or withhold under
          Section 14.10.1 in respect of any payment to or for the benefit of any Affected Lender under any Loan Document or fails to promptly furnish such Affected Lender with the documentation referred to in Section 14.10.1.3, that Relevant Obligor shall forthwith on demand fully indemnify such Affected Lender on an after-Tax basis from and against any Taxes (including interest and penalties), losses and expenses which such Affected Lender may suffer or incur as a result of such failure.

14.10.3 Each Relevant Obligor shall also indemnify each Affected Lender on an after-Tax basis, for any additional Taxes on net income that an Affected Lender may be obliged to pay as a result of the receipt of additional amounts under this Section 14.10.

14.10.4 If an Affected Lender is, in its sole opinion, entitled to claim a refund or able to apply for or otherwise take advantage of any tax credit, tax deduction or similar benefit by reason of any withholding or deduction made by a Relevant Obligor in respect of a payment made by it hereunder which payment shall have been increased pursuant to
          Section 14.10.1, then such Affected Lender will use commercially reasonable efforts (to the extent it has the administrative controls in place to enable it to do so) to obtain such refund, credit, deduction or benefit and upon receipt thereof will pay to the Relevant Obligor such amount (if any) not exceeding the increased amount paid by the Relevant Obligor as equals the net after tax value to such Affected Lender of such part of such refund, credit, deduction or benefit as it considers is allocable to such withholding or deduction having regard to all its dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same, provided that nothing herein shall (i) interfere with the right of any Affected Lender to arrange its tax affairs in whatever manner it deems fit and in particular no Affected Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect to any such deduction or withholding in priority to any other relief, claims, credits or deductions available to it and (ii) no Affected Lender shall be obligated to disclose to any Relevant Obligor any information regarding its tax affairs or tax computations.

14.11     JOINT ARRANGERS AND JOINT BOOKRUNNERS AND CO-SYNDICATION AGENTS

          None of the Joint Arrangers and Joint Bookrunners, Co-Syndication Agents or their respective directors, officers, employees, agents, solicitors, accountants, consultants, financial advisors, other experts or other representatives shall be under any obligation whatsoever:

14.11.1 to any Gerdau S.A. Group Member as a consequence of any failure or delay in performance by, or any breach by, any Lender of any of its obligations under any Loan Document;

14.11.2 to any Lender as a consequence of any failure or delay in performance by, or any breach by, any Gerdau S.A. Group Member of any of its obligations under any Loan Document; or

14.11.3 to any Lender for any statements, representations or warranties in any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or any other information provided pursuant to any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or for validity, effectiveness, enforceability or sufficiency of any Loan Document or any other agreement, document or instrument contemplated thereby.

14.12     SURVIVAL

          The Loan Obligations payable under Sections 5.3, 7.6, 8.2, 8.3, 14.9 and 14.10 ("INDEMNITY OBLIGATIONS") shall survive the payment in full of all other Loan Obligations and shall continue in full force and effect without time limit until such Indemnity Obligations are irrevocably paid in full. The survival of any Indemnity Obligations pursuant to this Section 14.12 which relate to amounts that could become due or owing by reason of unknown facts or unknown contingencies shall not relieve the Agent of any obligation to discharge or assign the Security pursuant to Section 9.10.

14.13     ENTIRE AGREEMENT

          From and after the Effective Time, the Loan Documents will constitute the entire agreement between the parties hereto pertaining to the subject matter contemplated therein and there will be no warranties, representations or agreements between the parties in connection with such subject matter except as specifically set forth or referred to in the Loan Documents. Each Borrower agrees to pay and satisfy its indebtedness, obligations and liabilities under the Existing Loan Agreement outstanding immediately before the Effective Time in accordance with the provisions of this Agreement, and that such indebtedness, obligations and liabilities shall constitute Loan Obligations for the purposes of this Agreement. Each of Gerdau Steel and the Borrowers hereby confirms its obligations under the Existing Security and agrees that the Existing Security, subject to the terms of this Agreement and the Confirmed Loan Documents, continues in full force and effect in accordance with its terms. Each Obligor party hereto hereby confirms that, subject to the provisions of this Agreement, the Security shall secure, directly and/or indirectly, the obligations of each of Gerdau Steel and the Borrowers incurred hereunder or pursuant hereto.

14.14     COUNTERPARTS

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed signature page of this Agreement (including any amendment and Loan Transfer Agreement) by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                        GERDAU STEEL INC.


                                        By:
                                            ------------------------------------
                                            Name:  Glen A. Beeby
                                            Title: Secretary and Treasurer


                                        GERDAU COURTICE STEEL INC.


                                        By:
                                            ------------------------------------
                                            Name:  Glen A. Beeby
                                            Title: Secretary and Treasurer

                                        GERDAU MRM STEEL INC.


                                        By:
                                            ------------------------------------
                                            Name: Glen A. Beeby
                                            Title: Secretary and Treasurer


                                        GUSAP PARTNERS
                                        BY ITS PARTNERS
                                        GERDAU COURTICE STEEL INC.


                                        By:
                                            ------------------------------------
                                            Name: Glen A. Beeby
                                            Title: Secretary and Treasurer

                                        - AND -

                                        GERDAU MRM STEEL INC.


                                        By:
                                            ------------------------------------
                                            Name: Glen A. Beeby
                                            Title: Secretary and Treasurer


THE LENDERS:

THE TORONTO-DOMINION BANK


By:
    ----------------------------------



By:
    ----------------------------------


P.O. Box 1
2nd Floor, 55 King Street West at Bay
Toronto, Ontario  M5K 1A2

Attention:  Relationship Manager,
            Corporate & Financial Institutions Group

Telephone:  (416) 982-7772
Facsimile:  (416) 982-6076

CITI BANK N.A.
CANADIAN BRANCH


By:
    -------------------------------


By:
    -------------------------------


123 Front Street West
Suite 1900
Toronto, Ontario   M5J 2M3

Attention:  Vice President

Telephone:  (416) 947-2917
Facsimile:  (416) 947-5674



JPMORGAN CHASE BANK
TORONTO BRANCH


By:
    -------------------------------


By:
    -------------------------------


JPMORGAN CHASE BANK
TORONTO BRANCH
Royal Bank Plaza, South Tower
Suite 1800
Toronto, Ontario   M5J 2J2

Attention:  Vice President

Telephone:  (416) 981-9123
Facsimile:  (416) 981-9138

GENERAL ELECTRIC CAPITAL CANADA, INC.

By:
    -------------------------------


By:
    -------------------------------


GENERAL ELECTRIC CAPITAL CANADA, INC.
c/o GE Capital - SFG
120 Long Ridge Road, 3rd Floor
Stamford, CT   06927

Attention:   Douglas Anderson / Maria Maslennikova

Telephone:   (203) 357-4636 / 357-4012
Facsimile:   (203) 961-2343 / 357-3962



GENERAL ELECTRIC CAPITAL CORPORATION

By:
    -------------------------------


By:
    -------------------------------


GENERAL ELECTRIC CAPITAL CORPORATION
c/o GE Capital - SFG
120 Long Ridge Road, 3rd Floor
Stamford, CT   06927

Attention:   Douglas Anderson / Maria Maslennikova

Telephone:   (203) 357-4636 / 357-4012
Facsimile:   (203) 961-2343 / 357-3962

INTESABCI CANADA


By:
    -------------------------------


By:
    -------------------------------


INTESABCI CANADA
One Financial Place
1 Adelaide Street East
Toronto, Ontario   M5C 2V9

Attention:   Glenn J. Hubert / Judy Ellis

Telephone:   (416) 313-4775 / 4753
Facsimile:   (416) 366-6041


BOSTON LATIN AMERICA FINANCE COMPANY
(BLAFCO) GRAND CAYMAN

By:
    -------------------------------


By:
    -------------------------------



BOSTON LATIN AMERICA FINANCE COMPANY
(BLAFCO) GRAND CAYMAN
c/o BankBoston
Rua Libero Badaro, 487 - 9th Floor
San Paulo, SP
Brazil, 01009-000

Attention:   Ricardo de Alencar

Telephone:   55-11-3118-6622
Facsimile:   55-11-3118-5699

THE BANK OF NOVA SCOTIA


By:
    -------------------------------


By:
     ------------------------------


THE BANK OF NOVA SCOTIA
40 King Street West, 62nd Floor
Toronto, Ontario   M5W 2X6

Attention:   Rob Lockie / Anastasia Kotsidis

Telephone:   (416) 866-3821 / 6983
Facsimile:   (416) 866-2010


COMERICA BANK - Canada Branch


By:
     ------------------------------


By:
     ------------------------------



COMERICA BANK - Canada Branch
Royal Bank Plaza, South Tower
Suite #2210
P.O. Box 62
Toronto, Ontario   M5J 2J2

Attention:   Geoff Morphy / Phillip Buxton

Telephone:   (416) 367-3113 ext. #242 / 222
Facsimile:   (416) 367-2460

LAURENTIAN BANK OF CANADA


By:
    -------------------------------


By:
    -------------------------------


LAURENTIAN BANK OF CANADA
130 Adelaide Street West
Toronto, Ontario   M5H 3P5

Attention:   Bill Galbraith

Telephone:   (416) 947-7477
Facsimile:   (416) 865-5717


BANK ONE, NA
CANADA BRANCH


By:
     ------------------------------


By:
    -------------------------------


BANK ONE, NA
CANADA BRANCH
BCE Place, P.O. Box 613
161 Bay Street, Suite 4240
Toronto, Ontario   M5J 2S1

Attention:   Michael Bauer / Jeffrey Coleman

Telephone:   (416) 365-8286 / 8278
Facsimile:   (416) 363-7574

NATIONAL BANK OF CANADA


By:
    -------------------------------

By:
    -------------------------------


NATIONAL BANK OF CANADA
130 King Street West, #3200
Toronto, Ontario M5X 1J9

Attention:   Ian Gillespie

Telephone:   (416) 869-6436
Facsimile:   (416) 869-6545


BANK OF CHINA (CANADA)


By:
    -------------------------------


By:
    -------------------------------


BANK OF CHINA (CANADA)
The Exchange Tower
130 King Street West, #2730
Toronto, Ontario M5X 1E1

Attention:   Don Bridge / Chunhua Gu

Telephone:   (416) 369-6029 / 6009
Facsimile:   (416) 362-3047

THE AGENT:
                                        THE TORONTO-DOMINION BANK


                                        By:
                                            ------------------------------------
                                            Vice President, Loan Syndications

                                 SCHEDULE A
                    LENDERS, LENDING OFFICES AND COMMITMENTS

                                  REVOLVER                     TERM
           LENDER                COMMITMENT                 COMMITMENT                     LENDING OFFICE
           ------                ----------                 ----------                     --------------
The Toronto-Dominion Bank     Cdn.$19,500,000            Cdn.$11,151,247.55         TD Centre Branch, 2nd Floor
                                                                                    55 King Street West, 2nd Floor
                                                                                    Toronto, Ontario   M5K 1A2
                                                                                    Attn:   Relationship Manager,
                                                                                            Corporate & Financial
                                                                                            Institutions Group
                                                                                    Tel:    (416) 982-7772
                                                                                    Fax:    (416) 982 6076

Citibank N.A.                 Cdn.$5,166,666.67          Cdn.$5,333,205.35          123 Front Street West
Canadian Branch                                                                     Suite 1900
                                                                                    Toronto, Ontario   M5J 2M3
                                                                                    Attn:    Vice President
                                                                                    Tel:     (416) 947-2917
                                                                                    Fax:     (416) 947-5674

JPMorgan Chase Bank,          Cdn.$7,633,333.33          Cdn.$7,127,101.70          Royal Bank Plaza
Toronto Branch                                                                      South Tower, Suite 1800
                                                                                    Toronto, Ontario   M5J 2J5
                                                                                    Attn:    Vice President
                                                                                    Tel:     (416) 981-9123
                                                                                    Fax:     (416) 981-9138

General Electric Capital      Cdn.$9,800,000             Cdn.$13,429,980.75         c/o GE Capital - SFG
Canada, Inc.                                                                        120 Long Ridge Road, 3rd Floor
                                                                                    Stamford, CT   06927
                                                                                    Attn:    Douglas Anderson /
                                                                                             Maria Maslennikova
                                                                                    Tel:     (203) 357-4636 /
                                                                                             (203) 357-4012
                                                                                    Fax:     (203) 961-2343 /
                                                                                             (203) 357-3962


                                  REVOLVER                     TERM
           LENDER                COMMITMENT                 COMMITMENT                     LENDING OFFICE
           ------                ----------                 ----------                     --------------
IntesaBci Canada              Cdn.$5,000,000             Cdn.$9,939,155.43          One Financial Place
                                                                                    1 Adelaide Street East
                                                                                    Toronto, Ontario  M5C 2V9
                                                                                    Attn:    Glenn J. Hubert /
                                                                                             Judy Ellis
                                                                                    Tel:     (416) 313-4775
                                                                                             (416) 313-4753
                                                                                    Fax:     (416) 366-6041

Boston Latin America          Cdn.$7,000,000             Cdn.$9,939,155.43          c/o BankBoston
Finance Company (BLAFCO)                                                            Rua Libero Badaro,
Grand Cayman                                                                        487 - 9th Floor
                                                                                    San Paulo, SP
                                                                                    Brazil, 09009-000
                                                                                    Attn:    Ricardo de Alencar
                                                                                    Tel:     55-11-3118-6622
                                                                                    Fax:     55-11-3118-5699

The Bank of Nova Scotia       Nil                        Cdn.$9,939,155.43          40 King Street West, 62nd Floor
                                                                                    Toronto, Ontario,  M5W 2X6
                                                                                    Attn:    Rob Lockie /
                                                                                             Anastasia Kotsidis
                                                                                    Tel:     (416) 866-3821 / 6983
                                                                                    Fax:     (416) 866-2010

Comerica Bank - Canada        Cdn.$5,300,000             Cdn.$7,127,101.70          Royal Bank Plaza
Branch                                                                              South Tower, Suite #2210
                                                                                    P.O. Box 62
                                                                                    Toronto, Ontario  M5J 2J2
                                                                                    Attn:    Geoff Morphy /
                                                                                             Phillip Buxton
                                                                                    Tel:     (416) 367-3113
                                                                                             ext.#242 / #222
                                                                                    Fax:     (416) 367-2460

Laurentian Bank of Canada     Cdn.$5,300,000             Cdn.$7,127,101.70          130 Adelaide Street West
                                                                                    Toronto, Ontario  M5H 3P5
                                                                                    Attn:    Bill Galbraith
                                                                                    Tel:     (416) 947-7477
                                                                                    Fax:     (416) 865-5717



                                  REVOLVER                     TERM
           LENDER                COMMITMENT                 COMMITMENT                     LENDING OFFICE
           ------                ----------                 ----------                     --------------
Bank One, NA                  Cdn.$4,000,000             Cdn.$5,333,205.35          BCE Place, PO Box 613
Canada Branch                                                                       161 Bay Street, Suite 4240
                                                                                    Toronto, Ontario   M5J 2S1
                                                                                    Attn:    Michael Bauer /
                                                                                             Jeffrey Coleman
                                                                                    Tel:     (416) 365-8286 / 8278
                                                                                    Fax:     (416) 363-7574

National Bank of Canada       NIL                        Cdn.$5,333,205.35          130 King Street West, #3200
                                                                                    Toronto, Ontario   M5X 1J9
                                                                                    Attn:    Ian Gillespie
                                                                                    Tel:     (416) 869-6436
                                                                                    Fax:     (416) 869-6545

Bank of China (Canada)        Cdn.$4,300,000             Cdn.$5,187,754.30          The Exchange Tower
                                                                                    130 King Street West, #2730
                                                                                    Toronto, Ontario   M5X 1E1
                                                                                    Attn:       Don Bridge /
                                                                                                Chunhua Gu
                                                                                    Tel:        (416) 369-6029 / 6009
                                                                                    Fax:        (416) 362-3047


                                   SCHEDULE B
                                 DRAWDOWN NOTICE

TO:       The Toronto-Dominion Bank
          66 Wellington Street West, 38th Floor
          Toronto Dominion Bank Tower
          Toronto, Ontario
          M5K 1A2

          Attention: Vice President, Loan Syndications - Agency

RE:       GERDAU STEEL INC.

          Reference is made to an amended and restated loan agreement (the "LOAN AGREEMENT") initially dated as of November 8, 1996, as further amended and restated by agreement dated as of October 22, 2002, and as further amended, supplemented, restated or novated from time to time, among Gerdau Steel Inc. and Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc. and GUSAP Partners, as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Drawdown Notice which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

          Pursuant to Section [     ] of the Loan Agreement, the undersigned
hereby requests an Advance as follows:

          1    Type of Advance:

          2    Amount of Advance:

          3    Currency of Advance:

          4    Drawdown Date:

          5    [Interest Period/Maturity Date]:

          6    Payment instructions (if any):

          The undersigned acknowledges and agrees that prior to obtaining the Advance requested by this Drawdown Notice, it shall satisfy and comply with all of the conditions in Section 6.1 of the Loan Agreement.

          DATED this [   ] day of [          ], [     ].

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:

                           APPENDIX TO DRAWDOWN NOTICE

TO:       The Toronto-Dominion Bank
          66 Wellington Street West, 38th Floor
          Toronto Dominion Bank Tower
          Toronto, Ontario
          M5K 1A2

          Attention: Vice President, Loan Syndications - Agency

RE:       GERDAU STEEL INC.

          Reference is made to an amended and restated loan agreement (the "LOAN AGREEMENT") initially dated as of November 8, 1996, as further amended and restated by agreement dated as of October 22, 2002, and as further amended, supplemented, restated or novated from time to time, among Gerdau Steel Inc. and Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc. and GUSAP Partners, as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Appendix which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

          Pursuant to Section 6.1 of the Loan Agreement, the undersigned hereby certifies to the Lenders:

          (a) The representations and warranties made in Section 10.1 of the Loan Agreement are true and accurate, except to the extent modified by Section 10.2, with the same effect as if such representations and warranties had been made on and as of the date hereof and on the requested Borrowing Date.

          (b) No Default or Event of Default has occurred and is continuing on the date hereof or will result from the Borrowing requested herein.

          (c) To the knowledge of the undersigned, there is no Litigation referred to in Section 10.1.12 in progress or threatened which has not been disclosed to the Agent in writing.

          (d) The undersigned will immediately notify you if it becomes aware of the occurrence of any event between the date hereof and the Borrowing Date which would mean that the statements in the immediately preceding paragraphs (a), (b) and (c) would not be true if made on the Borrowing Date.

          (e) All other conditions precedent set out in Section 6.1 of the Loan Agreement have been fulfilled or waived in writing by the Lenders.

                  DATED this   o  day of   o   ,   o   .

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:

                                   SCHEDULE C
                            FORM OF CONVERSION NOTICE

TO:       The Toronto-Dominion Bank
          66 Wellington Street West, 38th Floor
          Toronto Dominion Bank Tower
          Toronto, Ontario
          M5K 1A2

          Attention: Vice President, Loan Syndications - Agency

RE:       GERDAU STEEL INC.

          Reference is made to an amended and restated loan agreement (the "LOAN AGREEMENT") initially dated as of November 8, 1996, as further amended and restated by agreement dated as of October 22, 2002, and as further amended, supplemented, restated or novated from time to time, among Gerdau Steel Inc. and Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc. and GUSAP Partners, as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Conversion Notice which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

          Notice is hereby given in accordance with Section   o   of the Loan
Agreement that the undersigned wishes to convert an Advance, and, in connection therewith the undersigned hereby advises the Agent that the Advance made [specify date of Advance] in the amount of [specify amount and Currency of Advance] by way of [specify Type of Loan] and which has a Maturity Date of [specify date] is hereby requested to be converted on such Maturity Date to a [specify type of Advance] as follows:

          (i)   Amount of Advance:

          (ii)  Conversion Date:

          (iii) [Interest Period/new Maturity Date]:

          (iv)  Payment instructions (if any):

          The undersigned acknowledges and agrees that prior to obtaining the Conversion requested by this Conversion Notice, it shall satisfy and comply with all of the conditions in Section 6.1 of the Loan Agreement.

          DATED this    o    day of   o  ,   o  .


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:

                          APPENDIX TO CONVERSION NOTICE

TO:       The Toronto-Dominion Bank
          66 Wellington Street West, 38th Floor
          Toronto Dominion Bank Tower
          Toronto, Ontario
          M5K 1A2

          Attention: Vice President, Loan Syndications - Agency

RE:       GERDAU STEEL INC.

          Reference is made to an amended and restated loan agreement (the "LOAN AGREEMENT") initially dated as of November 8, 1996, as further amended and restated by agreement dated as of October 22, 2002, and as further amended, supplemented, restated or novated from time to time, among Gerdau Steel Inc. and Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc. and GUSAP Partners, as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Appendix which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

          Pursuant to Section 6.1 of the Loan Agreement, the undersigned hereby certifies to the Lenders:

          (a) The representations and warranties made in Section 10.1 of the Loan Agreement are true and accurate, except to the extent modified by Section 10.2, with the same effect as if such representations and warranties had been made on and as of the date hereof and on the requested Borrowing Date.

          (b) No Default or Event of Default has occurred and is continuing on the date hereof or will result from the Borrowing requested herein.

          (c) To the knowledge of the undersigned, there is no Litigation referred to in Section 10.1.12 in progress or threatened which has not been disclosed to the Agent in writing.

          (d) The undersigned will immediately notify you if it becomes aware of the occurrence of any event between the date hereof and the Borrowing Date which would mean that the statements in the immediately preceding paragraphs (a), (b) and (c) would not be true if made on the Borrowing Date.

          (e) All other conditions precedent set out in Section 6.1 of the Loan Agreement have been fulfilled or waived in writing by the Lenders.

                  DATED this [   ] day of [         ], [     ].


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:

                                   SCHEDULE D
                             FORM OF ROLLOVER NOTICE

TO:       The Toronto-Dominion Bank
          66 Wellington Street West, 38th Floor
          Toronto Dominion Bank Tower
          Toronto, Ontario
          M5K 1A2

          Attention: Vice President, Loan Syndications - Agency

RE:       GERDAU STEEL INC.

          Reference is made to an amended and restated loan agreement (the "LOAN AGREEMENT") initially dated as of November 8, 1996, as further amended and restated by agreement dated as of October 22, 2002, and as further amended, supplemented, restated or novated from time to time, among Gerdau Steel Inc. and Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc. and GUSAP Partners, as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Rollover Notice which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

          Notice is hereby given in accordance with Section [         ] of the
Loan Agreement that the undersigned wishes to Rollover an Advance, and, in connection therewith the undersigned hereby advises the Agent that the Advance made [specify date of Advance] in the amount of [specify amount and Currency of Advance] by way of [specify type of Advance] and which has a Maturity Date of [specify date] is hereby requested to be rolled-over on such Maturity Date as follows:

          (i)  Amount of Advance:

          (ii) Rollover Date:

          (iii) [Interest Period/new Maturity Date]:

          (iv) Payment instructions (if any):

          The undersigned acknowledges and agrees that prior to obtaining the Rollover requested by this Rollover Notice, it shall satisfy and comply with all of the conditions in Section 6.1 of the Loan Agreement.

          DATED this [   ] day of [         ], [    ].


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:

                           APPENDIX TO ROLLOVER NOTICE

TO:       The Toronto-Dominion Bank
          66 Wellington Street West, 38th Floor
          Toronto Dominion Bank Tower
          Toronto, Ontario
          M5K 1A2

          Attention: Vice President, Loan Syndications - Agency

RE:       GERDAU STEEL INC.

          Reference is made to an amended and restated loan agreement (the "LOAN AGREEMENT") initially dated as of November 8, 1996, as further amended and restated by agreement dated as of October 22, 2002, and as further amended, supplemented, restated or novated from time to time, among Gerdau Steel Inc. and Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc. and GUSAP Partners, as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Appendix which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

          Pursuant to Section 6.1 of the Loan Agreement, the undersigned hereby certifies to the Lenders:

          (a) The representations and warranties made in Section 10.1 of the Loan Agreement are true and accurate, except to the extent modified by Section 10.2, with the same effect as if such representations and warranties had been made on and as of the date hereof and on the requested Borrowing Date.

          (b) No Default or Event of Default has occurred and is continuing on the date hereof or will result from the Borrowing requested herein.

          (c) To the knowledge of the undersigned, there is no Litigation referred to in Section 10.1.12 in progress or threatened which has not been disclosed to the Agent in writing.

          (d) The undersigned will immediately notify you if it becomes aware of the occurrence of any event between the date hereof and the Borrowing Date which would mean that the statements in the immediately preceding paragraphs (a), (b) and (c) would not be true if made on the Borrowing Date.

          (e) All other conditions precedent set out in Section 6.1 of the Loan Agreement have been fulfilled or waived in writing by the Lenders.

          DATED this  [        ] day of [          ], [     ].

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:

                               SCHEDULE E - PART I
                     SUBSIDIARIES BEFORE THE EFFECTIVE TIME


                         (CORPORATE ORGANIZATION CHART)

                              SCHEDULE E - PART II
                      SUBSIDIARIES AFTER THE EFFECTIVE TIME

                              (ORGANIZATION CHART)

                                   SCHEDULE F
                              ADDRESSES FOR NOTICES

2.       if to Courtice:

               Orion Place
               Box 1734
               Cambridge, Ontario
               N1R 7G8

               Attention:        Glen Beeby
               Telecopier No.:   (519) 740-2601

3.       if to MRM:

               Orion Place
               Box 1734
               Cambridge, Ontario
               N1R 7G8

               Attention:        Glen Beeby
               Telecopier No.:   (519) 740-2601

4.       if to Gerdau Steel:

               Orion Place
               Box 1734
               Cambridge, Ontario
               N1R 7G8

               Attention:        Glen Beeby
               Telecopier No.:   (519) 740-2601

5.       if to USP:

               Orion Place
               Box 1734
               Cambridge, Ontario
               N1R 7G8

               Attention:        Glen Beeby
               Telecopier No.:   (519) 740-2601

6.       if to TD in its capacity as Swing Line Lender:

               Toronto-Dominion Centre Branch
               Commercial Banking
               King Street West and Bay Street
               Toronto, Ontario
               M5K 1A2

               Attention:        The Vice President & Manager
               Telecopier No.:   (416) 982-6076

7.       if to the Agent:

TO:            The Toronto-Dominion Bank
               66 Wellington Street West, 38th Floor
               Toronto Dominion Bank Tower
               Toronto, Ontario
               M5K 1A2

               Attention:        Vice President, Loan Syndications - Agency

               Telecopier No.:   (416) 982-5535

                                   SCHEDULE G
                          FORM OF BORROWING BASE REPORT

TO:       The Toronto-Dominion Bank
          66 Wellington Street West, 38th Floor
          Toronto Dominion Bank Tower
          Toronto, Ontario
          M5K 1A2

          Attention: Vice President, Loan Syndications - Agency

RE:       GERDAU STEEL INC.

          Reference is made to an amended and restated loan agreement (the "LOAN AGREEMENT") initially dated as of November 8, 1996, as further amended and restated by agreement dated as of October 22, 2002, and as further amended, supplemented, restated or novated from time to time, among Gerdau Steel Inc. and Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc. and GUSAP Partners, as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Borrowing Base Report which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

          This Certificate is given to the Agent pursuant to Section 11.1.1.10
of the Loan Agreement in respect of the Fiscal Quarter ending on [           ],
[            ].

          The undersigned hereby certifies to the Syndicate that the attachment
to this Certificate shows the calculation of the Borrowing Base as [          ],
[            ] to be Cdn.$ [            ] which does [not] exceed the
Outstanding Amount of all Advances under the Operating Facility at that time.

          DATED this  [   ] day of [             ], [    ].


                                        By:
                                            ------------------------------------
                                        Title:



* same date as the fiscal month end

                                GERDAU STEEL INC.

(OUTSTANDING AMOUNT OF
    REVOLVER FACILITY NOT TO EXCEED SUM OF 80% ELIGIBLE
RECEIVABLES + LESSER OF
    $40,000,000 OR 50% ELIGIBLE
INVENTORY

                                                         AUGUST '99
                                            ------------------------------------
                                            COURTICE       MRM      CONSOLIDATED
                                            --------    --------    ------------

ADVANCES UNDER REVOLVER:
Cdn.$ Concentration Acct
US$ Concentration Acct in Cdn.$
Short Term BA (net)
Tranche B
                                                                    ------------

Total

Accounts Receivable
Less:  > 90 days
Less:  intercompany
                                            --------    --------    ------------

% Allowed
                                            --------    --------    ------------


Add:  1/2 eligible inventory

Total Leverage

TOTAL MARGIN SURPLUS



Attachments
A/R Reports
Payables Reports
Inventory Lists

                                   SCHEDULE H
                             LOAN TRANSFER AGREEMENT

                  THIS AGREEMENT is made the [   ] day of  [        ], [    ].

B E T W E E N :

                                     [    ]
                      (hereinafter called the "TRANSFEROR")

                                                               OF THE FIRST PART

                                     - and -


                                     [    ]
                      (hereinafter called the "TRANSFEREE")

                                                              OF THE SECOND PART

                                     - and -

                                     [    ]
        for its own benefit and in its capacity as agent for the rateable benefit of the Lenders under the Loan Agreement defined below

                        (hereinafter called the "AGENT")

                                                               OF THE THIRD PART

BACKGROUND

          Gerdau Steel Inc. and Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc. and GUSAP Partners, as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent entered into a loan agreement (the "LOAN AGREEMENT") initially dated as of November 8, 1996, as further amended and restated by agreement dated as of October 22, 2002, and as further amended, supplemented, restated or novated from time to time. In addition, terms defined in Sections 1.1 and 1.2 of the Loan Agreement (and not otherwise defined herein) are used with the same respective defined meanings in this loan transfer agreement.

          The Transferor is a Lender under the Loan Agreement with a Revolver
Commitment of Cdn.$[    ] and a Term Commitment of Cdn.$[    ], for a Total
Commitment of Cdn.$[     ]. The Transferor has agreed to transfer to the
Transferee [    ]% (the "REVOLVER TRANSFER PERCENTAGE") of its Revolver
Commitment and [    ]% (the "TERM TRANSFER PERCENTAGE") of its Term Commitment.
The portion of the Transferor's Commitment so transferred is hereinafter called the "TRANSFERRED COMMITMENT".

          WITNESSETH THAT in consideration of the mutual covenants herein contained and other valuable consideration now paid by each party hereto, the one to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Transferred Commitment

          The Transferor confirms to each of the Transferee and the other parties to the Loan Agreement that the Transferred Commitment relates to the Revolver Transfer Percentage of its Revolver Commitment and the Term Transfer Percentage of its Term Commitment (including the corresponding percentage of each outstanding Loan under each such portion of its Commitment) represented as of the date of this loan transfer agreement as set out in Appendix 1 to this loan transfer agreement.

2.        Transfer

          As of and from [      ], [      ] (herein called the "EFFECTIVE DATE")
and subject to the terms and conditions herein contained:

          (a) the Transferee assumes obligations identical to the obligations of the Transferor under the Loan Agreement arising on or after the Effective Date in relation to the Transferred Commitment (herein called the "TRANSFERRED OBLIGATIONS") and agrees to perform and be responsible for such obligations as if the Transferee were named in the Loan Agreement as an original party in substitution for the Transferor or its predecessor in title, as applicable, in respect of the Transferred Obligations;

          (b) the Agent on behalf of each of the Lenders other than the Transferor (herein called the "OTHER LENDERS") hereby releases and forever discharges the Transferor of and from any and all losses and expenses and obligations arising on or after the Effective Date under, by reason of, or in connection with the Transferred Obligations;

          (c) the Agent on behalf of each of the Other Lenders acknowledges and agrees that, except as otherwise provided in section 3 of this loan transfer agreement, the Transferee is hereby assigned and entitled to rights identical to the rights of the Transferor under the Loan Agreement existing on or arising after the Effective Date in relation to the Transferred Commitment (herein called the "TRANSFERRED RIGHTS");

          (d) the Transferor hereby releases and forever discharges each of the Other Lenders of and from any and all losses and expenses and obligations arising under, by reason of, or in connection with the Transferred Rights or the Transferred Obligations.

3.        Transitional Provisions

          Subject to the terms and conditions contained herein:

          (a) any payments due and payable by the Borrowers on or before the Effective Date in respect of the Transferred Commitment; and

          (b) any payments due and payable by the Borrowers after the Effective Date, but payable in respect of the Transferor's participation in any LIBOR Loan or issue of Bankers' Acceptances outstanding on the Effective Date, shall, upon receipt by the Agent, be paid to the Transferor. For certainty, the Transferee acknowledges that its participation in Advances outstanding under the Credit Facilities as at the Effective Date is subject to the maturity of existing contracts on their respective Maturity Dates (to the extent there are Bankers' Acceptances and LIBOR Loans outstanding on the Effective Date), and that the Transferee's participation in outstanding Advances will increase in proportion to its Rateable Share as such existing contracts mature.

4.        Copy to the Borrower

          Each of the Transferor and Transferee hereby authorizes the Agent to provide a signed copy of this loan transfer agreement (without the attached Appendices) to Courtice (to be received by Courtice for itself, each of the other Borrowers and the Guarantors) in acceptance of the offer contained in the Loan Agreement of the Borrowers and the Guarantors to the Transferee to become a party to the Loan Agreement in respect of the Transferred Commitment. Upon receipt thereof by Courtice, the provisions of Section 14.5.4 of the Loan Agreement in respect of the Transferred Commitment shall become effective and be binding upon all parties to the Loan Agreement.

5.        Interpretation

          This agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein and shall be construed as supplemental to and form part of the Loan Agreement.

6.        Counterparts

          This loan transfer agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this loan transfer agreement to produce or account for more than one such counterpart. Delivery of an executed signature page of this loan transfer agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.


                                        ----------------------------------------
                                        as Transferor

                                        By:
                                            ------------------------------------


                                        ----------------------------------------
                                         as Transferor

                                         By:
                                             -----------------------------------

                                        THE TORONTO-DOMINION BANK
                                        as Agent

                                        By:
                                            ------------------------------------
                                            Vice President, Loan Syndications

                                   APPENDIX 1

                             TRANSFEROR'S COMMITMENT

                               AS OF [INSERT DATE]

                                                                                               OUTSTANDING
                                               OUTSTANDING          OUTSTANDING BANKERS'    PARTICIPATIONS IN
AMOUNT OF COMMITMENT       UNDRAWN                LOANS                 ACCEPTANCES          STANDBY CREDITS
--------------------  ------------------    ---------------------   --------------------    -----------------
REVOLVER FACILITY

Cdn.$[      ]         [stipulate portion    [stipulate types of     [stipulate              [stipulate
                      undrawn]              Advances outstanding,   outstanding             outstanding
                                            amount, interest rate   Acceptances, amount     participations in
                                            and maturity of         and maturity]           Standby Credits]
                                            current Interest
                                            Periods]


TERM FACILITY

Cdn.$[      ]         [stipulate portion    [stipulate types of     [stipulate              [stipulate
                        undrawn]            Advances outstanding,   outstanding             outstanding
                                            amount, interest rate   Acceptances, amount     participations in
                                            and maturity of         and maturity]           Standby Credits]
                                            current Interest
                                            Periods]


                             TRANSFERRED COMMITMENT


                                                                                                   OUTSTANDING
AMOUNT OF TRANSFERRED          UNDRAWN              OUTSTANDING         OUTSTANDING BANKERS'    PARTICIPATIONS IN
COMMITMENT                                             LOANS                ACCEPTANCES          STANDBY CREDITS
---------------------   -------------------    ----------------------   --------------------    -------------------
REVOLVER FACILITY

Cdn.$[      ]           *[stipulate portion    *[stipulate types of     *[stipulate              *[stipulate
                         undrawn]               Advances outstanding,    outstanding              outstanding
                                                amount, interest rate    Acceptances, amount      participations in
                                                and maturity of          and maturity]            Standby Credits]
                                                current Interest
                                                Periods]


TERM FACILITY

Cdn.$[      ]           **[stipulate portion   **[stipulate types of    **[stipulate             **[stipulate
                          undrawn]               Advances outstanding,    outstanding              outstanding
                                                 amount, interest rate    Acceptances, amount      participations in
                                                 and maturity of          and maturity]            Standby Credits]
                                                 current Interest
                                                 Periods]



*AMOUNT DETERMINED AS THE REVOLVER TRANSFER PERCENTAGE X CORRESPONDING AMOUNT SET OUT ABOVE WITH RESPECT TO THE TRANSFEROR'S REVOLVER COMMITMENT.

**AMOUNT DETERMINED AS THE TERM TRANSFER PERCENTAGE X CORRESPONDING AMOUNT SET OUT ABOVE WITH RESPECT TO THE TRANSFEROR'S TERM COMMITMENT.

NOTE: EACH PORTION OF THE REVOLVER COMMITMENT AND THE TERM COMMITMENT TRANSFERRED MUST BE IN A MINIMUM AMOUNT OF CDN.$5,000,000.

                                   SCHEDULE I
                        BORROWER'S COMPLIANCE CERTIFICATE

TO:       The Toronto-Dominion Bank
          66 Wellington Street West, 38th Floor
          Toronto Dominion Bank Tower
          Toronto, Ontario
          M5K 1A2

          Attention: Vice President, Loan Syndications - Agency

RE:       GERDAU STEEL INC.

          Reference is made to an amended and restated loan agreement (the "LOAN AGREEMENT") initially dated as of November 8, 1996, as further amended and restated by agreement dated as of October 22, 2002, and as further amended, supplemented, restated or novated from time to time, among Gerdau Steel Inc. and Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc. and GUSAP Partners, as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Compliance Certificate which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

          This certificate is given pursuant to Section 11.1.1.10 of the Loan Agreement.

          The Borrowers hereby certify as follows:

          (a) CURRENT RATIO. The attachment hereto shows the calculations of the ratio referred to in Section 11.1.1.13.1 of the Loan Agreement.

          (b) DEBT SERVICE COVERAGE RATIO. The attachment hereto shows the calculation of the ratio referred to in Section 11.1.1.13.2 of the Loan Agreement.

          (c) INTEREST AVERAGE RATIO. The attachment hereto shows the calculation of the ratio referred to in Section 11.1.1.13.3 of the Loan Agreement.

          (d) TOTAL DEBT/EBITDA RATIO. The attachment hereto shows the calculation of the ratio referred to in Section 11.1.1.13.4 of the Loan Agreement.

          (e) TERM DEBT/CAPITALIZATION RATIO. The attachment hereto shows the calculation of the ratio referred to in Section 11.1.1.13.5 of the Loan Agreement.

          (f) TANGIBLE NET WORTH. The attachment hereto shows the calculation of the amount referred to in Section 11.1.1.13.6 of the Loan Agreement.

          Each of the calculations in the attachment hereto demonstrates compliance with the relevant financial tests listed above as at, or for the
relevant period ending on [     ]  [      ].

          In addition, the Borrowers confirm that the representations and warranties contained in Article 10 of the Loan Agreement are true and correct as if made on the date of this Certificate.

          DATED this [   ] day of [         ], [    ].

          Yours very truly,

GERDAU STEEL INC.                       GERDAU COURTICE STEEL INC.


By:                                     By:
    --------------------------------        ------------------------------------
    Title:                                  Title:


GERDAU MRM STEEL INC.                   GUSAP PARTNERS


By:                                     By:
    --------------------------------        ------------------------------------
    Title:                                  Title:

                                   SCHEDULE J
                                LEGAL DESCRIPTION

PIN No. 03826-0209(R)
Part Lot 3, Concession 11 (Eleven),
City of Cambridge (formerly, in the City of Galt), Regional Municipality of Waterloo, designated as:

FIRSTLY:

Part 5 on Reference Plan 67R-3397, save and except Part 1 on Reference Plan 58R-10199 and save and except Parts 2 and 7 on Reference Plan 67R-3585;

Subject to an easement in favour of the Corporation of the City of Cambridge over Parts 1, 2 and 3 on Reference Plan 67R-1595 as in Instrument No. 562772;

Subject to an easement in favour of the Corporation of the City of Cambridge over Part 1 on Reference Plan 67R-2662, as set out in Instrument Nos. 672505 and 719705;

Subject to an easement in favour of Ontario Hydro over Parts 10, 11 and 13 on Reference Plan 67R-2555 as set out in Instrument No. 519440;

Subject to an easement in favour of Ontario Hydro over Part 3 on Reference Plan 67R-2744 as set out in Instrument No. 672553;

Subject to an easement in favour of Ontario Hydro over Part 1 on Reference Plan 67R-2721 as set out in Instrument No. 675358;

Subject to the restrictive covenants more particularly set out in Instrument Nos. 664863, 666649 and 657448;

SECONDLY:

Parts 3, 4 and 6 on Reference Plan 67R-3397, save and except Parts 5 and 6 on Reference Plan 67R-3585;

Subject to an easement over part of the lands being part of Part 10 on Reference Plan 67R-2555 in favour of Ontario Hydro, as set out in Instrument No. 519440;

Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-1075 (now Parts 12, 13 and 14 on Reference Plan 67R-2555 and Part 2 on Reference Plan 58R-8029) in favour of the City of Cambridge, as set out in Instrument No. 562772;

Subject to the restrictive covenants as contained in Instrument No. 731985;

THIRDLY:

Parts 1 and 2 on Reference Plan 58R-8029;

Subject to an easement in favour of the Corporation of the City of Cambridge over Part 2 on Plan 58R-8029 as set out in Instrument No. 562772;

FOURTHLY:

Parts 1 and 2 on Reference Plan 67R-3567;

Subject to an easement over part of the lands being part of Part 5 on Reference Plan 67R-1595, as set out in Instrument No. 519440;

Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-1075 in favour of Ontario Hydro, as set out in Instrument No. 562772;

Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-2721 in favour of Ontario Hydro as set out in Instrument No. 675358;

Subject to the restrictive covenants as contained in Instrument No. 1272674;

FIFTHLY:

Parts 1 and 2 on Reference Plan 58R-10049;

Subject to an easement over Part 2 on Reference Plan 58R-10049, as set out in Instrument No. 562772;

SIXTHLY:

Part of Orion Place (closed by By-law No. 160-96 registered as Instrument No. 1306011), City of Cambridge and designated as Part 1 on Reference Plan 58R-8704;

SEVENTHLY:

Part of Orion Place being part of Lot 3, Concession 11 (closed by By-law No. 159-93 registered as Instrument No. 1181142), City of Cambridge, (formerly in the City of Galt), Regional Municipality of Waterloo and designated as Part 2 on Reference Plan 58R-8704;

Subject to an easement over that portion of the lands being composed of Part 1 on Reference Plan 58R-8785 in favour of Union Gas Limited, as set out in Instrument No. 1181141;

Subject to the restrictive covenants contained in Instrument No. 1181143; and

EIGHTHLY:

Part of Orion Place being part of Lot 3, Concession 11 (closed by By-law No. 160-96 registered as Instrument No. 1306011), designated as PARTS 2 and 3 on Reference Plan 58R-10199.

Subject to an easement in favour of the Corporation of the City of Cambridge over Part 1 on Plan 58R-10566 as set out in Instrument No. 1353996;

Subject to an easement in favour of Bell Canada over Part 3 on Plan 58R-10199 as set out in Instrument No. 1314826.

ENCUMBRANCES OUTSTANDING AGAINST COURTICE STEEL INC. REAL PROPERTY

          AFFECTING THE LANDS FIRSTLY DESCRIBED

          (g) Subject to an easement in favour of the Corporation of the City of Cambridge over Parts 1, 2 and 3 on Reference Plan 67R-1595 as in Instrument No. 562772;

          (h) Subject to an easement in favour of the Corporation of the City of Cambridge over Part 1 on Reference Plan 67R-2662, as set out in Instrument Nos. 672505 and 719705;

          (i) Subject to an easement in favour of Ontario Hydro over Parts 10, 11 and 13 on Reference Plan 67R-2555 as set out in Instrument No. 519440;

          (j) Subject to an easement in favour of Ontario Hydro over Part 3 on Reference Plan 67R-2744 as set out in Instrument No. 672553;

          (k) Subject to an easement in favour of Ontario Hydro over Part 1 on Reference Plan 67R-2721 as set out in Instrument No. 675358

          AFFECTING THE LANDS SECONDLY DESCRIBED

          (l) Subject to an easement over part of the lands being part of Part 10 on Reference Plan 67R-2555 in favour of Ontario Hydro, as set out in Instrument No. 519440;

          (m) Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-1075 (now Parts 12, 13 and 14 on Reference Plan 67R-2555 and Part 2 on Reference Plan 58R-8029) in favour of the City of Cambridge, as set out in Instrument No. 562772;

          AFFECTING THE LANDS THIRDLY DESCRIBED

          (n) Subject to an easement in favour of the Corporation of the City of Cambridge over Part 2 on Plan 58R-8029 as set out in Instrument No. 562772;

          AFFECTING THE LANDS FOURTHLY DESCRIBED

          (o) Subject to an easement over part of the lands being part of Part 5 on Reference Plan 67R-1595, as set out in Instrument No. 519440;

          (p) Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-1075 in favour of Ontario Hydro, as set out in Instrument No. 562772;

          (q) Subject to an easement over part of the lands being part of Part 1 on Reference Plan 67R-2721 in favour of Ontario Hydro as set out in Instrument No. 675358;

          AFFECTING THE LANDS FIFTHLY DESCRIBED

          (r) Subject to an easement over Part 2 on Reference Plan 58R-10049, as set out in Instrument No. 562772;

          AFFECTING THE LANDS SEVENTHLY DESCRIBED

          (s) Subject to an easement over that portion of the lands being composed of Part 1 on Reference Plan 58R-8785 in favour of Union Gas Limited, as set out in Instrument No. 1181141;

          AFFECTING THE LANDS EIGHTHLY DESCRIBED

          (t) Subject to an easement in favour of the Corporation of the City of Cambridge over Part 1 on Plan 58R-10566 as set out in Instrument No. 1353996;

          (u) Subject to an easement in favour of Bell Canada over Part 3 on Plan 58R-10199 as set out in Instrument No. 1314826;

          AFFECTING ALL LANDS

          (v) a reservation of all mines and minerals to Her Majesty the Queen registered as Instrument No. 16907;

          (w) Instrument No. 1113692 is a site plan agreement registered April 9, 1992 made between the Corporation of the City of Cambridge and Courtice Steel Inc. (affecting the lands FIRSTLY and SECONDLY described);

          (x) Instrument No. 1186874 registered September 28, 1993 being a site plan control agreement made between the Corporation of the City of Cambridge and Courtice Steel Inc. (affecting the lands FIRSTLY and SECONDLY described);

          (y) Instrument No. 1193190 registered November 18, 1993 being a site plan agreement made between the Corporation of the City of Cambridge and Courtice Steel Inc. (affecting the lands FIRSTLY and SECONDLY described);

          (z) restrictive covenants registered as Instrument Nos. 593522, 657448, 664863, 666649, 672553, 719704, 731985, 1181143 and
               1272674;

          (aa) Instrument No. 718821 is a demand debenture registered October 31, 1989 made between Courtice Steel Inc. and The Toronto-Dominion Bank securing an original principal sum of $50,000,000 as amended by a supplemental debenture registered as Instrument No. 1258106 on June 28, 1995 and further amended by a debenture amending agreement registered as Instrument No. 1314747 on November 12, 1996 (collectively, the "Courtice Original Debenture")

          (bb) Instrument No. 732365 is a demand debenture registered June 28, 1990 made between Courtice Steel Inc. and The Toronto-Dominion Bank as amended by a supplemental debenture registered as Instrument No. 1258107 registered June 28, 1995 (collectively the "Courtice Supplemental Debenture");

          (cc) Instrument No. 1342135 registered June 23, 1997 is an encroachment agreement made between the Corporation of the City of Cambridge and Gerdau Courtice Steel Inc. with respect to a right to allow Gerdau Courtice Steel's storm sewer pipe to encroach on the southerly limit of the public road allowance;

          (dd) Any reservations, limitations, provisos and conditions expressed in the original grant from the Crown, as the same may be varied by statute;

          (ee) Any right of expropriation, access or user or any similar rights conferred or reserved by or in any Statutes of Canada or the Province of Ontario;

          (ff) Any unregistered easements, rights of access or rights-of-way, not disclosed by the registered title;

          (gg) Any governing municipal by-laws other than those disclosed in this opinion;

          (hh) The rights of persons having unperfected liens under the Construction Lien Act to the extent of any deficiency in holdbacks required to be retained by the owner of the Property under that Act;

          (ii) Any unregistered statutory charge arising under the Bankruptcy and Insolvency Act (Canada) in respect of amounts expended by any governmental authority to remediate any environmental condition;

          (jj) Liens for taxes not due or payable.

          (kk) Liens for public utility accounts not due or payable.

          (ll) Any errors, omissions, encroachments or discrepancies which may be revealed by an up-to-date survey of the Property.

                                   SCHEDULE K
                                THE REAL PROPERTY

                           THE MANITOBA REAL PROPERTY

                 LEGAL DESCRIPTIONS AND REGISTERED ENCUMBRANCES

                   (all information is based upon Certified Titles dated
                 December 15, 1998, and all C/T's listed below evidence registered ownership in "Gerdau MRM Steel Inc.")

C/T NO. 1398757

     ALL THOSE PORTIONS OF RL 21, 22 AND 24, PARISH OF ST CLEMENTS WHICH LIE TO THE WEST OF A LINE DRAWN WEST OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 1610 FEET FROM THE WESTERN LIMIT OF RIGHT OF WAY OF RLY PLAN 380 WLTO

REGISTERED ENCUMBRANCES

     Mortgage No. 1922866 in favour of The Toronto-Dominion Bank (the "TD Mortgage") Mortgage No. 1922867 in favour of The Canam Manac Group Inc. (the "Canam Mortgage")

C/T NO. 1398762

     ALL THAT PORTION OF RL 23, PARISH OF ST CLEMENTS WHICH LIES TO THE WEST OF A LINE DRAWN WEST OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 1610 FEET PERP FROM THE WESTERN LIMIT OF RIGHT OF WAY OF RLY PLAN 380 WLTO

     REGISTERED ENCUMBRANCES
     The TD Mortgage and the Canam Mortgage (hereinafter together referred to as the "Permitted Mortgages")

C/T NO. 1398763

     FIRSTLY: ALL THAT PORTION OF RL 20, PARISH OF ST CLEMENTS LYING TO THE EAST OF THE EASTERN LIMIT OF RLY PLAN 380 WLTO, WHICH LIES TO THE WEST OF THE STRAIGHT PRODUCTION SLY OF THE EASTERN LIMIT OF LOT 8 PLAN 3527 WLTO EXC, PARCEL "A" PLAN 10373 WLTO

     SECONDLY: LOT 2 PLAN 21763 WLTO IN RL 19 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     Easement No. J23544
     Caveat No. 217089
     The Permitted Mortgages

C/T NO. 1416136

     FIRSTLY:  LOTS 1, 2 AND 3 PLAN 3527 WLTO
               IN RL 21 AND 22 PARISH OF ST CLEMENTS

     SECONDLY: PARCELS 1 TO 5 PLAN 6736 WLTO
               EXC OUT OF SAID PARCELS 4 AND 5: PLAN 32978 WLTO
               IN RL 21 TO 28 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     Caveat No. 144534
     Caveat No. 217089
     The Permitted Mortgages
     Caveat No. 2217728
     Caveat No. 2264931
     Builders Lien Nos. 2296942, 2311566 and 2312510

C/T NO. 1398765

     PARCEL 1: ALL THAT PORTION OF RL 24, PARISH OF ST CLEMENTS LYING TO THE WEST OF THE WESTERN LIMIT OF LORD SELKIRK HIGHWAY PLAN 3405 WLTO WHICH LIES TO THE EAST OF A LINE DRAWN SLY AT RIGHT ANGLES TO THE NORTHERN LIMIT OF SAID LOT, FROM A POINT IN THE SAME DISTANT WLY THEREON 660 FEET FROM SAID WESTERN LIMIT, EXC, FIRSTLY: PARCEL 3 PLAN 6736 WLTO AND SECONDLY: ROAD PLAN 10247 WLTO

     PARCEL 2: ALL THAT PORTION OF THE SLY 66 FEET PERP OF RL 25 OF SAID PARISH LYING TO THE WEST OF THE WESTERN LIMIT OF SAID HIGHWAY PLAN 3405 WLTO WHICH LIES TO THE EAST OF A LINE DRAWN NLY AT RIGHT ANGLES TO THE SOUTHERN LIMIT OF SAID LOT 25 FROM A POINT IN THE SAME DISTANT WLY THEREON 660 FEET FROM SAID WESTERN LIMIT.

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398786

     LOT 9 PLAN 3527 WLTO IN RL 21 AND 22 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398787

     LOTS 4, 5 AND 6 PLAN 3527 WLTO IN RL 21 AND 22 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398788

     E 1/2 OF LOT 7 PLAN 3527 WLTO IN RL 21 AND 22 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398804

     W 1/2 OF LOT 7 PLAN 3527 WLTO IN RL 21 AND 22 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398805

     ALL THAT PORTION OF RL 23, PARISH OF ST CLEMENTS, BOUNDED AS FOLLOWS: ON THE NORTH BY A LINE DRAWN SOUTH OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 99 FEET FROM THE NORTHERN LIMIT OF SAID LOT ON THE EAST BY THE WESTERN LIMIT OF PARCEL 3 PLAN 6736 WLTO ON THE SOUTH BY A LINE DRAWN NORTH OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 66 FEET FROM THE SOUTHERN LIMIT OF SAID LOT AND ON THE WEST BY THE EASTERN LIMIT OF PARCEL 4 PLAN 6736 WLTO

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398806

     ALL THAT PORTION OF THE SLY 66 FEET PERP OF RL 23 PARISH OF ST CLEMENTS, LYING TO THE WEST OF THE WESTERN LIMIT OF THE LORD SELKIRK HIGHWAY PLAN 3405 WLTO WHICH LIES TO THE EAST OF A STRAIGHT LINE DRAWN SLY AT RIGHT ANGLES TO THE NORTHERN LIMIT OF RL 24 OF SAID PARISH, FROM A POINT THEREIN DISTANT WLY THEREON 660 FEET FROM THE WESTERN LIMIT OF SAID HIGHWAY EXC, PARCEL 3 PLAN 6736 WLTO

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398808

     LOT 8 PLAN 3527 WLTO IN RL 21 AND 22 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398809

     ALL THAT PORTION OF THE SLY 66 FEET PERP OF RL 25 PARISH OF ST CLEMENTS WHICH LIES BETWEEN 2 LINES DRAWN AT RIGHT ANGLES TO THE SOUTHERN LIMIT OF SAID LOT FROM POINTS IN THE SAME DISTANT WLY THEREON 660 FEET AND 666 FEET FROM THE WESTERN LIMIT OF THE LORD SELKIRK HIGHWAY PLAN 3405 WLTO

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398811

     ALL THAT PORTION OF RL 21, PARISH OF ST CLEMENTS, TAKEN FOR SUNNYSIDE ROAD PLAN 3527 (NOW CLOSED) WHICH LIES TO THE WEST OF THE STRAIGHT PRODUCTION SLY OF THE WESTERN LIMIT OF LOT 8 PLAN 3527 WLTO EXC, ALL MINES AND MINERALS

     REGISTERED ENCUMBRANCES
     Caveat No. 217089
     The Permitted Mortgages

C/T NO. 1398813

     PARCEL 1: ALL THAT PORTION OF RL 23, PARISH OF ST CLEMENTS BOUNDED AS
     FOLLOWS: ON THE NORTH AND SOUTH BY 2 LINES DRAWN SOUTH OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 99 FEET AND 149 FEET FROM THE NORTHERN LIMIT OF SAID RL, ON THE EAST BY THE WESTERN LIMIT OF THE LORD SELKIRK HIGHWAY PLAN 3405 WLTO AND ON THE WEST BY A LINE DRAWN SLY AT RIGHT ANGLES TO THE NORTHERN LIMIT OF THE HEREIN DESCRIBED PARCEL OF LAND FROM A POINT IN THE SAME DISTANT WLY THEREON 80 FEET FROM WESTERN LIMIT OF SAID HIGHWAY EXC, ROAD PLAN 10247 WLTO.

     PARCEL 2: ALL THAT PORTION OF THE NLY 99 FEET PERP OF SAID RL 23 LYING TO THE WEST OF THE WESTERN LIMIT OF THE LORD SELKIRK HIGHWAY PLAN 3405 WLTO WHICH LIES TO THE EAST OF A LINE DRAWN AT RIGHT ANGLES TO THE NORTHERN LIMIT OF RL 24 OF SAID PARISH FROM A POINT THEREIN DISTANT WLY THEREON 660 FROM THE FEET SAID WESTERN LIMIT EXC OUT OF PARCEL 2, FIRSTLY: PARCEL 3 PLAN 6736 WLTO AND SECONDLY: ROAD PLAN 10247 WLTO.

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398815

     LOT 10 PLAN 3527 WLTO EXC, THE WLY 134 FEET OF THE SLY 150 FEET IN RL 21 AND 22 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398818

     ALL THAT PORTION OF RL 23, PARISH OF ST CLEMENTS, BOUNDED AS FOLLOWS: ON THE EAST BY THE WESTERN LIMIT OF THE LORD SELKIRK HIGHWAY PLAN 3405 WLTO ON THE WEST BY THE EASTERN LIMIT OF PARCEL 3 PLAN 6736 WLTO ON THE SOUTH BY A LINE DRAWN NORTH OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 66 FEET FROM THE SOUTHERN LIMIT OF SAID RL AND ON THE NORTH BY A LINE DRAWN SOUTH OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 99 FEET FROM THE NORTHERN LIMIT OF SAID RL EXC, FIRSTLY: ALL THAT PORTION OF THE NLY 50 FEET PERP WHICH LIES TO THE EAST OF A LINE DRAWN AT RIGHT ANGLES TO THE NORTHERN LIMIT OF THE LAND ABOVE DESCRIBED FROM A POINT IN THE SAME DISTANT WLY THEREON 80 FEET FROM SAID WESTERN LIMIT AND SECONDLY: PUBLIC ROAD PLAN 10247 WLTO

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398819

     ALL THAT PORTION OF RL 21, PARISH OF ST CLEMENTS TAKEN FOR SUNNYSIDE ROAD (NOW CLOSED) CONTAINED WITHIN THE LIMITS SHOWN PINK ON PLAN 3527 WLTO, LYING TO THE EAST OF THE STRAIGHT PRODUCTION SLY OF THE WESTERN LIMIT OF LOT 8 PLAN 3527 WLTO, WHICH LIES TO THE WEST OF THE STRAIGHT PRODUCTION SLY OF THE WESTERN LIMIT OF ELY 55 FEET OF SAID LOT 8 EXC, ALL MINES AND MINERALS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398820

     LOT 1 PLAN 20926 WLTO IN RL 28 AND 29 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398821

     ALL THOSE PORTIONS OF RL 26 AND 27, PARISH OF ST CLEMENTS LYING TO THE WEST OF PARCEL 5 PLAN 6736 WLTO WHICH LIE TO THE EAST OF THE EASTERN LIMIT OF THE RIGHT OF WAY OF RLY PLAN 380 WLTO

     REGISTERED ENCUMBRANCES
     Caveat No. 198384
     The Permitted Mortgages
     Builders Lien Nos. 2296942, 2311566 and 2312510

C/T NO. 1398824

     ALL THOSE PORTIONS OF RL 19 AND 20, PARISH OF ST CLEMENTS WHICH LIE TO THE WEST OF THE WESTERN LIMIT OF THE RIGHT OF WAY OF RLY PLAN 380 WLTO

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398826

     ALL THAT PORTION OF RL 25, PARISH OF ST CLEMENTS LYING TO THE WEST OF THE WESTERN LIMIT OF THE RIGHT OF WAY OF RLY PLAN 380 WLTO WHICH LIES TO THE EAST OF A LINE DRAWN WEST OF, PARALLEL WITH AND PERPENDICULARLY DISTANT 1082 FEET FROM SAID WESTERN LIMIT

     PERMITTED LIENS
     The Permitted Mortgages

C/T NO. 1398827

     LOT 1 PLAN 18880 WLTO IN RL 21 TO 25 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398830

     LOT 1 PLAN 16426 WLTO IN RL 27 AND 28 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398831

     LOT 1 PLAN 26644 WLTO IN RL 27 TO 30 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398833

     ALL THOSE PORTIONS OF RL 26, 27 AND 28, PARISH OF ST CLEMENTS LYING TO THE WEST OF A LINE DRAWN PARALLEL WITH THE WESTERN LIMIT OF THE RIGHT OF WAY OF RLY PLAN 380 WLTO AND ITS STRAIGHT PRODUCTIONS AND PERPENDICULARLY DISTANT WLY THEREFROM 99 FEET EXC OUT OF RL 27 AND 28, PLANS 16426 AND 26644 WLTO

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages

C/T NO. 1398835

     LOT 1 PLAN 21763 WLTO IN RL 19 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     Easement No. J23544
     The Permitted Mortgages

C/T NO. 1507428

     LOT 2 PLAN 34782 WLTO IN RL 28 TO 31 PARIS OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages
     Caveat No. 2059433
     Caveat No. 2059434
     Caveat No. 2087192
     Caveat No. 2162371

C/T NO. 1507432

     LOT 3 PLAN 34782 WLTO IN RL 28 TO 31 PARISH OF ST CLEMENTS

     REGISTERED ENCUMBRANCES
     The Permitted Mortgages
     Caveat No. 2059433
     Caveat No. 2059434
     Caveat No. 2087192

ENCUMBRANCES OUTSTANDING AGAINST GERDAU MRM STEEL INC. REAL PROPERTY



1.   Secured Party:                     Greater Winnipeg Gas Company
     Date Registered:                   May 7, 1969
     Registration Number:               J23544
     Consideration:                     0
     Comments:                          Easement

2.   Secured Party:                     Manitoba Hydro Electric Board
     Date Registered:                   217089
     Registration Number:               September 23, 1970
     Consideration:                     0
     Comments:                          Caveat

3.   Secured Party:                     Manitoba Power Commission
     Date Registered:                   October 26, 1942
     Registration Number:               144534
     Consideration:                     0
     Comments:                          Caveat

4.   Secured Party:                     Manitoba Hydro Electric Board
     Date Registered:                   July 14, 1965
     Registration Number:               198384
     Consideration:                     0
     Comments:                          Caveat

5.   Secured Party:                     The Canam Manac Group Inc.
     Date Registered:                   June 29, 1995
     Registration Number:               1922867
     Consideration:                     $30,000,000
     Comments:                          Mortgage

6.   Secured Party:                     Royal Bank of Canada
     Date Registered:                   September 10, 1996
     Registration Number:               2059433
     Consideration:                     0
     Comments:                          Caveat as to equitable mortgage and
                                        charge of the interest of 658817 Alberta
                                        Ltd., as lessee

7.   Secured Party:                     Royal Bank of Canada
     Date Registered:                   September 10, 1996
     Registration Number:               2059434
     Consideration:                     0
     Comments:                          Caveat as to equitable mortgage and
                                        charge by virtue of Mortgage of Lease by
                                        way of Sub-lease, executed by 658817
                                        Alberta Ltd.



8.   Secured Party:                     Manitoba Development Corporation
     Date Registered:                   November 29, 1996
     Registration Number:               2087192
     Consideration:                     0
     Comments:                          Charge granted by 658817 Alberta Ltd. to
                                        Manitoba Development Corporation over
                                        its interest in an Option Agreement to
                                        acquire title to lands described in
                                        C/T1507428

9.   Secured Party:                     658817 Alberta Ltd. and Black Cat Blades
                                        Ltd.
     Date Registered:                   July 15, 1997
     Registration Number:               2162371
     Consideration:                     0
     Comments:                          Option to purchase lands described in
                                        C/T150728 in favour of 658817 Alberta
                                        Ltd. and Black Cat Blades Ltd.


                                   SCHEDULE L
                                SECURITY SCHEDULE

PRIOR SECURITY

1.   Given by Courtice

     (a)  Guarantee of MRM's obligations dated as of December 18, 1998

     (b)  Guarantee of Gerdau Steel's obligations dated as of December 18, 1998

     (c)  Cdn.$50,000,000 Debenture dated October 31, 1989

     (d)  Debenture Pledge Agreement dated October 31, 1989

     (e)  Cdn.$50,000,000 Supplemental Debenture dated June 27, 1990

     (f)  Debenture Pledge Agreement dated June 27, 1990

     (g)  Debenture Amending Agreement dated November 8, 1996

     (h)  Debenture Delivery Agreement dated November 8, 1996

2.   Given by MRM

     (a)  Guarantee of Courtice's obligations dated as of December 18, 1998

     (b)  Guarantee of Gerdau Steel's obligations dated as of December 18, 1998

     (c)  Cdn.$80,000,000 Fixed and Floating Charge Debenture dated June 27,
          1995

     (d)  Hypothecation and Pledge of Debenture dated June 27, 1995

     (e) U.S.$20,000,000 Working Capital General Security Agreement (Inventory and Receivables) dated as of November 8, 1996

     (f)  Guarantee of Porter's obligations dated as of December 18, 1998

3.   Given by Gerdau Steel

     (a)  Guarantee of Courtice's obligations dated as of December 18, 1998

     (b)  Guarantee of MRM's obligations dated as of December 18, 1998

4.   Given by Gerdau S.A.

     (a) Cdn.$50,000,000 Guarantee of Courtice's obligations dated as of December 18, 1998

     (b) Cdn.$50,000,000 Guarantee of MRM's obligations dated as of December 18, 1998

5.   Given by Porter

     (a)  Guarantee of MRM's obligations dated as of December 18, 1998

6.   Given by GTL

     (a) Subordination by GTL in respect of Gerdau Steel and Courtice promissory notes

7.   Given by Oruscom S.A.

     (a) Subordination by Oruscom S.A. in respect of Gerdau Steel promissory note

OTHER EXISTING SECURITY

8.   Given by Courtice

     (a)  Guarantee of obligations of MRM and Gerdau Steel

     (b)  Guarantee of MRM Holdings' obligations

     (c)  Cdn.$350,000,000 Fixed and Floating Demand Debenture

     (d)  Debenture Delivery Agreement

     (e) Security under Section 427 of the Bank Act (Canada) in favour of Citibank Canada

     (f) Security under Section 427 of the Bank Act (Canada) in favour of The Chase Manhattan Bank of Canada

     (g) Security under Section 427 of the Bank Act (Canada) in favour of The Toronto-Dominion Bank

     (h)  Working Capital Security Agreement (Inventory and Receivables)

     (i)  Guarantee of obligations of USP

9.   Given by MRM

     (a)  Guarantee of obligations of Courtice and Gerdau Steel

     (b)  Guarantee of MRM Holdings' obligations

     (c)  Cdn.$350,000,000 Fixed and Floating Demand Debenture

     (d)  Debenture Delivery Agreement

     (e) Security under Section 427 of the Bank Act (Canada) in favour of Citibank Canada

     (f) Security under Section 427 of the Bank Act (Canada) in favour of The Chase Manhattan Bank of Canada

     (g) Security under Section 427 of the Bank Act (Canada) in favour of The Toronto-Dominion Bank

     (h)  Working Capital Security Agreement (Inventory and Receivables)

     (i) Stock Pledge of all issued Porter, MFT and MRM America shares, with deposit of stock certificates

     (j)  Guarantee of obligations of USP

10.  Given by Gerdau Steel

     (a)  Guarantee of obligations of Courtice and MRM

     (b)  Guarantee of MRM Holdings' obligations

     (c)  Cdn.$350,000,000 Fixed and Floating Demand Debenture

     (d)  Debenture Delivery Agreement

     (e) Security under Section 427 of the Bank Act (Canada) in favour of Citibank Canada

     (f) Security under Section 427 of the Bank Act (Canada) in favour of The Chase Manhattan Bank of Canada

     (g) Security under Section 427 of the Bank Act (Canada) in favour of The Toronto-Dominion Bank

     (h)  Working Capital Security Agreement (Inventory and Receivables)

     (i) Share Pledge of all issued Courtice and MRM Holdings shares, with deposit of share certificates

     (j) Stock Pledge of all issued Gerdau USA shares, with deposit of stock certificates

     (k)  Guarantee of obligations of USP

11.  Given by MRM Holdings

     (a)  Guarantee of obligations of Gerdau Steel and MRM

     (b)  Cdn.$350,000,000 Fixed and Floating Charge Debenture

     (c)  Debenture Delivery Agreement

     (d) Share Pledge of all issued MRM shares, with deposit of share certificates

12.  Given by Porter

     (a) Cdn.$350,000,000 Guarantee of obligations of Courtice, MRM and Gerdau Steel

     (b)  Security Agreement

     (c)  Working Capital Security Agreement (Inventory and Receivables)

13.  Given by Gerdau USA

     (a)  Cdn.$350,000,000 Guarantee of Gerdau Steel's obligations

     (b) Stock Pledge of all issued FLS shares held by Gerdau USA, with deposit of stock certificates

14.  Given by FLS

(a)  Cdn.$350,000,000 Guarantee of Gerdau Steel's obligations

(b) Stock Pledge of all issued Capital Stock of AmeriSteel held by FLS, with deposit of stock certificate

15.  Given by Gerdau S.A.

(a)  Cdn.$350,000,000 Guarantee of obligations of Courtice, MRM and Gerdau Steel

(b)  Subordination Agreements

16.  Given by GTL Netherlands

     (a) Subordination by GTL Netherlands in respect of Gerdau Canada Group Indebtedness

17.  Given by Oruscom S.A.

     (a) Subordination by Oruscom S.A. in respect of Gerdau Steel promissory note

18. Given by all Gerdau S.A. Group Members (excluding the Intermediate Holding Company, the Gerdau Canada Subgroup Interim Holding Company and the Gerdau Canada Subgroup Holding Company) and the Agent

     (a) Security Co-ordination Agreement among all the aforesaid Gerdau S.A. Group Members and the Agent

19.  Given by the Gerdau Canada Group and Gerdau S.A.

     (a) Confirmation of Security Agreement, among the Gerdau Canada Group and Gerdau S.A. in favour of the Agent

20.  Given by USP

     (a)  Guarantee of obligations of each of Gerdau Steel, Courtice and MRM

     (b)  Security Agreement

     (c) Stock Pledge, with deposit of share certificates representing all shares in NSULC

21.  Given by NSULC

     (a) Guarantee of obligations of each of Gerdau Steel, Courtice, MRM and USP

     (b) Stock Pledge, with deposit of stock certificates representing all special shares in Gerdau USA and all shares in Finco

22.  Given by Finco

     (a) Guarantee of obligations of each of Gerdau Steel, Courtice, MRM and USP

     (b) Pledge, with deposit of U.S.$182,000,000 promissory notes issued by Gerdau USA

23. Given by each of Gerdau S.A., Gerdau Steel, Courtice, USP, MRM, MRM Holdings, Porter, Gerdau USA, FLS, NSULC and Finco

     (a)  Confirmation of Security Agreements in favour of the Agent

24.  Given by Gerdau USA

     (a)  Confirmation of Deposit of Share Certificate.

NEW SECURITY


25.  To be given by Gerdau Canada Subgroup Interim Holding Company

     (a)  Guarantee of obligations of Courtice, MRM, Gerdau Steel and USP

     (b)  Delivery of share certificates representing the Exchanged Co-Steel
          Shares

26.  To be given by Gerdau Steel

     (a) Delivery of share certificates representing the issued Capital Stock of the Gerdau Canada Subgroup Interim Holding Company and the Exchanged Co-Steel Shares
     to be held by the Agent pursuant to the Gerdau Steel Cdn.$350,000,000 Debenture

27.  To be given by each applicable Gerdau S.A. Group Member

     (a) Confirmation of Guarantees and Security Agreements in favour of the Agent

                                   SCHEDULE M
                      FORM OF REPAYMENT/CANCELLATION NOTICE

TO:       The Toronto-Dominion Bank
          66 Wellington Street West, 38th Floor
          Toronto Dominion Bank Tower
          Toronto, Ontario
          M5K 1A2

          Attention: Vice President, Loan Syndications - Agency

RE:       GERDAU STEEL INC.

          Reference is made to an amended and restated loan agreement (the "LOAN AGREEMENT") initially dated as of November 8, 1996, as further amended and restated by agreement dated as of October 22, 2002, and as further amended, supplemented, restated or novated from time to time, among Gerdau Steel Inc. and Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc. and GUSAP Partners, as Borrowers, the Institutions named therein as Lenders and The Toronto-Dominion Bank as Agent. All terms used in this Repayment Notice which are defined in the Loan Agreement have the respective meanings attributed to them in the Loan Agreement.

          [Notice is hereby given in accordance with Section [      ] of the
Loan Agreement that the undersigned wishes to cancel the [Revolver/Term]
Facility by the amount of Cdn.$[      ].]*

          Notice is hereby given in accordance with Section [      ] of the Loan
Agreement that the undersigned wishes to repay a Borrowing, and in connection therewith, the undersigned advises the Agent that the [specify type of Borrowing] in the amount of [specify amount and currency] will be repaid on [specify date].

                  DATED as of the [      ] day of [      ], [      ]. *
                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:


* AS APPLICABLE

                                   SCHEDULE N
                        ENVIRONMENTAL DISCLOSURE SCHEDULE



                                      None

                                   SCHEDULE O
                          INTELLECTUAL PROPERTY RIGHTS



1. Courtice and MRM License the use of the Gerdau name and marks from an affiliate of Gerdau S.A. Beheer-en Beleggingsmaatshappij Hagrola B.V.

2. Trade-Mark: GERDAU & Design - Registration No. 410,293 - Registered April 2, 1993

     Owner: Courtice Steel Inc.

     This mark is registered for metal products, namely, pig iron, continuous casting billets, concrete reinforcing bars, angles, channels, galvanized wire, annealed wire, etc.

                                   SCHEDULE P
                             CHIEF EXECUTIVE OFFICES



GERDAU S.A. GROUP MEMBER                                              LOCATION
------------------------                                            ------------
Courtice                                                               Ontario

MRM                                                                   Manitoba

Gerdau Steel                                                           Ontario

USP                                                                    Ontario

MRM Holdings                                                           Ontario

Gerdau Canada Subgroup Interim Holding Company                         Ontario

Gerdau Canada Subgroup Holding Company                               Nova Scotia

Gerdau USA                                                            Delaware

AmeriSteel                                                             Florida

NSULC                                                                Nova Scotia

Finco                                                                 Delaware

Porter                                                              North Dakota

Gerdau S.A.                                                            Brazil

MFT                                                                   Delaware

MRM America                                                           Delaware

AmeriSteel Bright Bar                                                   Ohio
